UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WK KELLOGG CO
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024 Proxy Statement and Notice of the Annual Meeting of Shareowners

Message from the Chairman and
Chief Executive Officer
WK KELLOGG CO
BATTLE CREEK,
MICHIGAN 49017-3534
Dear Fellow Shareowners,
On behalf of the Board of Directors, it is my pleasure to invite you to attend the first ever Annual Meeting of Shareowners of WK Kellogg Co. This inaugural meeting marks another exciting ‘first’ in our journey as an independent public company. Our meeting will take place at 1:00 p.m. Eastern Time on Thursday, May 2, 2024, and will be available exclusively online via live webcast at www.virtualshareholdermeeting.com/KLG2024.
2023 was a transformational year for WK Kellogg Co as we began to write the next chapter of our founder W.K. Kellogg’s original story. On October 2, 2023, our spin off from Kellanova was successfully completed, and we introduced ourselves to the world as a leading food company in the U.S., Canada, and Caribbean positioned to build on our strong foundation in cereal and fulfill our purpose to create joy and connection to inspire Gr-r-reat days. We are indeed a 118-year-old start-up, with the legacy and attitude to match.
We have already started to make steady progress executing on each of our strategic priorities – driving an integrated commercial plan to win, modernizing our supply chain, and unleashing an energized and winning culture. In 2023, we delivered standalone adjusted net sales growth of 2.8% and a standalone adjusted EBITDA margin of 9.4%, a 290-basis point improvement.
Our many accomplishments in 2023 were only possible because of the hard work and dedication of the WK Kellogg Co team. I want to thank our dedicated 3,000+ employees for the tremendous effort that went into supporting WK Kellogg Co as an independent public company. I could not be prouder of how our team is operating and the passion they show every day to drive our business forward.
And we are just getting started …
Looking ahead, we remain focused on winning in cereal, integrating end-to-end to drive better execution, and investing in capabilities, technology, and infrastructure. We will be making it better every day, the WK Way.
Taken together, this combination of focused priorities, integrated teams, intentional investment, and an energized and winning culture is creating a more dynamic, efficient, and profitable organization. We are positioned to deliver our financial objectives, including driving stable top line and share growth, unlocking EBITDA growth and margin expansion, and creating long-term value for our Shareowners.
I am truly excited about the singular opportunity ahead of us and proud of the company we are building. Our foundation is strong, and we have charted our path to long-term value creation. Thank you for your continued investment in WK Kellogg Co as we shape our next chapter of success in 2024 and beyond.
Sincerely,

Gary Pilnick Chairman and Chief Executive Officer March 21, 2024

One Kellogg Square
Battle Creek, Michigan 49017-3534
Notice of the Annual Meeting of Shareowners
Background

Date and Time	Virtual Meeting	Record Date

May 2, 2024 at 1:00 p.m. Eastern Time	Live webcast at www.virtualshareholdermeeting.com/KLG2024	Only Shareowners of record at the close of business on March 4, 2024 will receive notice of and be entitled to vote at the meeting or any adjournments or postponements.

Voting Items

Proposal		Board Voting Recommendation

1	To elect two Directors for a two-year term to expire at the 2026 Annual Meeting of Shareowners	FOR each director nominee

2	To vote on an advisory resolution to approve the executive compensation of our named executive officers	FOR

3	To vote on an advisory basis on the frequency of future advisory votes on executive compensation	ONE YEAR

4	To ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2024 fiscal year	FOR

5	To approve an amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan	FOR
Shareowners will also take action upon any other matters that may properly come before the meeting, or any adjournments or postponements thereof.
The Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/KLG2024. There will not be an option to attend the meeting in person.
Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on May 2, 2024: The Proxy Statement and 2023 Annual Report on Form 10-K are available at https://investor.wkellogg.com/overview. Beginning on or about March 21, 2024, we are mailing either a Notice of Internet Availability of Proxy Materials containing instructions on how to vote your shares and how to access the accompanying Proxy Statement and our 2023 Annual Report on Form 10-K online (or request a paper or e-mail copy of these proxy materials), or a printed copy of these proxy materials, as required by the rules of the Securities and Exchange Commission.
We look forward to the meeting.
By Order of the Board of Directors,
Norma Barnes-Euresti
Chief Legal Officer and Secretary
March 21, 2024

Forward-Looking Statements and Non-GAAP Financial Measures
Forward-Looking Statements
This Proxy Statement contains a number of forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” "would," or words or phrases of similar meaning. You are cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.
Our future results could be affected by a variety of other factors, including a decline in demand for ready-to-eat cereals; supply chain disruptions and increases in costs and/or shortages of raw materials, labor, fuels and utilities as a result of geopolitical, economic and market conditions; consumers’ perception of our brands or company; business disruptions; our ability to drive our growth targets to increase revenue and profit; our failure to achieve our targeted cost savings and efficiencies from cost reduction initiatives; strategic acquisitions, alliances, divestitures or joint ventures or organic growth opportunities we may pursue in the future; material disruptions at one of our facilities; our ability to attract, develop and retain the skilled people we need to support our business; a shortage of labor, our failure to successfully negotiate collectively bargained agreements, or other general inflationary pressures or changes in applicable laws and regulations that could increase labor costs; an increase in our post-retirement benefit-related costs and funding requirements caused by, among other things, volatility in the financial markets, changes in interest rates and actuarial assumptions; our inability to obtain sufficient capital to grow our business and to increase our revenues; an impairment of the carrying value of goodwill or other acquired intangibles; increases in the price of raw materials, including agricultural commodities, packaging, fuel and labor; increases in transportation costs and reduced availability of, or increases in, the price of oil or other fuels; competition, including with respect to retail and shelf space; the changing retail environment and the growing presence of alternative retail channels; the successful development of new products and processes; adverse changes in the global climate or extreme weather conditions; and other risks and uncertainties detailed from time to time in our reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including our Registration Statement on Form 10, Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, Current Reports on Form 8-K and other documents filed with the SEC. Forward-looking statements speak only as of the date of this Proxy Statement, and we undertake no obligation to publicly update them except as required by law.
Non-GAAP Financial Measures
The non-GAAP financial measures in this Proxy Statement are supplemental measures of our Company’s performance. These non-GAAP financial measures that we provide to management and investors exclude certain items that we do not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding our underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures.
Because non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.
Non-GAAP financial measures should not be used exclusively in evaluating our business and operations. Please see Appendix A of this Proxy Statement for additional detail regarding these non-GAAP financial measures and a reconciliation between each non-GAAP financial measure and the most directly comparable GAAP financial measure.

About WK Kellogg Co

WK Kellogg Co At a Glance

WK Kellogg Co (NYSE: KLG), founded in 2023, is a leading manufacturer, marketer and distributor of ready-to-eat cereal. Our beloved brands include Kellogg's Frosted Flakes®, Special K®, Froot Loops®, Kellogg's Raisin Bran®, Vector®, [Frosted] Mini-Wheats®, Rice Krispies®, Kashi®, Bear Naked®, and more.

Our Strategic Framework

Our Purpose

What We Do

We bring our best to everyone, every day through our trusted foods and brands

Our Priorities

- Drive an Integrated Commercial Plan to Win in Cereal
- Invest to Modernize our Supply Chain
- Unleash a Purpose-Driven Culture

Our Beliefs and Behaviors

A 118-year-old startup that's **bold, scrappy** and a **connected** community that inspires **gr-r-eat days,** where we...

Our Beliefs and Behaviors

Our Behaviors are grounded in our beloved K Values; they are the foundation of what we stand for and who we'll become as a new company.

Frosted
Mini
Wheats

"I'll invest my money in *people.*"

W.K. Kellogg

1.

Bring Out the *Best* in Each Other

2.

Show Up as *One* Company

3.

Create and Act *Boldly*

4.

Have a *'Make It Better'* Mindset

5.

Win with *Purpose*

Contents

1	Proxy Voting Summary
3	Board and Corporate Governance
	3	PROPOSAL 1 ELECTION OF DIRECTORS
	5	Nominees for Election for a Two-Year Term Expiring at the 2026 Annual Meeting
	6	Continuing Directors to Serve Until the 2025 Annual Meeting
	8	Continuing Directors to Serve Until the 2026 Annual Meeting
	10	Corporate Governance
	10	Board-Adopted Corporate Governance Guidelines
	11	Board Structure; Communication with the Board
	15	Board Oversight of Enterprise Risk
	17	Majority Voting for Directors; Director Resignation Policy
	17	Director Independence
	17	Related Person Transactions
	20	Shareowner Recommendations for Director Nominees
	20	Attendance at Annual Meetings
	20	Code of Conduct/Code of Ethics
	20	Availability of Corporate Governance Documents
	21	Board and Committee Membership
	24	2023 Director Compensation and Benefits
	26	Directors’ Compensation Table
27	Compensation
	27	PROPOSAL 2 ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
	27	Compensation and Talent Management Committee Report
	27	Core Principles
	28	Compensation Approach
	28	2023 Performance/Payouts
	29	Compensation Discussion and Analysis
	30	Key Decisions Summary
	30	Core Principles
	33	Compensation Approach
	35	Compensation Plans and Design
	42	Compensation Policies
	45	Executive Compensation
	45	Summary Compensation Table
	47	Grant of Plan-Based Awards Table
	49	Outstanding Equity Awards at Fiscal Year-End Table
	50	Option Exercises and Stock Vested Table

	50	Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
	50	U.S. Defined Contribution Plans
	51	Non-Qualified Deferred Contribution Plans
	52	Potential Post-Employment Payments
	52	Severance Benefits
	53	Involuntary Termination - No Change of Control
	54	Retirement, Disability and Death
	54	Potential Change of Control Payments
	61	PROPOSAL 3 ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ONE YEAR
62	Audit Committee Matters
	62	PROPOSAL 4 RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	62	Oversight of Independent Registered Public Accounting Firm
	63	Independent Registered Public Accounting Firm Tenure and Rotation
	63	Fees Paid to Independent Registered Public Accounting Firm
	63	Preapproval Policies and Procedures
	64	Audit Committee Report
65	Management Proposal
	65	PROPOSAL 5 APPROVAL OF AN AMENDMENT TO THE WK KELLOGG CO 2023 LONG-TERM INCENTIVE PLAN
75	Security Ownership
	75	Five Percent Holders
	76	Officer and Director Stock Ownership
77	About The Meeting
	77	Information About this Proxy Statement
	77	Who Can Vote - Record Date
	78	How to Vote - Proxy Instructions
	79	Revocation of Proxies
	79	Quorum
	80	Required Vote
	80	Other Business
	80	Costs
81	Miscellaneous
82	Appendix A: Non-GAAP Financial Measures
85	Appendix B: 2024 Long-Term Incentive Plan

Board Voting Recommendation "FOR"

Proxy Voting Summary
You have received this proxy Statement because the WK Kellogg Co Board of Directors (the "Board") is soliciting your proxy to vote your shares at the 2024 Annual Meeting of Shareowners of WK Kellogg ("Annual Meeting") to be held at 1:00 p.m. Eastern Time on Thursday, May 2, 2024, or any adjournments or postponements thereof. The following proxy voting summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
References in this Proxy Statement to “WK Kellogg,” the “Company,” “we,” “us,” or “our” refer to WK Kellogg Co, which was formed to hold the assets, liabilities and operations associated with the North American cereal business and operations previously conducted by Kellogg Company (which is now known as Kellanova). On October 2, 2023, WK Kellogg became a standalone public company after being spun off by Kellanova (referred to herein as the "Spin" or “Spin Off”).

PROPOSAL 1 Election of Directors	See further information beginning on page 3

The Board recommends a vote FOR the re-election of each of Zack Gund and Gary Pilnick.

PROPOSAL 2 Advisory Resolution on Executive Compensation	See further information beginning on page 27

The Board recommends a vote FOR the advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 3 Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	See further information beginning on page 61

The Board recommends a vote FOR the option of one year as the frequency with which Shareowners are provided advisory votes on executive compensation.

Proxy Voting Summary

PROPOSAL 4 Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	See further information beginning on page 62

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

PROPOSAL 5 Approval of an amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan	See further information beginning on page 66

The Board recommends a vote FOR the approval of an amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan

Board and Corporate Governance

PROPOSAL 1 Election of Directors

The Board recommends a vote FOR each director nominee.

For more than 118 years, consumers have counted on WK Kellogg's business to offer them great-tasting, high-quality and nutritious ready-to-eat cereals. In order for the Board to effectively guide WK Kellogg to long-term sustainable, dependable performance, we believe it should be composed of individuals with sophistication and experience in the key disciplines that impact our business. To best serve WK Kellogg and our Shareowners, we seek to have a board of directors that, as a whole, possesses experience in key corporate disciplines, including public company leadership, accounting and financial acumen, people management, risk management, spin off experience and sustainability and corporate responsibility. We also seek expertise related to WK Kellogg’s industry, such as branded consumer products and consumer dynamics, health and nutrition, innovation, marketing, brand building, manufacturing and supply chain, regulatory and government affairs, the retail environment, and sales and distribution.
The Nominating and Governance ("N&G") Committee will consider a slate of candidates from a variety of different backgrounds when filling Board vacancies. The N&G Committee believes that all Directors must, at a minimum, meet the criteria outlined in the WK Kellogg Co Board of Directors' Code of Conduct and our publicly available Corporate Governance Guidelines, which specify, among other things, that the N&G Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. The N&G Committee also considers a nominee’s differences in viewpoint, professional experience, background, education, and skill. The N&G Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. The N&G Committee seeks to have a Board that is representative of our business, Shareowners, consumers, customers, and employees. While different backgrounds and perspectives are critical in Board composition (as demonstrated by the variety of backgrounds of our Directors) and the Board's consideration of diversity when evaluating Board members is included in our Corporate Governance Guidelines, the Board has otherwise not established a formal policy regarding diversity. In evaluating Board members, the N&G Committee considers a combination of factors for each Director nominee, including whether the nominee (1) has the ability to represent all Shareowners without a conflict of interest; (2) has the ability to work in and promote a productive environment; (3) has sufficient time and willingness to fulfill the substantial duties and responsibilities of a Director; (4) has demonstrated the high level of character and integrity that we expect; (5) possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company; (6) has the ability to apply sound and independent business judgment; and (7) has diverse attributes such as background, qualifications and personal characteristics.
Moreover, each of our Directors is expected to possess the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Shareowners: accountability, ethical leadership, integrity, and sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend constructive solutions, a keen awareness of the business and social realities of the business environment in which WK Kellogg operates, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other Directors. The N&G Committee conducts an annual review of our Directors and at this time affirms that all of our Directors meet the criteria and qualifications set forth in our Board of Directors Code of Conduct, our Corporate Governance Guidelines and the criteria set forth above for director nominees. Finally, while our Directors possess numerous qualities and experiences that make them effective fiduciaries for the Company, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to the Board’s ability to exercise its oversight function for WK Kellogg and its Shareowners, and guide the long-term sustainable, dependable performance of WK Kellogg.

Board and Corporate Governance
Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”) provide that the Board shall be composed of not less than six and no more than fifteen Directors. The Board is currently comprised of eight members. From time to time, the size of the Board may be expanded to add outstanding candidates or to prepare for an orderly transition with respect to departures of Directors.
The Board is currently divided into three classes, with the classes as nearly equal in number as possible. Our Certificate of Incorporation provides that this classified structure will no longer exist and “sunset” beginning at our 2026 Annual Meeting, meaning that all of our Director nominees will stand for election at the 2026 Annual Meeting for one-year terms and all of our Directors will thereafter be subject to annual re-election.
Based upon the recommendation of the N&G Committee, the Board has nominated the two Directors nominees named herein for election at the Annual Meeting each to serve for a two-year term ending at the 2026 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier of death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Biographical information for each of the Director nominees is set forth below. Also set forth below is a non-exhaustive description of the specific skills and experience of each nominee that were considered by the N&G Committee, in the context of the needs of the Board as a whole, in determining that these individuals were qualified to serve on the Board.
The Board recommends that the Shareowners vote “FOR” each of the following nominees: Zack Gund and Gary Pilnick. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

Skills and Experience of our Directors
The Board is comprised of individuals with experience in key areas relevant to WK Kellogg and collectively possesses the mix of skills and experience necessary to provide appropriate oversight of a company the size and complexity of WK Kellogg. Each director was recruited based on the unique experience, qualifications and skills that they bring to the Board. This blend of diverse backgrounds provides the Board with the benefit of a broad array of perspectives. The following skills and areas of expertise have been identified by the Board as core competencies:

Public Company Leadership	Directors who have served as chief executive officers / senior executives in public companies bring valuable experience and practical insight to assist management and in formulating and executing effective company strategy. They also challenge and motivate management to align resources with strategic objectives and take the necessary actions to achieve desired results. Further more, they were able to identify, develop and manage leadership potential within the organization.	✓
Manufacturing and Supply Chain	Directors who have experience managing / overseeing supply chain strategy across a large, complex enterprise provide valuable insights into supply chain strategy and provide guidance to assist the Company in executing its strategic priorities.	✓
Marketing, Innovation, and Brand Building	Directors who have experience with relevant and modern marketing approaches provide meaningful perspective to assist management to effectively communicate the story of a consumer products company; develop innovation strategies; and develop the strategies to help our brands attract and retain consumers and customers and stand out from competitor offerings.	✓
Sales	Directors who have sales expertise in a wide variety of sales channels, including new and evolving consumer channels in e-commerce, omni-channel and digital businesses.	✓
Accounting and Financial Acumen	Directors with a strong understanding of accounting and finance is important to ensure the integrity of our financial reporting and critically evaluate our performance as a company.	✓
People Management	Directors with experience in setting the strategy for and otherwise managing people and teams, including recruitment, retention, development and compensation.	✓

Board and Corporate Governance

Risk Management	Directors with experience managing various enterprise risks at companies in industries with similar risks and addressing issues when they arise to provide oversight, managing risk, and continuously improving our risk management processes.	✓
Spin off Experience	Directors who have managed through recent spin off or similar transactions provide us guidance and practical insights as our company stands-up functions and processes needed as a standalone public company established from a spin off of a well-established, larger global public company.	✓
Sustainable Business Practices and Corporate Responsibility	Directors with experience and exposure in identifying the risks and opportunities in sustainable business practices and corporate responsibility can help the Company identify value-creation strategies and goals that will have the most positive impact on our business.	✓
Each of our Directors possesses many of these competencies. For purposes of this Proxy Statement, the Director biographies provide a non-exhaustive list of the key competencies for each Director.
Nominees for Election for a Two-Year Term Expiring at the 2026 Annual Meeting

ZACK GUND | LEAD DIRECTOR | 53
Managing Partner of Coppermine Capital, LLC
Mr. Gund is currently a Managing Partner of Coppermine Capital, LLC, a private investment firm he founded in 2001. In this role, Mr. Gund makes investment decisions and oversees several portfolio companies across many different sectors. His work has spanned both the manufacturing and service industries, including food manufacturing. Mr. Gund has served as a member board of directors of Kellanova (formerly Kellogg Company), a global consumer products company, since December 2014, where he chairs the Manufacturing Committee and also serves on its Compensation & Talent Management Committee and Nominating & Governance Committee.

Director since October 2023 Committees •Nominating & Governance (Chair) •Compensation and Talent Management
Director Qualifications
As a result of these professional and other experiences, Mr. Gund brings particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to), Public Company Leadership, Manufacturing and Supply Chain and Sales, and Marketing and Innovation. Additionally, he brings the perspective of an investor who is focused on the long-term health and vitality of the Company and establishing a solid foundation for future growth and profitability. Mr. Gund has significant public company board experience (including specific experience in auditing, manufacturing, and marketing oversight), which strongly positions him to serve as the Lead Director of WK Kellogg.

Board and Corporate Governance

GARY PILNICK | 59
Chairman and Chief Executive Officer of WK Kellogg Co
Mr. Pilnick was appointed as Chairman and Chief Executive Officer of WK Kellogg effective upon the completion of the Spin Off. Prior to his current role, he served as Vice Chairman, Corporate Development and Chief Legal Officer of Kellogg Company (now Kellanova), a global consumer products company, since January 2016. In August 2003, he was appointed Senior Vice President, General Counsel and Secretary, and had been a member of Kellogg Company's Executive Committee for over 20 years, and assumed responsibility for the global Corporate Development function in June 2004. He joined Kellogg Company as Vice President, Deputy General Counsel and Assistant Secretary in September 2000 and served in that position until August 2003. Before joining Kellogg Company, he served as Vice President and Chief Counsel of Sara Lee Branded Apparel (now Hanesbrands) an apparel company, and as Vice President and Chief Counsel, Corporate Development and Finance at Sara Lee Corporation, formerly a consumer goods corporation now held by Kohlberg & Company after being acquired by Tyson Foods.

Director since November 2022 Committees None
Director Qualifications
As a result of these professional and other experiences, Mr. Pilnick possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to), Public Company Leadership, People Management, and Marketing, Innovation and Brand Building experience. Additionally, drawing on his 23-year senior leadership tenure at Kellogg Company prior to the Spin Off, Mr. Pilnick has an in-depth knowledge of, and passion for, our business and people, which positions him well to serve as our Chairman.

Continuing Directors to Serve Until the 2025 Annual Meeting

MICHAEL CORBO | 64
Former Chief Supply Chain Officer of Colgate-Palmolive Company
Mr. Corbo retired from Colgate-Palmolive Company, a consumer products company, where he served as its Chief Supply Chain Officer from April 2011 to January 2023. Prior to January 2023, he served in various roles with Colgate-Palmolive, including, Vice President, Global Oral Care, Supply Chain from April 2005 to April 2011 and Vice President, Manufacturing Operations, Latin America from April 2001 to April 2005.

Director since October 2023 Committees •Audit •Nominating & Governance
Director Qualifications
As a result of these professional and other experiences, Mr. Corbo possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) Manufacturing and Supply Chain, Financial Acumen, and Marketing, Innovation and Brand Building. Mr. Corbo experience leading supply chain for a global consumer products company makes him well positioned to critically and thoughtfully review and participate in the Board's oversight of the Company’s supply chain strategic initiatives.

Board and Corporate Governance

RAMÓN MURGUÍA | 65
Owner of Murguía Law Firm
Mr. Murguía has been owner of Murguía Law Firm since he established the firm in September 1991 and has served as a trustee of the W.K. Kellogg Foundation, an independent, private foundation (and one of the largest philanthropic foundations in the U.S.), since April 2007. Mr. Murguĺa has also served as a director of Country Club Bank for nearly 20 years and serves on the non-profit boards of the Wyandotte Health Foundation, Union Station Kansas City, Kansas University Endowment Association, the Wildflowers Institute and the Nelson-Atkins Museum of Art.

Director since October 2023 Committees •Compensation and Talent Management •Nominating & Governance
Director Qualifications
As a result of these professional and other experiences, Mr. Murguía possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) Risk Management, Sustainable Business Practices and People Management. Based upon his legal career and service as a director on for-profit and non-profit boards, he brings valuable insights on public policy and community relations to the Board.

MINDY SHERWOOD | 57
President, Global Walmart and Chief Sales Officer of The Procter & Gamble Company
Ms. Sherwood has served as the President, Global Walmart and Chief Sales Officer of the Procter & Gamble Company, a consumer goods company, since July 2021 and leads strategy and capability for Procter & Gamble sales across all categories and regions as well as the global Walmart business, Procter & Gamble's largest customer. During her over 30-year career at Procter & Gamble and prior to her current role at that company, Ms. Sherwood served as its President, Global Walmart from July 2019 to July 2021, Vice President, Global Walmart from January 2015 to July 2019; Vice President, Sales, Beauty Care, Walmart from September 2014 to January 2015; and Vice President, Nordics, Europe Region from October 2012 to September 2014.

Director since October 2023 Committees •Compensation and Talent Management •Nominating & Governance
Director Qualifications
As a result of these professional and other experiences, Ms. Sherwood possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to), Sales, Marketing, Innovation and Brand Building, Public Company Leadership and People Management. Specifically, drawing on her 30-year career covering all aspects of sales, she brings a unique perspective on sales strategy and building relationships with our customers to the Board.

Board and Corporate Governance
Continuing Directors to Serve Until the 2026 Annual Meeting

WENDY ARLIN | 53
Former Chief Financial Officer of Bath & Body Works, Inc.
Ms. Arlin served as Chief Financial Officer of Bath & Body Works, Inc. (“BBWI”), a home fragrance, body care and soaps and sanitizer products retailer, from August 2021 through July 2023. Prior to serving in that role and prior to the spin off of BBWI, Ms. Arlin served as Senior Vice President, Finance and Corporate Controller of L Brands, Inc. (now Bath & Body Works, Inc.), a specialty retailer, leading the corporate finance, financial reporting, accounting, and financial shared services functions from 2005 to 2021. Prior to joining L Brands in 2005, Ms. Arlin spent 12 years at KPMG LLP, a global professional services firm, in the audit practice and ultimately held the position of partner in charge of the central Ohio consumer and industrial/information, communications and entertainment businesses practices. Ms. Arlin also serves as a director of Kohl's Corporation and The Wendy's Company.

Director since September 2023 Committees •Audit (Chair) •Compensation and Talent Management
Director Qualifications
As a result of these and other experiences, Ms. Arlin has been determined by the Board to be an “audit committee financial expert” as defined under Securities and Exchange Commission ("SEC") regulations, and brings significant accounting, auditing and financial reporting expertise to the Board. Additionally, she brings and possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) Spin Experience, Risk Management Experience and Public Company Leadership. Additionally, Ms. Arlin's service on other public company boards allows her to provide insight into oversight and corporate governance matters for the Board.

R. DAVID BANYARD, JR. | 55
President and Chief Executive Officer of MasterBrand, Inc.
Mr. Banyard is the President and Chief Executive Officer of MasterBrand, Inc., the largest manufacturer of residential cabinets in North America, and has served in that role since December 2022, when Fortune Brands Innovations, Inc. spun off MasterBrand, Inc. Prior to his current role, Mr. Banyard served as President of MasterBrand Cabinets, Inc., the cabinets segment of Fortune Brands Home and Security, Inc., from 2019 to 2022. Mr. Banyard previously served as President and Chief Executive Officer of Myers Industries, Inc., an international manufacturer of packaging, storage and safety products and specialty molding, from 2015 to 2019. Prior to that role, Mr. Banyard was Group President, Fluid Handling Technologies at Roper Technologies, Inc., a diversified technology company, from 2010 to 2015. Mr. Banyard began his business career at Danaher Corporation, a science and technology company, where he held a variety of management roles from 2004 to 2010, including Vice President and General Manager of Kollmorgen’s Vehicle Systems business. Mr. Banyard also completed an 11-year career in the U.S. Navy as a fighter pilot.

Director since October 2023 Committees •Compensation and Talent Management (Chair) •Audit
Director Qualifications
As a result of these professional and other experiences, Mr. Banyard possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) Spin Experience, People Management, Financial Acumen and Risk Management Experience. In addition, given his experience leading MasterBrand, Inc. as a new public company following its spin-off from Fortune Brands, Home and Security, Inc. Mr. Banyard brings a unique insight on managing and implementing new public company functions to the Board.

Board and Corporate Governance

JULIO NEMETH | 63
Former Chief Product Supply Officer of The Procter & Gamble Company
Mr. Nemeth served as the Chief Product Supply Officer at the Procter & Gamble Company, a consumer goods company, from May 2019 to May 2023. In this role, Mr. Nemeth led Procter & Gamble’s global product supply organization, which includes over 100 manufacturing plants and roughly 200 distribution centers around the world. Prior to this role, Mr. Nemeth held numerous senior roles with Procter & Gamble since 1990, including President, Global Business Services from January 2015 to April 2019 and Senior Vice President, Product Supply, Global Operations from July 2013 to December 2014. Mr. Nemeth has served on the board of directors of The Boston Beer Company, Inc. since January 2020.

Director since October 2023 Committees •Audit •Nominating & Governance
Director Qualifications
As a result of these professional and other experiences, Mr. Nemeth possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) Manufacturing and Supply Chain, Public Company Leadership, and Accounting and Financial Acumen. Mr. Nemeth's experience leading supply chain for a global consumer products company makes him well positioned to critically and thoughtfully review and guide the Company’s supply chain strategic initiatives for the Board. Additionally, Mr. Nemeth also has other public company board experience, which allows him to provide insight into risk oversight and corporate governance matters for the Board.

Board and Corporate Governance
Corporate Governance
Board-Adopted Corporate Governance Guidelines
We operate under corporate governance principles and practices (“Corporate Governance Guidelines”) that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners and promote high ethical conduct among our Directors and employees. Our Corporate Governance Guidelines include the following:

Board Independence
•A majority of the Directors, and all of the members of the Audit Committee, Compensation and Talent Management Committee (the "Compensation Committee") and N&G Committee, are required to meet the applicable independence requirements of the New York Stock Exchange and the SEC.
•One Director is designated a Lead Director, who, among other things, chairs executive session meetings of the independent, non-employee Directors, and may call any such meetings at any time, approves proposed meeting agendas and schedules, and establishes a method for Shareowners and other interested parties to communicate with the Board. See also "Board and Corporate Governance - Corporate Governance - Lead Director."
•The Board and each Board Committee have the authority to hire independent legal, financial or other advisors as they may deem necessary, at the Company's expense.
•The Corporate Governance Guidelines provide that non-employee Directors meet in executive session at least three times annually. As a general practice, the non-employee Directors are scheduled to meet in executive session at every Board meeting.
•No Director may serve as a director, officer or employee of a competitor.

Strategic Oversight
•Directors review the Company's strategy periodically during the year and dedicate at least one meeting per year to focus on a comprehensive strategic review, including the key elements of the Company's strategy.
•Directors have direct and regular access to officers, employees, facilities, books and records of the Company and can initiate contact or meetings directly or through the Chief Executive Officer ("CEO") or the Secretary.

Performance Assessments
•The Board and Board Committees conduct annual performance evaluations to assess whether the Board and its Committees are functioning effectively.
•The independent Directors use the recommendations from the N&G Committee and Compensation Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

Succession Planning	•The Board reviews CEO succession planning at least once per year.

Restrictions and Rules
•Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer their resignation for the Board to consider the continued appropriateness of Board membership under the circumstances.
•No Director may be nominated for a new term if he or she would attain the age limit of seventy-five or older at the time of election, unless the Board otherwise determines that it is in the best interest of WK Kellogg due to his or her unique capabilities or special circumstances.
•No Director may serve on more than three other public company boards, in addition to WK Kellogg (with consideration given to public company leadership roles and outside commitments).
•All Directors are expected to comply with stock ownership guidelines for Directors.
•Continuing education is provided to Directors consistent with our Board education policy.

Board and Corporate Governance
Board Structure; Communication with the Board
We believe the current mix of experienced independent and management Directors that make up our Board, along with the independent role of our Lead Director and our independent Board Committee composition, is in the best interests of WK Kellogg and our Shareowners. The following section describes the Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and our related key governance practices.
Independence; Board Mix
Our Board has an effective mix of independent and management Directors. It is composed of seven independent Directors (including a Lead Director) and Mr. Pilnick, our CEO who also serves as Chairman.
Board Independence

■	Management Director
■	Independent Directors
Board Demographics

Board Demographics-Gender
Total Numbers of Directors	8
Did Not Disclose Gender	1
Part I: Gender	Female	Male
Directors	2	5

Board Demographics-Demographic Background
Total Numbers of Directors	8
Part II: Demographic Background
Hispanic or Latinx	2
White	5
Did Not Disclose Demographic Background	1

Board and Corporate Governance
Board Committee Structure and Independence
The Board has three standing Committees: (i) Audit Committee, (ii) the Compensation and Talent Management Committee ("Compensation Committee"), and (iii) N&G Committee. Each of the Audit Committee, Compensation Committee, and N&G Committee is composed solely of independent Directors, each with a different independent Director serving as chair of the respective Committee.
Board Leadership Structure
With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. At this time, the Board believes that combining the roles of Chairman and CEO, together with the separate, independent role of our Lead Director, is the most effective leadership structure for WK Kellogg for many reasons. In particular, the Board believes the combined role is appropriate because of the following:
•As a result of his professional experience, Mr. Pilnick has acquired extensive knowledge and expertise in a variety of areas, including public company leadership; marketing, innovation and brand building; accounting and financial acumen; people management; risk management and spin experience. This background gives him the insight necessary to combine the responsibilities of strategic development and execution along with management of day-to-day operations, and
•Mr. Pilnick’s deep understanding of, and passion for, WK Kellogg's business, people, operations and risks acquired in his previous role at the executive level for the Kellogg Company for over two decades gives him the insight to combine the responsibilities of strategic development along with management of day-to-day operations and execution.
We believe Mr. Gund, an independent director fulfilling the Company's robust Lead Director role (as described below), provides an effective independent voice on issues facing the company, ensures that key issues are brought to the Board's attention and that effective corporate governance is maintained.

Board and Corporate Governance

LEAD DIRECTOR
Zack Gund, an independent Director and the Chair of the N&G Committee, currently serves as our Lead Director. Mr. Gund is an effective Lead Director for WK Kellogg due to, among other things
•independence;
•strong strategic and financial acumen;
•commitment to ethics;
•effective leadership skills;
•extensive knowledge of the retail environment and branded consumer products; and
•deep understanding of WK Kellogg's business obtained while serving on the board of directors of Kellanova (formerly Kellogg Company) for more than nine years.
The independent Lead Director serves a variety of roles, including
•for every meeting, reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate Board and committee topics are reviewed and sufficient time is allocated to each;
•liaising between the Chairman and CEO and non-management Directors if and when necessary and appropriate (that said, each Director has direct and regular access to the Chairman and CEO);
•presiding at the executive sessions of independent Directors and at all other meetings of the Board at which the Chairman is not present;
•chairing an executive session of independent Directors at every meeting consistent with the Corporate Governance Guidelines;
•leading the Board's annual evaluation process, including conducting private, individual reviews with each Director; and
•facilitating succession planning for the Board, including by having the N&G Committee and the independent Directors regularly discuss and evaluate CEO succession plans.
Mr. Gund may be contacted at zack.gund@wkkellogg.com. Any communications which Shareowners or other interested parties may wish to send to the Board may also be directly sent to Mr. Gund at zack.gund@wkkellogg.com.

Our Corporate Governance Guidelines provide the flexibility for the Board to modify our leadership structure as appropriate. We believe that WK Kellogg, like many U.S.-based companies, is well-served by this flexible leadership structure.

Board and Corporate Governance
Board Self-Evaluation
Our Lead Director leads our annual Board self-evaluation process whereby the Board conducts an annual performance evaluation to assess the performance of the Board and its Committees to determine how to make the Board even more effective. The process includes detailed written survey materials as well as individual, private meetings between each Director and the Lead Director. As a newly public company, the annual performance evaluation began in December 2023 to ensure the self-evaluation process and opportunity for continuous improvement occurs promptly to evaluate and establish our own Board practices and processes.
Board Self-Evaluation / Continuous Improvement Program

	▶	▶	▶

	December - February Overall Program Assessment	February - April Action Plan Development	April - December Action Plan Progress Review

	•Board conducts in-depth evaluation to determine whether the Board, its Committees, and its Directors are functioning effectively •Lead Director conducts private one-on-one meetings with each Director	•Program assessed for enhancements that would improve Board effectiveness •Targeted Action Plan developed to address key focus areas identified	•Action Plan is executed throughout the year •The N&G Committee formally monitors progress against the Action Plan annually
▲				▼

	◀	Ongoing Action Plan Execution	◀

Company Strategy
Strategic planning and oversight of the Company’s business strategy are key responsibilities of the Board, and the Board has deep experience and expertise in the areas of strategy and strategic development. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-step approach to exercising its responsibilities. Our entire Board discusses the strategic priorities of the Company, taking into consideration economic, industry, consumer, environmental, social, governance, and other significant trends, as well as changes in the food industry and regulatory initiatives. The Board reviews the Company’s strategy periodically during the year and will dedicate at least one meeting each year to focus on a strategic review, including key elements of our strategy. Relevant strategic topics are also embedded in the work of Committees. The Board is uniquely positioned to provide the oversight required for the Company's strategy given the specific and diverse mix of skills, capabilities and core competencies relating to our long-term strategy and business model as well as their diverse perspectives, experiences and backgrounds (see “Board and Corporate Governance – Election of Directors”).
While the Board and its Committees oversee strategy and strategic planning, management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders.
The Board’s oversight and management’s execution of business strategy are intended to help promote the creation of long-term Shareowner value in a sustainable manner, with a focus on assessing both opportunities available to us and risks that we may encounter.

Board and Corporate Governance
Board Oversight of Enterprise Risk
The Board, directly and indirectly through its Committees, utilizes our Enterprise Risk Management (“ERM”) process to assist in fulfilling its oversight of the Company's risks. While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. As such, one of the leaders of the ERM process is the Senior Director, Internal Audit and Controls, who reports to the Chair of the Audit Committee.
Annually, the Audit Committee reviews an assessment of the Company’s enterprise risks and the allocation of risk oversight among the Board and its Committees. Due to the dynamic nature of risk and the business environment generally, at every Audit Committee meeting, the Company provides a status report on key enterprise risks where responsible senior leaders provide in-depth reviews. Key enterprise risks are also reviewed with and discussed in other relevant Committee meetings. Board and Committee agendas are updated throughout the year so that emerging enterprise risks may be reviewed and discussed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of WK Kellogg’s risks in a timely and effective manner.

RISK ASSESSMENT

The risk assessment process has been developed to identify and assess WK Kellogg’s current and emerging risks, including the nature, probability and implications of the risk, as well as to identify steps to mitigate and manage each risk (including how ERM is integrated into the Company’s internal audit plan). Many of our key business leaders, functional heads and other managers from across the Company provide perspective and input in a targeted and strategic manner to develop the Company’s holistic views on enterprise risks.
The centerpiece of the enterprise risk assessment is the distillation of this review into key enterprise risks which includes the potential magnitude, likelihood and velocity of each risk. As part of the process for assessing each risk, management identifies the following:
•the nature of the risk
•the senior executive responsible for managing the risk
•the potential impact of the risk
•management’s approach to manage the risk
•Board or Committee accountability
The results of the risk assessment are then integrated into the Board’s processes.

BOARD OF DIRECTORS

•Receives updates on business operations, financial results, strategic priorities, long-range plans, employee safety and other key enterprise risks, including current status and action items, during regularly scheduled meetings
•Advises management on shaping corporate purpose, values and strategy
•The full Board reviews the results of the annual enterprise risk assessment and periodic updates on status of key risks, which includes consideration of potential impacts
•Oversight responsibility for each risk is allocated among the full Board and its Committees, and specific Board and Committee agendas are developed accordingly

Board and Corporate Governance

KEY AUDIT COMMITTEE RESPONSIBILITIES

•Reviews and considers the annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans
•Receives updates on the key enterprise risks
•Reviews the ERM process and results of the annual risk assessment
•Monitors independence of our independent auditor, including establishing policies for hiring of any current or former employees of our independent auditor
•Reviews the use of new accounting principles
•Reviews the use of non-GAAP measures in our earnings releases and SEC filings
•Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls
•Oversees cybersecurity and receives regular updates on cybersecurity matters, which includes a review of potential digital threats and vulnerabilities, cybersecurity priorities, and our cybersecurity framework
•Receives quarterly updates on litigation and regulatory matters and developments
•Reviews the ethics and compliance and litigation management programs

KEY N&G COMMITTEE RESPONSIBILITIES

•Conducts an annual review of our corporate governance policies and practices
•Oversees corporate governance, receiving regular updates on emerging corporate governance issues and trends
•Oversees annual self-evaluation process for the Board and each of its committees
•Oversees succession planning and refreshment efforts for the Board
•Reviews, approves and oversees any proposed transactions involving a related party

KEY COMPENSATION COMMITTEE RESPONSIBILITIES

•Assesses annually whether our compensation plans, policies and practices encourage excessive or inappropriate risk taking by employees
•Evaluates our executive compensation programs to ensure they adequately tie to company performance
•Reviews risks related to talent acquisition, retention and development

KEY MANAGEMENT RESPONSIBILITIES

•Conducts a formal risk assessment of WK Kellogg's business annually, including assessing probability, magnitude, potential economic and reputational impacts, and developing mitigation actions and monitoring plans
•Evaluates the completeness of the identified enterprise risks
•Key risks are reviewed and monitored and mitigation plans developed by designated senior leaders responsible for day-to-day risk management

Board and Corporate Governance
Majority Voting for Directors; Director Resignation Policy
Our Bylaws contain a majority voting standard for the election of Directors in an uncontested election (that is, an election where the number of nominees is equal to the number of seats open). In an uncontested election, each nominee must be elected by the vote of a majority of the votes cast. A “majority of the votes cast” means the number of votes cast “for” a Director’s election must exceed the number of votes cast “against” (excluding abstentions). No Director will be nominated for election or otherwise be eligible for service on the Board unless and until such candidate has delivered an irrevocable resignation to the N&G Committee that would be effective upon (i) such Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of the resignation. If a Director fails to achieve the required vote in an uncontested election, the N&G Committee would promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board would act on the N&G Committee’s recommendation no later than 90 days following the date of the certification of the election results of the Shareowners’ meeting where the election occurred. The Director whose resignation is under consideration shall not participate in the recommendation of the N&G Committee or deliberations of the Board with respect to his or her nomination. Following the Board’s decision, WK Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered. To the extent that a resignation is accepted, the N&G Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Director Independence
The Board has determined that all current Directors (other than Mr. Pilnick) are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, WK Kellogg and its subsidiaries in the 2023 fiscal year in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such Director, or any immediate family member employed as an executive officer of WK Kellogg or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from WK Kellogg or its subsidiaries, other than Director and Committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) WK Kellogg did not employ such Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such Director was a current partner or employee of a firm that is WK Kellogg’s internal or external auditor (“Auditor”), no immediate family member of such Director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no Director or immediate family member of such Director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of WK Kellogg served on the compensation committee of such company; and (f) no other material relationship exists between any such Director and WK Kellogg or our subsidiaries.
The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status. The Board has concluded that any such transaction did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.
Related Person Transactions
The Board has adopted a written policy relating to the N&G Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The Secretary administers procedures adopted by the Board with respect to related person transactions and the N&G Committee reviews and approves all such transactions. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the N&G Committee. Prior to approving any related person transaction, the N&G Committee must determine that the transaction is fair and reasonable to WK Kellogg. The N&G Committee regularly reports on its activities to the Board. The written policy relating to the N&G Committee’s review and approval of related person transactions is available on our investor relations website, at https://investor.wkkellogg.com/governance/governance-documents.

Board and Corporate Governance
Agreements with Kellanova
In connection with the Spin Off, we entered into a Separation and Distribution Agreement and certain other agreements with Kellanova that provide a framework for our relationship with Kellanova after the Spin Off. The following summarizes the terms of these agreements, forms of which are filed with the SEC as exhibits to the our Annual Report on Form 10-K for the year ended December 30, 2023, which was filed with the SEC on March 8, 2024. The summaries of each of these agreements set forth below are qualified in their entirety by reference to the full text of the applicable agreements.
Separation and Distribution Agreement
In connection with the Spin Off, we entered into a Separation and Distribution Agreement with Kellanova that outlined the terms and conditions of the Spin Off. The Separation and Distribution Agreement provides for the principal actions taken in connection with the Spin Off, identified the assets transferred to, and the liabilities to be assumed by, WK Kellogg associated with the Spin.
WK Kellogg and Kellanova have agreed to indemnify the other and each of the other’s current, former and future directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin Off and our and Kellanova’s respective businesses. The amount of either Kellanova’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement specifies procedures regarding claims subject to indemnification and related matters. Indemnification with respect to taxes, and the procedures related thereto, are governed by the Tax Matters Agreement, which is described separately below.
The Separation and Distribution Agreement also governs the allocation, transfer and leasing of certain real estate between WK Kellogg and Kellanova following the Spin Off, including the corporate headquarters building located in Battle Creek, Michigan and manufacturing plants related to our business that were transferred to us.
Other matters governed by the Separation and Distribution Agreement include, among others, approvals and notifications of transfer, termination of intercompany agreements and outstanding guarantees, treatment of shared contracts, non-competition obligations, confidentiality, access to and provision of records, privacy and data protection, production of witnesses, privileged matters, financing arrangements, dispute resolution, release of claims and liabilities, and treatment of and access to insurance policies.
During the year ended December 30, 2023, no indemnification or other payments were made by either party to the other under the Separation and Distribution Agreement.
Transition Services Agreement
We entered into a Transition Services Agreement with Kellanova, on customary terms and conditions, pursuant to which Kellanova provides specified services to WK Kellogg and its subsidiaries, and WK Kellogg provides certain limited services to Kellanova, on a transitional basis to help ensure an orderly transition following the Spin Off. These services include information technology, procurement, distribution, logistics, order to delivery, research and development, accounting, finance, compliance and administrative activities.
During the year ended December 30, 2023, we made payments totaling approximately $48.1 million to Kellanova, and Kellanova paid us $156,616, under the Transition Services Agreement.
Supply Agreement
WK Kellogg entered into a Supply Agreement with Kellanova pursuant to which Kellanova will manufacture and supply to WK Kellogg certain cereal products that were manufactured at Kellanova facilities that were not transferred to WK Kellogg pursuant to the terms of the Separation and Distribution Agreement. The Supply Agreement has a three-year term expiring on October 2, 2026, though products may be supplied for a shorter period. Either party may terminate the Supply Agreement following a material breach of the Supply Agreement by the other party, which breach is not cured within 30 days of notice of such breach. In addition, either party may terminate the manufacture and purchase of specified products without cause upon six or twelve months’ notice, depending on the product being supplied.
During the year ended December 30, 2023, we made payments totaling approximately $13.8 million to Kellanova under the Supply Agreement.

Board and Corporate Governance
Management Services Agreement
WK Kellogg entered into a Management Services Agreement with Kellanova pursuant to which Kellanova has granted WK Kellogg and its subsidiaries the right to use Kellanova's pilot plant located in Battle Creek, Michigan for a specified number of days throughout the years in order for WK Kellogg to conduct research and development and product trials on specified equipment.
During the year ended December 30, 2023, we made payments totaling approximately $678,243 to Kellanova under the Management Services Agreement.
Tax Matters Agreement
The Tax Matters Agreement between WK Kellogg and Kellanova governs the respective rights, responsibilities and obligations of Kellanova and WK Kellogg after the Spin Off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. WK Kellogg and certain of its subsidiaries have (and will continue to have following the Spin Off) joint and several liability with Kellanova to the IRS for the combined U.S. federal income taxes of the Kellanova combined group relating to the taxable periods in which we and our applicable subsidiaries were part of that group. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the Spin Off is not tax-free. In general, if a party’s actions cause the Spin Off not to be tax-free, that party will be responsible for the payment of any resulting tax liabilities (and will indemnify the other party with respect thereto). The Tax Matters Agreement provides certain covenants that may restrict our ability to pursue strategic or other transactions.
During the year ended December 30, 2023, no indemnification or other payments were made by either party to the other under the Tax Matters Agreement.
Employee Matters Agreement
The Employee Matters Agreement between WK Kellogg and Kellanova addresses certain post-Spin Off employee matters issues between Kellanova and WK Kellogg Co, including transitions of employment for employees; allocation of, and reimbursement and indemnification for, employment-related liabilities; collective bargaining agreement matters; termination and severance benefits; employee benefits matters, including participation in benefit plans, assumption of certain employee benefit plans by WK Kellogg Co, service recognition, health and welfare and retirement plan matters; employee compensation matters, including equity and cash-based incentive compensation, retention and nonqualified deferred compensation matters; payroll reporting and withholding; access to employees; employee records; employment transition matters; mutual one-year salaried employee no-hire and two-year employee non-solicitation provisions (with customary exceptions); and other related employee matters.
During the year ended December 30, 2023, no indemnification or other payments were made by either party to the other under the Employee Matters Agreement.
Intellectual Property Agreements
In connection with the Spin Off, we entered into the following Intellectual Property Agreements with Kellanova that provide for intellectual property use and selling rights: (A) Master Ownership and License Agreement Regarding Trademarks and Certain Related Intellectual Property and (B) Master Ownership and License Agreement Regarding Patents, Trade Secrets and Certain Related Intellectual Property.
The Master Ownership and License Agreement Regarding Trademarks and Certain Related Intellectual Property allocates ownership, use and selling rights between Kellanova and us of all trademarks, domain names and certain copyrights that Kellanova or we owned immediately prior to the Spin Off. Under this agreement, Kellanova and WK Kellogg will each grant the other party various perpetual, irrevocable, exclusive, and royalty-free licenses to use certain of its and our respective trademarks in connection with specific food and beverage categories in specified jurisdictions. The agreement contains usage guidelines, quality control, enforcement and maintenance provisions governing the trademarks that Kellanova and WK Kellogg will license to each other. In addition, the agreement includes diversion provisions under which Kellanova and we agree that neither we nor any of our affiliates will authorize or encourage the sale of branded products in jurisdictions where trademark ownership or license rights do not extend.
In addition, the Master Ownership and License Agreement Regarding Patents, Trade Secrets and Certain Related Intellectual Property allocates ownership of patents, trade secrets and know-how to Kellanova. Under this agreement, Kellanova granted to WK Kellogg a perpetual, irrevocable, exclusive and royalty-free license to use

Board and Corporate Governance
certain food-related patents, trade secrets and know-how in specific categories in North America. Kellanova also granted us a perpetual, irrevocable, and royalty-free license to use certain non-food related patents, trade secrets and know-how, and other intellectual property rights applicable generally to business process and information technology systems, in our business.
During the year ended December 30, 2023, neither party made any payments to the other party under these Intellectual Property Agreements.
Other than the Agreements with Kellanova described above and the compensation arrangements for our Directors and named executive officers, there were no related person transactions since January 1, 2023 that require reporting under the SEC’s disclosure rules.
Shareowner Recommendations for Director Nominees
The N&G Committee will consider Shareowner nominations for Director. Nominations may may be submitted to the Office of the Secretary, WK Kellogg Co, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 which will forward them to the Chair of the N&G Committee. Recommendations must be in writing and we must receive the recommendation not earlier than January 2, 2025 and not later than February 1, 2025. Recommendations must also meet certain other requirements specified in our Bylaws.
When filling a vacancy on the Board, the N&G Committee identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Directors. The N&G Committee may engage third parties to assist in the search and provide recommendations. Also, current Directors may be asked to recommend candidates for Director. The candidates are evaluated based on the process outlined in the Corporate Governance Guidelines and the N&G Committee Charter, and the same process is used for all candidates, including candidates recommended by Shareowners. For more information, see “Board and Committee Membership-Nominating and Governance Committee.”
Attendance at Annual Meetings
All of our Directors are expected to attend the Annual Meetings of our Shareowners.
Code of Conduct/Code of Ethics
We have adopted the Board of Directors Code of Conduct and a Code of Ethics, which applies to all employees of WK Kellogg Co and its subsidiaries (including executives, corporate officers and members of the Board). We intend to post any amendments to the Code of Ethics, or waivers by the Board of its requirements for any of our Directors or executive officers, on our website at www.wkkellogg.com to the extent required by SEC and/or New York Stock Exchange rules.
Availability of Corporate Governance Documents
Copies of the Corporate Governance Guidelines, the Charters of each of the Audit Committee, the Compensation Committee, and the N&G Committee, the Board of Directors Code of Conduct, and our Code of Ethics can be found under the “Investors” tab of the WK Kellogg Co website at https://investor.wkkellogg.com/governance/governance-documents. Shareowners may also request a free copy of these documents from WK Kellogg Co, Investor Relations, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 or by sending an email to investorrelations@wkkellogg.com.

Board and Corporate Governance
Board and Committee Membership
The Board currently has the following standing Committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) N&G Committee.
The Board held two Board meetings and six Committee meetings in 2023 following the completion of the Spin Off on October 2, 2023. Each of our Directors attended at least 75% of the meetings of the Board and those Board committees of which he or she served.
The composition of each standing Board committee is set forth below:

Name	Audit	Compensation and Talent Management	Nominating & Governance
Wendy Arlin	Chair
R. David Banyard, Jr.		Chair
Michael Corbo
Zack Gund			Chair
Ramón Murguía
Julio Nemeth
Gary Pilnick(1)
Mindy Sherwood
2023 Meetings Held	2	2	2
(1)Mr. Pilnick is not a member of any of the standing Board Committees, but attends meetings for each Committee, as appropriate.
As provided in their respective Charters, each of the Board Committees may form and delegate authority to subcommittees when it deems appropriate.
Audit Committee

Wendy Arlin (Chair) Julio Nemeth	R. David Banyard, Jr.	Michael Corbo	2023 Meetings (held on or after October 2, 2023): 2

Pursuant to a written charter, the Audit Committee’s responsibilities include the following:
•The Audit Committee assists the Board in monitoring the following:
•the integrity of the financial statements of the Company;
•the independence and performance of the Company’s independent registered public accounting firm;
•the performance of the Company’s internal audit function;
•the Company’s ERM process and key risks;
•the Company’s technology and information security, including cybersecurity;
•compliance by the Company with legal and regulatory requirements; and
•other related matters.
•The Audit Committee, or its Chair, pre-approves all audit, audit-related, internal control-related and permitted non-audit engagements and services by the independent registered public accounting firm and their affiliates.
•The Audit Committee discusses and/or reviews specified matters with, and receives specified information or assurances from, WK Kellogg management and the independent registered public accounting firm.

Board and Corporate Governance
•The Audit Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which directly reports to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm.
•As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee had direct and meaningful involvement in the assignment of the lead engagement partner.
The Audit Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Audit Committee considers whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Audit Committee determines to be relevant.
The Board has determined that each member of the Audit Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 of the Exchange Act. The members of the Audit Committee are not current or former employees of WK Kellogg, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of WK Kellogg Co, as defined under Rule 10c-1 of the Exchange Act.
The Board has determined that (i) each member who served on the Audit Committee during 2023 is financially literate, and (ii) Ms. Arlin, the Chair of the Audit Committee, is an "audit committee financial expert," as that term is defined in item 407(d)(5) of Regulation S-K.
Compensation and Talent Management Committee

R. David Banyard, Jr. (Chair) Ramón Murguía	Wendy Arlin Mindy Sherwood	Zack Gund	2023 Meetings (held on or after October 2, 2023): 2

Pursuant to a written charter, the Compensation Committee’s responsibilities include the following:
•Reviewing and approving the compensation philosophy and principles for senior executives;
•Reviewing and making recommendations to the Board for the compensation of senior management personnel and monitoring overall compensation for senior executives, including reviewing risks arising from WK Kellogg’s compensation policies and practices;
•Reviewing and recommending the compensation of the CEO;
•Sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation;
•Overseeing and administering employee benefit plans to the extent provided in those plans;
•Reviewing with management employment and employment-related matters and employment programs;
•Reviewing trends in management compensation;
•Reviewing talent development;
•Setting the composition of the peer company group used for market comparison for executive compensation;
•Determining applicable stock ownership guidelines for certain executives and monitoring compliance with the guidelines;
•Review our employment programs and policies; and
•Overseeing the review and assessment of risks arising from WK Kellogg’s compensation policies and practices, which includes the annual review of our compensation program for design features considered to encourage excessive risk taking and WK Kellogg’s approach to those features.

Board and Corporate Governance
For information about the Compensation Committee’s processes for establishing and overseeing executive compensation, including with respect to its retention and use of a compensation consultant, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.
The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Compensation Committee considers whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Compensation Committee determines to be relevant.
The Board has determined that each member of the Compensation Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 of the Exchange Act. The members of the Compensation Committee are not current or former employees of WK Kellogg, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 of the Exchange Act.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is now, or has been, an officer of WK Kellogg. No member of the Compensation Committee has had any relationship with WK Kellogg Co or any of its subsidiaries during our 2023 fiscal year pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of the executive officers of WK Kellogg Co currently serves or served during our 2023 fiscal year on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Board or the Compensation Committee.
Nominating & Governance Committee

Zack Gund (Chair) Julio Nemeth	Michael Corbo Mindy Sherwood	Ramón Murguía	2023 Meetings (held on or after October 2, 2023): 2

Pursuant to a written charter, the N&G Committee’s responsibilities include the following:
•Identifying and reviewing the qualifications of candidates for Director and in determining the criteria for new Directors;
•Recommending nominees for Director to the Board;
•Recommending Board Committee assignments;
•Reviewing annually the Board’s compliance with the Corporate Governance Guidelines;
•Reviewing annually our Corporate Governance Guidelines and recommending changes to the Board;
•Monitoring the performance of Directors and conducting performance evaluations of each Director before the Director’s re-nomination to the Board;
•Administering the annual evaluation of the Board;
•Providing annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance;
•Considering and evaluating potential waivers of our Board of Directors Code of Conduct and Code of Ethics;
•Making a report to the Board on CEO succession planning at least annually;
•Providing an annual review of the independence of Directors to the Board;
•Reviewing and recommending to the Board responses to any Shareowner proposals;
•Overseeing governance-related engagement with Shareowners and proxy advisory firms, and reviewing proxy advisory firm policies and voting recommendations;

Board and Corporate Governance
•Reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with the Company’s related party transactions policies, rules and regulations of the SEC and listing standards of the New York Stock Exchange; and
•Reviewing Director compensation.
The Chair of the N&G Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board.
The N&G Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the N&G Committee considers whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the N&G Committee determines to be relevant.
The Board has determined that each member of the N&G Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 of the Exchange Act. The members of the N&G Committee are not current or former employees of WK Kellogg, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 of the Exchange Act.
2023 Director Compensation and Benefits
Only our non-employee Directors are eligible to receive compensation for their services to the Board. For information about the compensation of Mr. Pilnick, refer to the “Executive Compensation” section of this Proxy Statement.
Our 2023 compensation for non-employee Directors was comprised of an annual cash retainer and a grant of WK Kellogg shares. The annual pay is designed to attract and retain diverse, highly-qualified, seasoned, and independent professionals to represent all of our Shareowners, and is targeted against the median of our Compensation Peer Group. Refer to “Compensation Discussion and Analysis — Compensation Approach” for a description of the companies that make up our Compensation Peer Group (as defined therein). As provided under its Charter, the N&G Committee is expected to review our non-employee Director compensation program on an annual basis with the Compensation Committee's independent compensation consultant.
Our non-employee Director compensation program is designed to create alignment between our non-employee Directors and our Shareowners through the use of equity grants. For the 2023 fiscal year, exclusive of the additional cash retainers paid to our Lead Director and the Chairs of each Board Committee, approximately 60% of our non-employee Director compensation was granted in the form of equity and approximately 40% was paid in cash.
Prior to the completion of the Spin off on October 2, 2023, and being formally appointed to the Board, the Board as currently constituted began preparing for their anticipated roles starting in July 2023, including participating in several prefatory meetings. These meetings covered a wide range of topics, such as discussions regarding the WK Kellogg business and strategic priorities, investor relations, corporate governance, and an overview of the mechanics of the Spin Off transaction. The total compensation received by each non-employee Director in respect of the portion of our 2023 fiscal year for which they served on the Board partially recognizes the significant time investment of each non-employee Director prior to the Spin Off completion date.

Board and Corporate Governance
Compensation for our fiscal year 2023 paid or granted to each of our non-employee Directors consisted of the following:
Annual Retainer
Cash Retainer
Generally, each of our non-employee Directors will receive an annual cash retainer payment of $95,000, payable in quarterly installments in arrears. There is an additional annual cash retainer of $35,000 for the Lead Director, $20,000 for each of the Chairs of the Audit Committee and Compensation Committee, and $15,000 for the Chair of the N&G Committee.
In November 2023, each non-employee Director received a cash payment in the amount of $39,583, and additional cash payments for serving in their role as a Committee Chair or Lead Director, as applicable, for the portion of our 2023 fiscal year for which they were expected to serve on the Board. Going forward, the annual cash retainers will be paid to our non-employee Directors in quarterly installments in arrears.
Stock Awards
Generally, we expect that annual stock awards are paid in advance and will be granted to our non-employee Directors in early May of each year (as the Board calendar concludes with the Annual Meeting of Stockholders). These stock awards are expected to consist of shares of WK Kellogg stock which are automatically deferred for the benefit of the respective on-employee Director or their beneficiaries pursuant to the WK Kellogg Co Grantor Trust for Non-Employee Directors (the "Grantor Trust"). Under the terms of the Grantor Trust, shares of WK Kellogg so deferred will be distributed only upon a Director's termination of service on the Board. In November 2023, the Board approved, and each non-employee director received, a grant of WK Kellogg shares with a grant date value of $105,009 as compensation for the portion of our 2023 fiscal year for which they served and will serve on the Board.
Business Expenses
WK Kellogg pays for reasonable business expenses related to our non-employee Directors attending WK Kellogg meetings, including room, meals and transportation to and from Board and Board committee meetings. Our non-employee Directors are also eligible to be reimbursed for access to or participation in qualified director education programs.
Director and Officer Liability Insurance and Travel Accident Insurance
Director and officer liability insurance (“D&O Insurance”) insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Our D&O Insurance policy does not identify the premium for Directors versus officers; therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total) during travel on WK Kellogg chartered and/or commercial aircraft. Our travel accident insurance policy also covers employees and others while traveling on WK Kellogg chartered and/or commercial aircraft; therefore, a dollar amount cannot be assigned for individual Directors.

Board and Corporate Governance
Deferred Compensation Program
Under our deferred compensation program for non-employee Directors, starting with the cash retainers payable for our 2024 fiscal year, our non-employee Directors may elect to defer all or a portion of their Board annual cash retainer. The amount deferred is credited to an account in the name of the participating Director and held in the Grantor Trust in the form of deferred stock units equivalent to the fair market value of our common stock. If the Board declares dividends on our common stock, additional deferred stock units representing the dividend on the shares underlying the deferred stock units held in the Grantor Trust are credited to the account of each participating non-employee Director. A participating Director’s account balance will be settled in shares of our common stock upon termination of service as a Director. The balance is distributed in the form of a lump sum or in up to ten annual installments at the election of the Director.
Director Stock Ownership Guidelines
All of our non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer (i.e., $475,000, which is five times the $95,000 cash retainer), excluding any additional amounts paid to Board committee chairs or the Lead Director or in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of December 31, 2023, all non-employee Directors exceeded or were on track to meet this requirement.
Mr. Pilnick (and the other NEOs) are expected to comply with the stock ownership guidelines applicable to our executive officers, as described in “Compensation Discussion and Analysis — Compensation Policies — Executive Stock Ownership Guidelines,” which for his position is at least six times his annual base salary.
Directors’ Compensation Table
The individual components of the total compensation calculation reflected in the table below are as follows:
Fees and Retainers
The amounts shown under the heading “Fees Earned or Paid in Cash” consist of annual retainers earned by or paid in cash to our non-employee Directors in 2023.
The amounts disclosed under the heading “Stock Awards” consist of the annual grant of deferred shares of common stock, which are placed in the Grantor Trust. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Wendy Arlin	47,917	105,009	—	152,926
R. David Banyard, Jr.	47,917	105,009	—	152,926
Michael Corbo	39,583	105,009	—	144,592
Zack Gund	52,083	105,009	—	157,092
Ramón Murguía	39,583	105,009	—	144,592
Julio Nemeth	39,583	105,009	—	144,592
Mindy Sherwood	39,583	105,009	—	144,592
(1)The amount reflects the aggregate dollar amount of all fees earned or paid in cash for services as a non-employee Director. Differences reflect cash retainers paid to each of the Chairs of the Board committees and the Lead Director.
(2)The amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 9,860 deferred shares of our common stock. Refer to Notes 2 and 8 to the Consolidated Financial Statements] included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The grant-date fair value of the stock-based awards will likely vary from the actual value the Director receives. The actual value the Director receives will depend on the number of shares and the price of our common stock when the shares or their cash equivalent are distributed. The number of shares of common stock held by each of our Directors is shown under “Security Ownership — Officer and Director Stock Ownership” section of this Proxy Statement.
(3)No option awards were granted to non-employee directors in 2023.

Compensation

PROPOSAL 2 Advisory Resolution on Executive Compensation

The Board recommends a vote FOR the advisory resolution approving the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Compensation and Talent Management Committee Report
The WK Kellogg Co Compensation and Talent Management Committee (“WK Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") required by Item 402(b) of Regulation S-K. Based on that review and discussions, the WK Committee recommended to the Board that the CD&A be included in this Proxy Statement.
MEMBERS OF THE WK COMMITTEE
•R. David Banyard, Jr., Chair
•Wendy Arlin
•Zack Gund
•Ramon Murguia
•Mindy Sherwood
At the Annual Meeting, our Shareowners will vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our named executive officers ("NEOs") as disclosed in this Proxy Statement. The Board believes that an annual vote on the advisory resolution on executive compensation allows our Shareowners to provide us with their regular, direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement, and is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices.
This executive summary highlights core principles of our executive compensation program and the approach followed by the WK Committee.
Core Principles
Our executive compensation program is designed to attract, retain and motivate talent to achieve our short- and long-term goals. Our plans are designed to be market competitive and link to company performance, while aligning the interests of our executive officers and our Shareowners. The elements of our executive compensation program complement our strategy and values, and enable us to attract and engage highly skilled and performance-oriented talent.

Compensation
Accordingly, our executive compensation program is based on the following core principles:

Pay for Performance	Our executive compensation program is designed to have a significant portion of pay linked to WK Kellogg’s performance. We accomplish this by utilizing “performance-based” pay programs like our Annual Incentive Plan, where company and individual performance are key factors in determining incentive compensation, providing market-driven compensation that generally targets pay levels at the median of our compensation peer group and limiting perquisites.
Shareowner Alignment	Our executive compensation program is designed to align our NEOs’ interests with those of our Shareowners by encouraging our leadership team to have a meaningful personal financial stake in the success of WK Kellogg. We gain this alignment by maintaining stock ownership guidelines, having equity- programs that represent a significant portion of an NEO’s total target compensation, and using compensation plan goals that are tied to key financial metrics of WK Kellogg.
Bringing Out the Best in People	We invest in attracting, retaining and motivating talented employees through market-driven, competitive total rewards. Our team is evaluated on how they live our Beliefs and Behaviors as they drive results. Our compensation program links “what” our NEOs deliver with “how” they make those contributions.
Risk Mitigation	Our executive compensation program is designed to mitigate risks relating to our business. The programs accomplish this by balancing short- and long-term incentives, and by using various financial metrics to ensure the business grows in a balanced, sustainable manner. In addition, we maintain a clawback policy and provisions in our plans to mitigate risk by creating appropriate remedies as required by the rules of the New York Stock Exchange and the SEC under certain circumstances.
Our total compensation package is targeted at the median of our Compensation Peer Group. Actual incentive compensation payouts will depend largely upon WK Kellogg’s performance versus our operating plan budgets. The design drives pay for performance. We believe this approach allows WK Kellogg to engage the best talent for the organization.
Compensation Approach
Our compensation approach is based on (a) driving independent decision making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, and (c) following a consistent, rigorous compensation target setting process.
For the reasons discussed above and in the section entitled "Compensation Discussion and Analysis", we are asking our Shareowners to approve, on an advisory (non-binding) basis, our NEO's compensation as described in this Proxy Statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
“RESOLVED, that Shareowners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in WK Kellogg’s Proxy Statement for the 2024 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
This resolution is advisory, and therefore not binding on WK Kellogg, the Board or the WK Committee. The Board and the WK Committee value the opinions of our Shareowners and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider such Shareowners’ concerns and the WK Committee will evaluate whether any actions are necessary to address those concerns.

Compensation
Compensation Discussion and Analysis
On October 2, 2023, WK Kellogg spun off from Kellogg Company, which is now known as Kellanova, and became a standalone public company (the “Spin Off” or “Spin”). Prior to the Spin Off, WK Kellogg was a wholly-owned subsidiary of Kellogg Company. In this Compensation Discussion and Analysis (this “CD&A”), (i) for time periods prior to the Spin Off, Kellanova is referred to as “Kellogg Company,” and for periods on or after the Spin Off, Kellanova is referred to as “Kellanova,” and (ii) the Kellogg Company Compensation and Talent Management Committee is referred to as the “Kellogg Company Committee” and the WK Kellogg Co Compensation and Talent Management Committee is referred to as the “WK Committee.”
This CD&A is organized into three chapters as set forth below to discuss decisions made with respect to our NEOs’ compensation, by Kellanova before the Spin Off, and by WK Kellogg after the Spin Off:
•Chapter 1: Overview

•Chapter 2: Pre-Spin Off Decisions by Kellogg Company
A.Kellogg Company Process for Determining Compensation
B.Kellogg Company Compensation Plans and Design
C.Establishing WK Kellogg Compensation Programs
•Chapter 3: Post-Spin Off Decisions by WK Kellogg
A.Ratifying WK Kellogg Compensation Programs Established by Kellogg Company
B.Recognizing WK Kellogg 2023 Performance
C.WK Kellogg’s Compensation Programs and Decisions
Chapter 1: Overview
For fiscal 2023, our CEO, our Chief Financial Officer ("CFO") and our next three most highly compensated executive officers, referred to in this CD&A as our “named executive officers” or “NEOs”, are as follows:

Name	Position
Gary Pilnick	Chief Executive Officer
David McKinstray	Chief Financial Officer
Douglas VanDeVelde	Chief Growth Officer
Bruce Brown	Chief Customer Officer
Sherry Brice	Chief Supply Chain Officer

Prior to the Spin Off, Mr. Pilnick, was a named executive officer of Kellogg Company, and each of our other NEOs were employees of Kellogg Company. Prior to the Spin Off, the Kellogg Company Committee determined the compensation for Mr. Pilnick since he was a named executive officer of Kellogg Company. Kellogg Company management was responsible for the compensation decisions for our other NEOs who were not named executive officers of Kellogg Company prior to the Spin Off.
Generally, the Kellogg Company Committee and management made all relevant compensation decisions pre-Spin. Upon Spin, the WK Board ratified the NEO compensation decisions made by the Kellogg Company Committee. After the Spin, the WK Committee became responsible for WK Kellogg's executive compensation strategy and programs, including the compensation for our NEOs. Following the Spin Off, we have designed and maintained a compensation program and philosophy generally consistent with those historically maintained by Kellogg Company.
Our approach aligns with the Employee Matters Agreement by and between WK Kellogg and Kellanova, dated as of September 29, 2023, and filed as an exhibit to WK Kellogg’s Annual Report on Form 10-K for the year ended December 30, 2023 filed with the SEC on March 8, 2024 (the “Employee Matters Agreement”).

Compensation
WK Kellogg’s business performance exceeded the 2023 forecast provided by management at the WK Kellogg Investor Day on August 9, 2023, and the third quarter earnings conference call on November 8, 2023. In line with our pay-for-performance strategy, the compensation delivered to our NEOs in 2023 reflects the design of our compensation package, the goal setting in our Annual Incentive Plan (AIP), and the achieved performance for the year. Performance-based AIP payouts to our NEOs averaged 155% of target in 2023 and were based on a combination of pre-Spin Off performance at Kellogg Company and post-Spin Off performance at WK Kellogg.
The information presented in the compensation tables of this Proxy Statement includes a combination of compensation paid to our NEOs by Kellogg Company prior to the Spin Off and by WK Kellogg following the Spin Off, as appropriate, with assumptions noted in those tables.
Chapter 2: Pre-Spin Off Decisions by Kellogg Company
A.Kellogg Company Process for Determining Compensation
B.Kellogg Company Compensation Plans and Design
C.Establishing WK Kellogg Compensation Programs
This Chapter focuses on compensation decisions made by Kellogg Company with respect to our NEOs’ compensation prior to the Spin Off.
2-A. Kellogg Company Process for Determining Compensation
Prior to the Spin Off, the Kellogg Company Committee set Kellogg Company's compensation programs and policies, and regularly reviewed their design and effectiveness. This included engaging with a variety of Shareowners to gain feedback and input on Kellogg Company’s compensation program and ongoing reviews with Kellogg Company’s independent compensation consultant. Semler Brossy Consulting Group (“Semler Brossy”) was Kellogg Company’s independent compensation consultant in 2023, and assisted with proposed compensation arrangements for Kellogg Company NEOs. Semler Brossy provided the Kellogg Company Committee with relevant compensation information, such as market assessments, compensation peer group benchmarking data, information about other relevant market practices, and emerging trends. This information was considered by the Kellogg Company Committee when setting the compensation for Mr. Pilnick prior to the Spin Off.
Process for Determining Pre-Spin Compensation for the WK Kellogg CEO
In determining compensation for Mr. Pilnick with respect to his pre-Spin role, the Kellogg Company Committee followed the same process utilized to set Kellogg Company NEO compensation. As part of this process, Kellogg Company’s Chief Executive Officer made recommendations regarding Mr. Pilnick’s compensation, which the Kellogg Company Committee considered along with relevant market benchmarking and other relevant information from Semler Brossy, performance versus Kellogg Company's operating plan, and individual performance, including the successful completion of the Spin Off. Kellogg Company used peer groups to benchmark NEO compensation against comparable companies and for different components of Kellogg Company’s overall compensation program to ensure Kellogg Company was competitive and delivering compensation in line with performance.

Peer Group	Overview/Selection Criteria	Primary Purpose
Kellogg Company Compensation Peer Group	Consisted of companies which Kellogg Company generally competed with for talent, including both food companies and companies in other relevant industries.	Establish target compensation (Base Salary, Short-Term Incentives and Long-Term Incentives).
Kellogg Company Performance Peer Group	Generally consisted of the food companies in the broader Kellogg Company Compensation Peer Group.	Assess relative company performance and assess incentive payouts.
Because Mr. Pilnick was a NEO of the Kellogg Company prior to the Spin Off, the “Kellogg Company Compensation Peer Group” was used to benchmark Mr. Pilnick’s compensation for the role he held prior to the Spin Off. Mr. Pilnick’s total compensation package was generally targeted at the median of the Kellogg Company Compensation Peer Group for his prior role. The “Kellogg Company Performance Peer Group” was used to assess Kellogg Company’s incentive plan payouts and performance relative to the performance of its direct competitors.
The Kellogg Company Committee determined the Kellogg Company Compensation Peer Group and Kellogg Company Performance Peer Group, taking into account input from Semler Brossy, which was based on objective screening

Compensation
criteria for a variety of factors, including companies that (i) were in the same or similar lines of business, (ii) competed for the same customers with similar products and services, (iii) had comparable financial characteristics that investors viewed similarly, (iv) considered Kellogg Company a peer, (v) proxy advisory firms considered Kellogg Company’s peers, (vi) were within a reasonable range in terms of percentile rank of Kellogg Company for key financial metrics such as revenue, pre-tax income, total employees, and market capitalization, (vii) competed with Kellogg Company in the consumer marketplace and for investors’ dollars, and (viii) faced similar business dynamics and challenges.
There was meaningful overlap and differences between the Kellogg Company Compensation Peer Group and Kellogg Company Performance Peer Group. For 2023, Kellogg Company Compensation Peer Group and Kellogg Company Performance Peer Group were comprised of the following companies:
Process for Determining Pre-Spin Compensation for WK Kellogg NEOs (other than the CEO)
The WK Kellogg NEOs (other than our CEO) were not named executive officers of Kellogg Company prior to the Spin Off. As a result, Kellogg Company management determined their compensation prior to Spin Off based on their previous roles at Kellogg Company, considering a combination of factors, including, but not limited to, performance versus the operating plan of the respective business segment where each NEO worked, individual performance, market benchmarking, internal equity and retention.
2-B. Kellogg Company Compensation Plans and Design
Base Salary
The Kellogg Company Committee or management, as applicable, considered a number of factors when determining base salaries for our NEOs, including experience, proficiency, individual contributions, job market conditions, sustained performance in role, and the individual’s current base salary compared with market benchmarking. The 2023 annual pre-Spin base salaries for each of the WK Kellogg NEOs were as follows:

Named Executive Officer	Prior to March 27, 2023	March 27, 2023 – October 1, 2023
Gary Pilnick	$793,000	$793,000
David McKinstray	$362,000	$376,480
Douglas VanDeVelde	$478,000	$493,000
Bruce Brown	$400,000	$412,000
Sherry Brice	$326,318	$340,970
Annual Cash Incentive
The Kellogg Company Committee or management, as applicable, determined the annual incentive plan (“AIP”) target bonus opportunity as a percentage of each NEO’s base salary. Our NEOs’ target AIP awards for 2023 pre-Spin, based on their prior roles, were as follows:

Compensation

Named Executive Officer	Target Bonus (% of Base Salary)
Gary Pilnick	95%
David McKinstray	50%
Douglas VanDeVelde	60%
Bruce Brown	50%
Sherry Brice	45%
Based on the AIP, the payout range was 0% to 200% of target in 2023, subject to the achievement of performance goals for the Kellogg Company business segment where each WK Kellogg NEO worked pre-Spin. The key performance metrics were Operating Profit, Net Sales and Cash Flow, and the performance targets for each metric were set by Kellogg Company based on the NEO’s applicable business segment.
Pursuant to the Employee Matters Agreement, Kellanova and WK Kellogg agreed that achievement under the 2023 AIP with respect to the pre-Spin Off period would be determined by the Kellogg Company Committee in its sole discretion based on its assessment of actual performance achieved through October 1, 2023. Accordingly, Kellanova determined the business performance factors (i.e., level of actual achievement) for each of our NEOs for the first three quarters of the year.
Also, pursuant to the Employee Matters Agreement, Kellanova and WK Kellogg agreed that the WK Committee would determine in its sole discretion the extent to which performance criteria were achieved for the fourth quarter of 2023, and that the final 2023 AIP payouts would be determined by aggregating the pre-Spin business performance factor with the post-Spin business performance factor of WK Kellogg, and then adjusting for individual performance. The WK Committee oversaw the final 2023 AIP payouts in aggregate, taking into consideration the methodology set pre-Spin. More information regarding the full-year incentive payouts paid for 2023 to WK Kellogg’s NEOs is included in Chapter 3 below.
Long-Term Incentives
Long-term incentives were granted to our NEOs in 2023 pre-Spin under the Kellanova 2022 Long-Term Incentive Plan (the “Kellanova LTIP”) to promote achieving Kellogg Company’s long-term corporate financial goals and earnings growth.
The 2023 long-term incentive opportunities for our NEOs under the Kellanova LTIP were provided through stock-based awards. The 2023 long-term incentive equity awards included restricted stock units (“RSUs”) that vest on the third anniversary of the grant date and performance stock units (“PSUs”) that vest over a three-year performance period based on the achievement of organic net sales growth and aggregate operating cash follow over a three-year period. The long-term incentive award for Mr. Pilnick was determined by the Kellogg Company Committee and was based on his position as NEO pre-Spin. The awards made to our other NEOs were determined by Kellogg Company management. The annual equity award values granted pre-Spin were as follows:

Named Executive Officer	Pre-Spin Off 2023 Long Term Incentive Award Value at Grant
Gary Pilnick	$2,091,060
David McKinstray	$259,160
Douglas VanDeVelde	$423,956
Bruce Brown	$259,160
Sherry Brice	$220,526
Post-Spin Off, our NEOs continue to hold equity awards that were granted by Kellogg Company, which were subject to the following:
•All Kellogg Company options, RSUs and PSUs that were granted prior to June 21, 2022 (which was the date on which the Spin Off was announced) remained outstanding subject to the same service-based vesting terms. Service-based vesting conditions, however, could be satisfied through the holder’s continued service to WK Kellogg during the applicable vesting period. The performance goals for the Kellogg Company 2021 - 2023 EPP awards were tied to organic net sales growth and aggregate cash flow starting at the beginning of the performance period. The Kellogg Company Committee equitably adjusted the performance goals to account for

Compensation
the impact of the Spin Off and to conclude the performance period on the Spin Off date, resulting in a performance factor of 165% of target prior to converting the awards to time-based Kellanova RSUs. The performance goals for the 2022 - 2024 PSUs were tied to organic net sales growth and aggregate cash flow starting at the beginning of the performance period. The Kellogg Company Committee equitably adjusted the goals to account for the impact of the Spin Off and to conclude the performance period on the date of the Spin Off, resulting in a performance factor of 140% prior to converting the awards to time-based Kellanova RSUs in connection with the Spin Off.
•All Kellogg Company RSUs and PSUs that were granted on or after June 21, 2022, were converted into WK Kellogg equity awards, and remained subject to the same terms and conditions that applied prior to the Spin Off, including the same service-based vesting terms. Service-based vesting conditions, however, could be satisfied through holder’s continued service to WK Kellogg during the applicable vesting period. For PSUs granted in 2023, the Kellogg Company Committee set the performance factor at 100% prior to converting the awards to WK Kellogg equity awards based on the short duration of time between the PSU grant date and the date of the Spin Off. The converted equity awards maintained their service-based vesting condition, which could be satisfied by each NEO’s continued employment with WK Kellogg.
Recognition and Retention Awards
Kellogg Company granted retention awards from time to time in the form of RSUs and cash. Due to Mr. VanDeVelde’s knowledge and experience leading the North America cereal category for Kellogg Company, his retention prior to and after the Spin was critical to maintain continuity as WK Kellogg transitioned to a stand-alone company. As part of a broader program, Kellogg Company and Mr. VanDeVelde entered into a retention agreement, dated August 22, 2022 (the “Retention Agreement”), that provided Mr. VanDeVelde with a retention award in the form of RSUs (“Retention RSUs”) and cash (“Retention Cash Award”). The Retention RSUs vested at Spin and were settled in shares of Kellogg Company stock. Based on the Retention Agreement, the Retention Cash Award, in an amount of $239,000, will be paid within sixty days following the earliest to occur of (a) the six-month anniversary of the closing of the Spin Off, (b) June 30, 2024 and (c) a Qualifying Termination (as defined immediately below), subject to Mr. VanDeVelde’s continued employment (except for death or disability). “Qualifying Termination” means a termination of Mr. VanDeVelde’s employment by his employer for any reason other than: (a) a failure to comply with the performance obligations set forth in the Retention Agreement; (b) due to Mr. VanDeVelde’s death or disability; or (c) any reason that would make Mr. VanDeVelde ineligible for benefits under our severance benefit plan or such other severance benefit plan, program, policy or arrangement that Mr. VanDeVelde may be a participant in or party to after the date of the Spin Off.
In 2023, Kellogg Company granted to Dave McKinstray, Bruce Brown and Sherry Brice recognition awards in the form of a cash bonus (the “Recognition Bonus”) pursuant to a Recognition Award Agreement and General Release recognizing their significant contributions in connection with the Spin Off. Recognition Bonuses were paid following the date of the Spin Off. The Recognition Bonuses, which were based on 25% of Pre-Spin Off salary, were as follows:

Named Executive Officer	Recognition Award
David McKinstray	$94,200
Bruce Brown	$103,000
Sherry Brice	$85,300
2-C. Establishing WK Kellogg Compensation Programs
Prior to the Spin Off, the Kellogg Company Committee established a process to review, benchmark and update programs and compensation for the WK Kellogg NEOs, to be effective on the Spin Off date of October 2, 2023. The Kellogg Company Committee approved the compensation recommendations for the WK Kellogg CEO and provided input on compensation for other NEOs (effective upon the Spin Off), which were later ratified by the WK Board upon the Spin Off. These decisions are more fully described in Chapter 3 below.
Prior to the Spin Off, Semler Brossy recommended a revised peer group to the Kellogg Company Committee for purposes of setting compensation for the WK Kellogg NEOs. The peer group was confirmed by Willis Towers Watson (“WTW”), WK Kellogg’s independent compensation consultant, and ratified by the WK Board upon the Spin Off. Details regarding WTW and the compensation peer group are included in Chapter 3.

Compensation
Process for Determining WK Kellogg CEO & Other NEO Compensation
Pre-Spin compensation for the WK Kellogg CEO was set by the Kellogg Company Committee, and compensation for the other NEOs was set by Kellogg Company management. The Kellogg Company Committee utilized a process substantially similar to that used to set Kellogg Company compensation. The primary elements and notable decisions associated with setting the compensation program for the WK Kellogg NEOs are included in the table below. These decisions were made prior to the Spin Off date and then ratified by the WK Kellogg Board after receiving input from WTW, the independent compensation consultant for WK Kellogg.

Element	Description	Pre-Spin Off 2023 Decisions	Decisions Effective at Spin Off
Base Salary	Ongoing base cash compensation based on the executive officer’s role and responsibilities, individual job performance, experience, and market benchmarking.	Base salaries received by WK Kellogg executives prior to the Spin Off were based on their prior roles at Kellogg Company. Because the WK Kellogg CEO was a former NEO of Kellogg Company, his salary was overseen by the Kellogg Company Committee. The other WK Kellogg NEOs did not hold NEO roles at Kellogg Company, and therefore, their salaries followed Kellogg Company’s practices at the time.	Post-Spin Off Base salaries for the WK Kellogg NEOs were determined by the Kellogg Company Committee and Kellogg Company management prior to the Spin Off, based on market data provided by Semler Brossy. Upon the spin off, WTW provided input and the base salaries were ratified by the WK Kellogg Board.
Benefits & Perquisites	Limited types of non-wage compensation provided in addition to base salary, short-term incentives and long-term incentives.	Mr. Pilnick and Mr. VanDeVelde were eligible for limited executive benefits in their prior roles at Kellogg Company, overseen by the Kellogg Company Committee. Other WK Kellogg NEOs were not eligible prior to the Spin Off in their roles at Kellogg Company.	The WK Kellogg NEOs are eligible for limited executive benefits and perquisites. The Kellogg Company Committee determined these benefits and perquisites, which were ratified by the WK Kellogg Board upon the Spin Off.
Annual Incentive Plan (AIP)	Annual cash incentive with cash payouts linked to achievement of key annual business performance factors, and individual performance objectives.	AIP target bonuses and business performance factors for the time period prior to the Spin Off were based on the jobs the NEOs held prior to Spin Off. Their prior jobs were aligned with the Kellogg Company incentive plans covering their roles. The business performance factors to determine pre-Spin Off payouts were based on achievement of performance goals for those respective plans and prorated by ~75% based on the Spin Off date.	The Kellogg Company Committee determined the 2023 AIP target bonuses for the NEOs.
Long Term Incentives (LTI)	Restricted Stock Units (RSUs) vest based on continued employment.

	Performance Stock Units (PSUs) are linked to the achievement of long-term financial goals, and vest subject to continued employment and achievement of the performance metrics.	Kellogg Company determined the long-term incentives granted in February 2023, as part of the annual LTI process.	Following the Spin Off, the 2023 grant was converted to WK Kellogg LTI with the same three-year cliff vesting schedule.

Compensation
Chapter 3: Post-Spin Off Decisions by WK Kellogg
A.Ratifying WK Kellogg Compensation Programs Established by Kellogg Company
B.Recognizing WK Kellogg 2023 Performance
C.WK Kellogg’s Compensation Programs and Decisions
3-A. Ratifying WK Kellogg Compensation Programs Established by Kellogg Company
As of the closing of the Spin Off, the WK Committee became responsible for reviewing and approving WK Kellogg's compensation program and engaged WTW as its independent compensation consultant. As noted above, the WK Board ratified certain decisions related to executive compensation associated with the Spin Off, which were generally aligned with the Employee Matters Agreement. WTW reviewed the compensation programs and NEO compensation levels and provided input to the WK Committee prior to ratification by the WK Board.
3-B. Recognizing 2023 WK Kellogg Performance
We successfully completed our Spin Off from Kellanova and became a standalone public company on October 2, 2023. Following the Spin Off, we launched our three-year strategic plan focused on building the Company’s foundation and optimizing the cereal business by an integrated commercial plan to stabilize our net sales, drive EBITDA dollar growth, modernize our supply chain, and unleash an energized and winning culture. We delivered strong results in fiscal year 2023, including the following:
•Full year 2023 standalone adjusted net sales of $2,739 million, delivering at the high end of plan, and growing 2.8% driven by revenue growth management initiatives and continued commercial reactivation.
•Full year 2023 net income of $110 million, which led to standalone adjusted EBITDA margin of 9.4%, exceeding plan.
3-C. WK Kellogg's Compensation Programs and Decisions
Upon the Spin Off date of October 2, 2023, compensation for the WK Kellogg NEOs set by the Kellogg Company Committee was ratified by the WK Board.
The WK Committee reviewed the elements of our compensation program for our NEOs, considering market benchmarking data provided by WTW, peer practices, and the scope and responsibility of each of the respective NEO’s role, experience, proficiency, and individual contributions and performance.
Core Principles
Our executive compensation program is designed to attract, retain and motivate talent to achieve our short- and long-term goals. Our plans are designed to be market competitive and link to company performance, while aligning the interests of our executive officers and our Shareowners. The elements of our executive compensation program complement our strategy and values and enable us to attract and engage highly skilled and performance-oriented talent.
Accordingly, our executive compensation program is based on the following core principles:

Compensation

Pay for Performance	Our executive compensation program is designed to have a significant portion of pay linked to WK Kellogg’s performance. We accomplish this by utilizing “performance-based” pay programs like our Annual Incentive Plan, where company and individual performance are key factors in determining incentive compensation, providing market-driven compensation that generally targets pay levels at the median of our compensation peer group and limiting perquisites.
Shareowner Alignment	Our executive compensation program is designed to align our NEOs’ interests with those of our Shareowners by encouraging our leadership team to have a meaningful personal financial stake in the success of WK Kellogg. We gain this alignment by maintaining stock ownership guidelines, having equity- programs that represent a significant portion of an NEO’s total target compensation, and using compensation plan goals that are tied to key financial metrics of WK Kellogg.
Bringing Out the Best in People	We invest in attracting, retaining and motivating talented employees through market-driven, competitive total rewards. Our team is evaluated on how they live our Beliefs and Behaviors as they drive results. Our compensation program links “what” our NEOs deliver with “how” they make those contributions.
Risk Mitigation	Our executive compensation program is designed to mitigate risks relating to our business. The programs accomplish this by balancing short- and long-term incentives, and by using various financial metrics to ensure the business grows in a balanced, sustainable manner. In addition, we maintain a clawback policy and provisions in our plans to mitigate risk by creating appropriate remedies as required by the rules of the New York Stock Exchange and the SEC under certain circumstances.
In connection with the Spin Off, we adopted short-term cash incentive plans and/or programs, a long-term incentive plan (under which various stock-based awards have been granted to our employees and Directors), an employee stock purchase plan and non-qualified deferred compensation plans and policies, the terms of which will be substantially similar or comparable to those of such plans maintained by Kellogg Company. Additionally, we reviewed and adopted stock ownership guidelines appropriate for WK Kellogg as a newly established, stand-alone public company.
Our total compensation package is generally targeted at the median of our compensation peer group. Actual incentive compensation payouts depend largely upon WK Kellogg’s financial performance adjusted for individual NEO performance. We believe this pay-for-performance design allows WK Kellogg to attract, engage and retain the best talent for the organization.
How WK Kellogg Determines Compensation
Our compensation programs are designed to drive our pay for performance culture by linking a significant portion of each NEO’s compensation to their individual performance and WK Kellogg’s performance. Since the Spin Off, the WK Committee has followed a consistent, rigorous process to determine compensation for the NEOs, including the following:
•The independent compensation consultant presents the WK Committee with relevant compensation information such as market practices, compensation peer group benchmarking data, information about other relevant market practices, and emerging trends. This compensation information provides detailed information for CEO compensation and the compensation for the NEOs.
•The independent consultant makes recommendations to the WK Committee regarding target levels for each pay element for the CEO and provides oversight and guidance for other NEOs. The CEO makes recommendations to the WK Committee regarding the performance of and compensation for each NEO (other than himself).
•The WK Committee makes recommendations to the independent members of the WK Board regarding the compensation for the CEO and the other NEOs.
•Our independent Directors determine and approve the compensation of the CEO and the other NEOs.
Independent Decision Making
The WK Committee is responsible for administering the compensation program for executive officers of WK Kellogg. The members of the WK Committee are fully independent, none of the WK Committee members are current or former employees of WK Kellogg, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Committee Membership — Compensation and Talent Management Committee.”

Compensation
Compensation Committee Consultant Role and Independence
The WK Committee directly engaged WTW as its independent compensation consultant to assist the WK Committee in setting compensation arrangements for our NEOs. In connection with its engagement by the WK Committee, WTW was directly accountable to the WK Committee and provided advice on compensation trends and market information to assist the WK Committee in fulfilling its duties, which included the following:
•Reviewing executive compensation arrangements and advising of changes to be considered to improve effectiveness consistent with our compensation philosophy;
•Providing market data and recommendations on CEO and other executive compensation;
•Reviewing materials and attendance at WK Committee meetings; and
•Advising the WK Committee on best practices for governance of executive compensation as well as areas of possible concern or risk in WK Kellogg’s programs.
During fiscal 2023, WTW was paid approximately $161,750 for executive and director compensation. Prior to the Spin Off, Kellogg Company had retained the services of WTW on a limited scope basis relating to human resource services and benefits. WK Kellogg continued this human resources work with WTW, and WTW provided services having a value of approximately $383,720. WK Kellogg has internal controls in place to monitor WTW’s engagements to ensure WTW’s independence.
The WK Committee considered the following factors, among others, to determine WTW’s independence:
•The WK Committee’s oversight of the relationship between WK Kellogg and WTW mitigates the possibility that management could misuse other engagements to influence WTW’s compensation work for the WK Committee;
•WTW has adopted internal safeguards to ensure that its executive compensation advice is independent and has provided the WK Committee with a written assessment confirming the independence of its advisory work to the WK Committee for fiscal year 2023;
•The WK Committee retains ultimate decision-making authority for all executive pay matters and understands WTW’s role is simply that of advisor; and
•There are no significant business or personal relationships between WTW and any of our executives or members of the WK Committee.
Based on this assessment, the WK Committee has concluded that it is receiving objective and independent advice from WTW and that its work for WK Kellogg does not raise any conflict of interest. The WK Committee will annually review the performance and independence of its independent consultant.
Compensation Peer Group and Competitive Positioning
The WK Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and to ensure that our executive compensation program supports our recruitment and retention needs. The compensation review process incorporates the prevalent market practice of using a defined peer group for benchmarking CEO and CFO pay levels and practices, with total compensation targeted at the median of our compensation peer group. For other NEO roles, the WK Committee reviews both publicly disclosed compensation peer group data and broader WTW survey data to understand market pay levels and pay design practices. The WK Committee also considers broader market data in setting each element of our NEOs’ and other officers’ compensation. In particular, the WK Committee reviewed WTW survey market data, adjusted to reflect WK Kellogg’s size (measured by revenue) and the scope and role responsibilities of WK Kellogg’s incumbents.
Prior to the Spin Off, Semler Brossy (Kellogg Company’s independent compensation consultant) used the criteria below to develop a compensation peer group for WK Kellogg that consisted of the companies with which WK Kellogg would compete for talent, including both food companies and companies in other relevant industries. Following the Spin Off, the WK Committee and WTW reviewed and ratified this compensation peer group for fiscal 2023, which is set forth in the table below. In confirming the compensation peer group, the WK Committee took into account input from the independent compensation consultant, which was based on objective screening criteria for a variety of factors, including companies that (i) were in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider WK Kellogg a peer and/or (vi) are within a reasonable range in terms of percentile rank of WK

Compensation
Kellogg for key financial metrics such as revenue, pre-tax income, total employees, and market capitalization. The WK Committee will review the compensation peer group at least annually to confirm that it continues to be an appropriate benchmark.
2023 Compensation Peer Group

B&G Foods, Inc.	Lamb Weston Holdings, Inc.

BellRing Brands, Inc.	Lancaster Colony Corporation

Central Garden & Pet Company	Post Holdings, Inc.

Edgewell Personal Care Company	Reynolds Consumer Products, Inc.

Energizer Holdings, Inc.	Spectrum Brands Holdings, Inc.

Flowers Foods, Inc.	The Hain Celestial Group, Inc.

Hostess Brands, Inc.	The Simply Good Foods Company

J&J Snack Foods Corp.	TreeHouse Foods, Inc.

Utz Brands, Inc.

WK Kellogg Compensation Plans and Design
NEO compensation includes a combination of fixed cash, short-term incentive and long-term incentive compensation granted under the WK Kellogg Co 2023 Long-Term Incentive Plan (the “LTIP”). Annual cash compensation for NEOs is comprised of base salary and the Annual Incentive Plan ("AIP").
The WK Committee will review the elements of our compensation program for our NEOs on at least an annual basis. As part of its annual review, the WK Committee will consider market benchmark data, peer practices, job market conditions, scope and responsibilities of our NEO roles and performance factors.
Base Salary
Base salary is the principal fixed element of our executive compensation intended to attract and retain our NEOs. The WK Committee considers a number of factors when determining NEO base salaries including experience, proficiency, individual contributions, job market conditions, performance in role, retention objectives and the individual’s current base salary compared with those of persons in similar positions at other companies in the compensation peer group.
Each NEO's base salary shown below was determined prior to the Spin Off by the Kellogg Company Committee and ratified by the WK Board following the Spin Off. After consultation with WTW, these base salaries, effective on the Spin Off date of October 2, 2023, were determined by the WK Committee to be appropriate in light of each NEO’s relevant experience at the time of the Spin Off and each NEO’s expanded post-Spin Off role at WK Kellogg.

Named Executive Officer	2023 Post Spin Off Base Salary
Gary Pilnick	$1,000,000
David McKinstray	$500,000
Douglas VanDeVelde	$550,000
Bruce Brown	$455,000
Sherry Brice	$400,000

Compensation
Annual Cash Incentives
Annual cash awards granted under the AIP are designed to support our pay-for-performance culture and are based on a combination of business and individual performance. For 2023, the potential AIP payouts were based on achievement of performance goals and could range from 0% to 200% of target, based on a combination of pre-Spin Off performance at Kellogg Company as noted in Chapter 2 and post-Spin Off performance at WK Kellogg. Because the Spin Off completion date occurred during the fiscal year, the target bonuses as a percent of salary were prorated for the NEOs to reflect their pre- and post-Spin Off compensation levels. The following chart summarizes the AIP target bonuses for 2023.

	Target Bonus % of Base Salary
Named Executive Officer	Q1-Q3 (Pre-Spin)	Q4 (Post-Spin)	Aggregate 2023	2023 Target Bonus $
Gary Pilnick	95%	110%	99%	$987,397
David McKinstray	50%	80%	57%	$287,397
Douglas VanDeVelde	60%	65%	61%	$336,856
Bruce Brown	50%	65%	54%	$244,516
Sherry Brice	45%	60%	49%	$194,959
As noted above in Chapter 2, pursuant to the Employee Matters Agreement, the 2023 AIP payout for our NEOs aggregated actual performance represents the pre-Spin Off Period through October 1, 2023 (as determined in the discretion of the Kellogg Company Committee) and the post-Spin Off Period (as determined in the sole discretion of the WK Committee, which included discretion to implement additional or alternative performance criteria or to make adjustments to performance criteria applicable to the post-Spin Off period).
Following the Spin Off, the WK Committee implemented AIP performance criteria for the fourth quarter of the 2023 performance period, including the business performance factors (i.e., potential achievement tiers) for our NEOs. The financial metrics of standalone adjusted EBITDA and standalone adjusted Net Sales were the two metrics used to measure performance in our AIP plan for fourth quarter to align with the standalone adjusted EBITDA and standalone adjusted Net Sales targets for 2023 announced at Investor Day.
These AIP performance criteria were based on the fourth quarter component of WK Kellogg’s 2023 annual standalone adjusted EBITDA financial target of $252 million for the full year, with tiers set in alignment with the AIP payout ranges of 0% to 200% and subject to downward adjustment if the annual standalone adjusted Net Sales target of $2.72 million was not achieved.
Based on the business performance tiers below for our NEOs (assuming the annual Net Sales target was achieved), the AIP payout would be calculated as follows:

Tier	Minimum EBITDA Delivery for 2023 ($ millions)	WK Kellogg 4Q Payout Factor
1	252.0	Target
2	253.6	125%
3	256.2	150%
4	261.3 and higher	200%
WK Kellogg’s business performance exceeded the 2023 forecast and plan provided by management at the WK Kellogg Investor Day on August 9, 2023, and the third quarter earning conference call on November 8, 2023. Based on actual 2023 standalone adjusted EBITDA performance of $258 million and achievement of the 2023 standalone adjusted Net Sales equal to $2.739 billion, EBITDA performance achieved was in the high range of Tier 3 in the table above, resulting in a payout factor of 150% for the fourth quarter, prior to any adjustment for individual performance. The WK Committee determined this as the appropriate payout for the fourth quarter based on our ‘pay for performance’ strategy and the period of time WK Kellogg operated as an independent company.

Compensation
Each NEO’s final 2023 AIP business performance factor (prior to any adjustment for individual performance) was determined by combining the business performance factors provided by the Kellogg Company Committee for the first three quarters of the year, and the business performance factor described above for fourth quarter, as set forth below:

Named Executive Officer	Pre-Spin AIP Business Performance Factor (% for 1st to 3rd Quarters)	Post-Spin AIP Business Performance Factor (% for 4th Quarter)	Full Year AIP Business Performance Factor (% for 2023)
Gary Pilnick(1)	101%	150%	115%
David McKinstray(2)	89%	150%	110%
Douglas VanDeVelde(3)	116%	150%	125%
Bruce Brown(4)	88%	150%	107%
Sherry Brice(5)	104%	150%	118%
(1)Since Mr. Pilnick was a NEO at Kellogg Company prior to the Spin Off, the Kellogg Company Committee determined the pre-Spin Off payout factor.
(2)Prior to the Spin Off, participated in Kellogg Company’s North America plan.
(3)Prior to the Spin Off, participated in Kellogg Company’s North America "Ready to Eat Cereal" plan.
(4)Prior to the Spin Off, participated in Kellogg Company’s North America Sales Leadership plan.
(5)Prior to the Spin Off, participated in Kellogg Company’s Corporate AIP Plan.
In addition to operating results, each NEO is held accountable for achieving annual individual performance goals set for the fiscal year. The NEOs are assessed both against their level of individual achievement against these agreed upon goals and their alignment to our "Beliefs & Behaviors." Several factors were considered in assessing Mr. Pilnick’s and each other NEO’s individual performances, including leadership of the Spin Off throughout 2023 and related efforts, and continued delivery of strong business results.
To ensure each NEO's performance was measured for the full fiscal year, the Kellogg Company shared performance feedback on Mr. Pilnick, Mr. McKinstray, Mr. VanDeVelde, Mr. Brown and Ms. Brice representing the first three quarters of the year, and the WK Committee considered the NEOs' individual performance in fourth quarter.
The WK Committee considered a number of factors when assessing NEO performance including performance feedback provided by the Kellogg Company for the first three quarters of the year, strong leadership of the Spin Off prior to, during and following the Spin Off, and delivery of strong business results at WK Kellogg.
Individual performance is recognized under the AIP by applying an adjustment to the NEO’s full year business performance factor, which adjustment can be upward (up to a maximum of 60%) or downward, depending on the individual’s performance. The actual percent of the AIP target paid to our NEOs each year can range from 0% to 200% of the target opportunity.
The WK Committee considered individual performance in 2023 and awarded AIP payouts based on performance of 40% above the business performance factors for each NEO, consistent with the terms of the AIP. The AIP bonus payout for each of the NEOs was as follows:

Named Executive Officer	% of AIP Target(1)	2023 AIP Payout ($)(2)
Gary Pilnick	155%	$1,526,611
David McKinstray	150%	$431,575
Douglas VanDeVelde	165%	$555,800
Bruce Brown	147%	$358,696
Sherry Brice	158%	$308,265
(1)The aggregate 2023 AIP Payout Factor percentage represents ~75% of the Kellogg Company payout factors in “Pre-Spin Off Decisions by Kellogg Company” and ~25% of the WK Kellogg payout factor for the fourth quarter of 2023, adjusted based on individual performance.

Compensation
(2)The value reported in this column is comprised of: ~75% of the pre-Spin Off target bonus percent plus ~25% of the post-Spin Off target bonus percent applied to the December 31, 2023 base salary, then adjusted based on the aggregate 2023 AIP Performance Factor percentage and individual performance. These awards were paid in March 2024.
Long-Term Incentives
We maintain the LTIP, pursuant to which we can issue grants of stock options, stock appreciation rights, restricted shares and units and performance shares and units (such as PSUs). These incentives are intended to promote achieving our long-term corporate financial goals and aligns the interests of management with those of its shareholders.
2023 LTIP Awards
As discussed above in Chapter 2, following the Spin Off, our NEOs hold equity awards that were originally granted by Kellogg Company and were converted into awards in respect of WK Kellogg stock in connection with the Spin Off. All Kellanova RSUs and PSUs that were granted on or after June 21, 2022, and were outstanding immediately prior to the Spin Off were converted to WK Kellogg equity awards, remaining subject to the same terms and conditions that applied prior to the Spin Off, including service-based vesting which ties to each NEO’s continued employment with WK Kellogg.
As noted in Chapter 2, the Kellogg Company Committee set the performance factor at 100% for PSUs granted in 2023 prior to converting the awards to WK Kellogg equity awards. Following this conversion, the WK Committee determined it was appropriate to measure performance for the 2023 PSUs through the closing of the Spin and converted such PSUs into time-based RSUs with a three-year cliff vesting requirement to maintain the retentive nature of the awards (consistent with the performance period that had previously applied at grant). This treatment best reflected performance from the beginning of the applicable performance period through the Spin date, since financial results could not determined post-Spin for the 2023 grant.
In February 2024, our NEOs each received an equity grant under the LTIP consisting of 50% RSUs and 50% PSUs. The RSUs will cliff on the third anniversary of the date of the grant. The PSUs include long-term performance metrics that align with WK Kellogg’s strategic plan to ensure there is a linkage between NEO compensation and company performance.
One-Time Retention Equity Grants in Connection with the Spin Off
On November 13, 2023, WK Kellogg entered into retention agreements with each of our NEOs, pursuant to which each NEO received a one-time grant of RSUs that will cliff vest on the third anniversary of the grant date, subject to the NEO’s continued service and compliance with the terms of the retention agreement, including confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. This one-time grant was aligned with market norms for similar spinoff transactions and will not be considered part of each NEO’s ongoing annual long-term incentive grant. This grant is intended to further align each NEO’s interests with those of our Shareowners by increasing the NEO’s personal financial stake in the success of WK Kellogg, supporting retention of key talent over our three-year strategic horizon, and recognizing the NEOs for successfully establishing WK Kellogg as an independent, publicly-traded, company. The terms and conditions associated with the grant include forfeiture of the award in the event of any voluntary resignation, including retirement, prior to the three-year cliff vesting, as well as standard release and other restrictive covenants.

Named Executive Officer	Grant Date Fair Value(1)
Gary Pilnick	$3,960,096
David McKinstray	$960,098
Douglas VanDeVelde	$750,080
Bruce Brown	$750,080
Sherry Brice	$750,080
(1)These one-time RSU awards made in connection with the Spin Off were granted on November 13, 2023 and cliff vest on November 13, 2026, subject to their terms and conditions. These grants are not considered part of the NEOs' ongoing annual long-term incentive grants.

Compensation
Other Compensation Elements
Post-Termination Compensation
We maintain the WK Kellogg Severance Benefit Plan and the Change of Control Policy that provide for severance benefits to NEOs upon certain terminations. These severance benefits were established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times. These severance benefits are intended to be competitive with our Compensation Peer Group.
The WK Kellogg Severance Benefit Plan provides for cash severance for our CEO upon certain qualifying terminations in an amount equal to two times the CEO’s current annual salary, and other NEOs in an amount equal to one and a half times the NEO’s current annual salary.
The Change of Control Policy provides for payment of cash severance following a qualifying termination in connection with a change in control in the amount of two times the current annual salary and two times the current target annual incentive award.
On February 8, 2024, the Board approved amendments to the Severance Benefit Plan (the "Amended Severance Benefit Plan") and certain changes to the Change of Control Policy (the "Amended Change of Control Policy").
For more information on the other payments and benefits provided under these plans and their terms, as well as details regarding the Amended Severance Benefit Plan and Amended Change of Control Policy, refer to the “Potential Post-Employment Payments” section of this Proxy Statement.
Retirement Plans
Our U.S.-based NEOs are eligible to participate in the WK Kellogg-provided U.S. defined contribution plan alongside substantially all other U.S. employees, which provides for both matching and fixed Company contributions based on employee deferrals and years of service, respectively. Amounts earned under long-term incentive programs are not included when determining retirement benefits for any plan participants. In addition, we do not pay above-market interest rates on amounts deferred under either our qualified or non-qualified savings and investment plans. For more information, please refer to the “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans” section of this Proxy Statement.
Perquisites
WK Kellogg provides limited perquisites to the NEOs. The "Summary Compensation Table" under the "Executive Compensation" section of this Proxy Statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.
Employee Stock Purchase Plan
We maintain a tax-qualified employee stock purchase plan (the "Employee Stock Purchase Plan") that is made available to substantially all U.S. employees, which allows participants to acquire WK Kellogg stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allowed participants to buy WK Kellogg stock at a 15% discount to the market price. Under applicable tax law, a plan participant may purchase up to $25,000 in market value, as defined in the plan, of WK Kellogg stock in any calendar year.
Executive Stock Ownership Guidelines
In order to preserve the linkage between the interests of our NEOs and those of Shareowners, NEOs are expected to establish and maintain a significant level of direct stock ownership. Our current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
Our NEOs have five years from the date they first become subject to a particular level of the guidelines to meet them. For purposes of complying with our guidelines, stock considered owned includes (i) shares owned outright,

Compensation
including those purchased in the open market, (ii) shares acquired through the Employee Stock Purchase Plan, (iii) shares underlying unvested restricted stock awards and (iv) shares acquired upon the vesting of other stock awards (including PSU awards).
WK Kellogg has a practice such that there is a holding period which requires that all of our NEOs hold all shares received (net of tax) from stock awards (including PSU awards) until their respective ownership guideline is met. We expect that our NEOs will meet or exceed their ownership guideline within the required period. The WK Committee reviews compliance with the guidelines on an annual basis.
Securities Trading Policy
WK Kellogg has adopted a securities trading policy that prohibits our non-employee Directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. Our NEOs and other officers may not pledge shares or enter into any risk hedging arrangements with respect to WK Kellogg stock. NEOs may not hold WK Kellogg stock in a margin account or pledge WK Kellogg stock as collateral for a loan. In addition, our securities trading policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.
Clawback Policies
We maintain a clawback policy that complies with the New York Stock Exchange's clawback rules promulgated under Section 10D of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. In the event WK Kellogg is required to prepare an accounting restatement of its financial statements due to WK Kellogg’s material noncompliance with any such financial reporting measure requirements, the clawback policy requires that covered executives must reimburse WK Kellogg or forfeit any excess “incentive-based compensation” (as defined under Section 10D) received by such covered executive during the three completed fiscal years immediately preceding the date on which WK Kellogg is required to prepare the restatement. In addition, the RSUs and PSUs granted under the LTIP are subject to forfeiture and discretionary recoupment in the event the holder engages in “detrimental conduct” (as defined in the applicable award agreement). In the event the holder breaches a restrictive covenant obligation under the applicable award agreement, the RSUs and PSUs will be forfeited, and the holder will be required to reimburse WK Kellogg for proceeds received pursuant to the applicable award.
Mitigating Risk
The compensation program is designed so that it does not encourage taking unreasonable risks relating to our business. WK Kellogg’s compensation programs mitigate risk by balancing short-term and long-term incentives which use various financial metrics to encourage the business to grow in a balanced, sustainable manner. In addition, the use of clawback provisions further drives risk mitigation by creating appropriate remedies under certain circumstances.
In 2023, the Board and the WK Committee reviewed our compensation program to identify any design features that could reasonably be considered to encourage excessive risk taking and WK Kellogg’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the Board and the WK Committee determined that any risks arising from WK Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on WK Kellogg.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on WK Kellogg’s deductions for compensation paid to specified officers, including our NEOs.
While we consider tax deductibility as a factor in making compensation decisions, the WK Committee retains the flexibility to provide compensation that is consistent with the objectives of our executive compensation program, even if such compensation is not tax deductible. Further, the WK Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of Kellogg and our executive compensation program.

Compensation
The WK Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and WK Kellogg realizes a tax deduction upon the approval of the payout or payment to the executive, subject to Section 162(m) limitations.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the CD&A required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.
MEMBERS OF THE COMPENSATION COMMITTEE
•R. David Banyard, Jr., Chair
•Zack Gund
•Wendy Arlin
•Ramón Murguía
•Mindy Sherwood

Compensation
Executive Compensation
Summary Compensation Table
The table below presents compensation information for individuals who served as our CEO, CFO and each of the other three most highly-compensated individuals who were serving as executive officers at the end of fiscal 2023. It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2023 and 2022. The compensation reported for 2022 and prior to WK Kellogg's Spin Off from Kellanova in 2023 was paid or granted by Kellanova, in connection with each of our NEO's service as an executive or employee at Kellanova.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Gary Pilnick	2023	844,750	—	6,456,792	1,526,611	—	192,167	9,020,320
Chairman, President and Chief Executive Officer	2022	793,000	—	1,900,173	1,167,693	—	161,775	4,022,641
David McKinstray	2023	404,018	94,200	1,289,585	431,575	—	53,834	2,273,212
Chief Financial Officer	2022	360,385	—	641,862	311,320	—	40,753	1,354,320
Douglas VanDeVelde	2023	503,789	—	1,258,874	555,800	—	100,205	2,418,668
Chief Growth Officer	2022	474,769	—	663,197	507,636	—	81,624	1,727,226
Bruce Brown	2023	419,981	103,000	1,059,972	358,696	—	80,036	2,021,685
Chief Customer Officer	2022	396,097	—	258,995	350,000	—	59,892	1,064,984
Sherry Brice	2023	352,346	85,300	1,031,081	308,265	—	47,507	1,824,499
Chief Supply Chain Officer	2022	323,842	—	220,343	237,886	—	42,610	824,681
(1)WK Kellogg Co's fiscal year normally ends on the Saturday closest to December 31 and as a result, a 53rd week is added approximately every sixth year. WK Kellogg Co's 2023 fiscal year contained 52 weeks.
(2)Amounts listed in this column represent the Recognition Awards paid in recognition for the significant contributions related to the Spin Off.
(3)Reflects the aggregate grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718 for each NEO and the incremental fair value of such awards computed as of the modification date of the conversion of Kellanova equity awards into awards in respect of WK Kellogg stock in connection with the Spin Off (the “Modification Charge”). See "Long-Term Incentive" section in Chapters 2-B and 3-C in the Compensation Discussion and Analysis. Refer to Notes 2 and 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a discussion of the relevant assumptions used in calculating the fair value. The table below presents separately the grant date fair value for PSU awards, RSU awards granted in 2022 and 2023, and the Modification Charge:

Compensation

Name	Year	PSU ($) (a)	RSU ($)	Modification Charge	Total ($)
Gary Pilnick	2023	1,567,953	4,483,203	405,636	6,456,792
	2022	1,425,130	475,043	—	1,900,173
David McKinstray	2023	194,199	1,025,059	70,327	1,289,585
	2022	194,246	447,616	—	641,862
Douglas VanDeVelde	2023	317,967	856,069	84,838	1,258,874
	2022	317,797	345,400	—	663,197
Bruce Brown	2023	194,199	815,041	50,732	1,059,972
	2022	194,246	64,749	—	258,995
Sherry Brice	2023	165,480	805,126	60,475	1,031,081
	2022	165,175	55,168	—	220,343
a.The actual PSU payout can range from 0% to 200% of the target. If the highest level of performance conditions are achieved, then the grant date fair value of the PSU awards for each NEO would be as follows: (i) Mr. Pilnick, $3,135,906 for 2023, and $2,850,260 for 2022, respectively; (ii) Mr. McKinstray, $388,398 for 2023, and $388,492 for 2022, respectively; (iii) Mr. VanDeVelde, $635,934 for 2023, and $635,594 for 2022, respectively; (iv) Mr. Brown, $388,398 for 2023, and $388,492 for 2022, respectively; and (v) Ms. Brice, $330,960 for 2023, and $330,350 for 2022, respectively.
(4)Includes the one time retention equity grants in connection with the Spin Off vesting in 2026. The grant date fair value of the one time retention equity grants as of the grant date of November 13, 2023 were as follows: (i) Mr. Pilnick $3,960,096; (ii) Mr. McKinstray $960,098; and (iii) Mr. VanDeVelde, Mr. Brown and Ms. Brice $750,080. These grants are not considered part of the NEOs' ongoing annual long-term incentive grants. For more information, see the Compensation Discussion & Analysis Chapter 3-C.
(5)Reflects the amounts earned under the AIP.
(6)No amounts to report that met the preferential earnings above 120% of applicable federal long-term rate with respect to account balances under WK Kellogg's Supplemental and Investment Plan (the "S&I Plan").
(7)The table below presents an itemized account of “All Other Compensation” provided in 2023 to the NEOs. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and are set forth below.

Name	Company Contributions to S&I and Restoration Plans (a)($)	Company Paid Death Benefit (b)($)	Financial Planning Assistance (c)($)	Physical Exams (d)($)	Total ($)
Gary Pilnick	139,631	31,785	12,000	8,751	192,167
David McKinstray	48,814	1,662	3,358	—	53,834
Douglas VanDeVelde	75,722	12,575	11,908	—	100,205
Bruce Brown	60,198	9,838	10,000	—	80,036
Sherry Brice	46,177	1,330	—	—	47,507
(a)For information about our Savings & Investment Plan ("S&I Plan") and Restoration Plan, refer to the “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — U.S. Defined Contribution Plans” section of this Proxy Statement.
(b)Annual cost for WK Kellogg-paid life insurance, WK Kellogg-paid accidental death and dismemberment, and Executive Survivor Income Plan (WK Kellogg-funded death benefit).
(c)Reflects reimbursement for financial and tax planning assistance.
(d)Actual cost of an annual physical health exam.
In addition to the foregoing compensation, the NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage which are not included in the table above as these programs are provided to all U.S. salaried employees.

Compensation
Grants of Plan-Based Awards Table
During 2023, NEOs received the following plan-based awards:
•2023 AIP grants (annual cash performance-based awards) paid in March 2024;
•2023-2025 PSU grants under the Kellanova LTIP (multi-year stock performance-based awards); and
•RSU grants under the LTIP.
Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation — Summary Compensation Table” and the “Compensation Discussion and Analysis."

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary Pilnick
2023 AIP	—	—	987,397	1,974,794	—	—	—	—	—
2023-2025 PSU (2)	2/17/2023	—	—	—	—	22,930	45,860	—	1,567,953	(3)
2023 RSU (4)	2/17/2023	—	—	—	—	—	—	7,650	523,107	(6)
2023 One-Time RSU Award (5)	11/13/2023	—	—	—	—	—	—	371,840	3,960,096	(6)
2021-2023 Modification Charge (7)	—	—	—	—	—	—	—	—	238,387
2022-2024 Modification Charge (7)	—	—	—	—	—	—	—	—	150,367
2023-2025 Modification Charge (7)	—	—	—	—	—	—	—	—	16,882
David McKinstray
2023 AIP	—	—	287,397	574,794	—	—	—	—	—
2023-2025 PSU (2)	2/17/2023	—	—	—	—	2,840	5,680	—	194,199	(3)
2023 RSU (4)	2/17/2023	—	—	—	—	—	—	950	64,961	(6)
2023 One-Time RSU Award (5)	11/13/2023	—	—	—	—	—	—	90,150	960,098	(6)
2021-2023 Modification Charge (7)	—	—	—	—	—	—	—	—	25,749
2022-2024 Modification Charge (7)	—	—	—	—	—	—	—	—	42,479
2023-2025 Modification Charge (7)	—	—	—	—	—	—	—	—	2,099
Douglas VanDeVelde
2023 AIP	—	—	336,856	673,712	—	—	—	—	—
2023-2025 PSU (2)	2/17/2023	—	—	—	—	4,650	9,300	—	317,967	(3)
2023 RSU (3)	2/17/2023	—	—	—	—	—	—	1,550	105,989	(6)
2023 One-Time RSU Award (5)	11/13/2023	—	—	—	—	—	—	70,430	750,080	(6)
2021-2023 Modification Charge (7)	—	—	—	—	—	—	—	—	47,899
2022-2024 Modification Charge (7)	—	—	—	—	—	—	—	—	33,512
2023-2025 Modification Charge (7)	—	—	—	—	—	—	—	—	3,427

Compensation

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce Brown
2023 AIP	—	—	244,516	489,032	—	—	—	—	—
2023-2025 PSU (2)	2/17/2023	—	—	—	—	2,840	5,680	—	194,199	(3)
2023 RSU (4)	2/17/2023	—	—	—	—	—	—	950	64,961	(6)
2023 One-Time RSU Award (5)	11/13/2023	—	—	—	—	—	—	70,430	750,080	(6)
2021-2023 Modification Charge (7)	—	—	—	—	—	—	—	—	28,169
2022-2024 Modification Charge (7)	—	—	—	—	—	—	—	—	20,464
2023-2025 Modification Charge (7)	—	—	—	—	—	—	—	—	2,099
Sherry Brice
2023 AIP	—	—	194,959	389,918	—	—	—	—	—
2023-2025 PSU (2)	2/17/2023	—	—	—	—	2,420	4,840	—	165,480	(3)
2023 RSU (4)	2/17/2023	—	—	—	—	—	—	805	55,046	(6)
2023 One-Time RSU Award (5)	11/13/2023	—	—	—	—	—	—	70,430	750,080	(6)
2021-2023 Modification Charge (7)	—	—	—	—	—	—	—	—	41,269
2022-2024 Modification Charge (7)	—	—	—	—	—	—	—	—	17,432
2023-2025 Modification Charge (7)	—	—	—	—	—	—	—	—	1,774
(1)Represents estimated possible payouts on the grant date for annual performance cash awards granted in 2023 under the 2023 AIP for each of our NEOs. The actual amount of AIP paid can range from 0% to 200% of the target. The AIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2023 AIP. For more information, see Chapter 3-C in the “Compensation Discussion and Analysis — Annual Cash Incentive” section of this Proxy Statement.
(2)Represents PSUs granted by Kellanova in 2023. In connection with the Spin Off, the Kellanova Committee set the performance factor for these PSUs at 100%, and the number of PSUs representing 100% achievement of the applicable performance measures were converted into RSUs in respect of WK Kellogg stock that are subject to a three-year cliff vesting schedule (consistent with the service-based vesting that had applied to the PSUs). For more information, see Chapters 2-B and 3-C of the "Compensation Discussion & Analysis" of this Proxy Statement.
(3)Represents the grant date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023. This grant date fair value assumes that each participant earns the target PSU award (i.e., 100% of PSU target).
(4)Represents RSUs granted by Kellanova in 2023 that vest on the third anniversary of the grant date occurring on February 17, 2026. All RSUs that were granted in 2023 and were outstanding immediately prior to the Spin Off were converted to WK Kellogg equity awards, remaining subject to the same terms and conditions that applied to such awards prior to Spin Off. For more information, please see Chapters 2-B and 3-C of the "Compensation Discussion & Analysis" section of this Proxy Statement.
(5)Represents the one-time retention grant of RSUs that will vest in full on November 13, 2026, the third anniversary of the grant date. For more information, see the Chapters 3-C of the "Compensation Discussion & Analysis" section of this Proxy Statement.
(6)Represents the grant date fair value calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs is based on the closing price of Kellanova common stock or our common stock, as applicable, on the date of grant.
(7)Represents the Modification Charge as further described in footnote 3 to the Summary Compensation Table above.

Compensation
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
We do not have employment agreements with any of our NEOs. The base salaries and target annual cash bonuses provided to each of our NEOs are described above under WK Kellogg's Compensation Programs and Decisions in Chapter 3 of the CD&A. Each of our NEOs participate in the WK Kellogg Co Severance Benefit Plan (“Severance Benefit Plan”) and the WK Kellogg Co Change of Control Severance Policy for Key Executives (“Change of Control Policy”) that provide certain payments and benefits upon certain qualifying terminations, as described below under “Potential Post-Employment Payments.” In addition, awards granted under the LTIP provide for certain beneficial treatment upon certain terminations, as described below under “Potential Post-Employment Payments.” Incentive-based compensation awarded to our NEOs is subject to our Clawback Policy. In addition, the RSUs and PSUs granted under the LTIP are subject to forfeiture and discretionary recoupment in the event the holder engages in “detrimental conduct” (as defined in the applicable award agreement). In the event the holder breaches a restrictive covenant obligation under the applicable award agreement, the RSUs and PSUs will be forfeited, and the holder will be required to reimburse WK Kellogg for proceeds received pursuant to the applicable award.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2023:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary Pilnick
RSU(3)	519,220	$6,822,551	—	—
David McKinstray
RSU(4)	108,985	$1,432,063	—	—
Douglas VanDeVelde
RSU(5)	100,247	$1,317,246	—	—
Bruce Brown
RSU(6)	89,010	$1,169,591	—	—
Sherry Brice
RSU(7)	86,375	$1,134,968	—	—
WK Kellogg Co has not granted any options as of December 30, 2023.
(1)The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”
(2)Market value is based upon the closing price of our common stock on December 30, 2023 (the last trading day of fiscal 2023).
(3)Mr. Pilnick's RSUs will vest on February 17, 2026 (142,574 units) and will vest on November 13, 2026 (376,646 units). Awards outstanding include accrued dividend equivalent units.
(4)Mr. McKinstray's RSUs will vest on February 17, 2026 (17,670 units) and will vest on November 13, 2026 (91,315 units). Awards outstanding include accrued dividend equivalent units.
(5)Mr. VanDeVelde's RSUs will vest on February 17, 2026 (28,907 units) and will vest on November 13, 2026 (71,340 units). Awards outstanding include accrued dividend equivalents.
(6)Mr. Brown's RSUs will vest on February 17, 2026 (17,670 units) and will vest on November 13, 2026 (71,340 units). Awards outstanding includes accrued dividend equivalents.
(7)Ms. Brice's RSUs will vest on February 17, 2026 (15,035 units) and will vest on November 13, 2026 (71,340 units). Awards outstanding includes accrued dividend equivalents.

Compensation
2023 Option Exercises and Stock Vested Table
There were no WK Kellogg options to exercise or stock vested in 2023.
Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
Pursuant to the Employee Matters Agreement (described in the section entitled "Corporate Governance - Related Person Transactions" above), Kellanova retained the Kellanova Defined Benefit Plans, in which some of our NEOs participate. Effective on the Spin Off date, WK Kellogg NEOs are not credited with any additional service under the Kellanova Defined Benefit Plans except for purposes of vesting and eligibility for early retirement subsidies only.
Our NEOs participate in the same qualified and non-qualified defined contribution savings and investment plans as our eligible U.S. salaried employees.
Our U.S. savings and investment program includes a non-qualified restoration plan for our U.S. executives, which allows us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to this plan as the “Restoration Plan” because it restores benefits that would otherwise be available under the plan. This plan uses the same benefit formulas as our broad-based IRS qualified plans, and use the same type of compensation to determine benefit amounts.
Amounts earned under long-term incentive programs, such as awards of restricted stock and RSUs, are not included when determining retirement benefits for any employee, including executives. We do not pay above-market interest rates on amounts deferred under our savings and investment plans.
The amount of an employee’s compensation is an integral component of determining the benefits provided under savings plan formulas, thus, an individual’s performance over time will influence the level of his or her retirement benefits.
U.S. Defined Contribution Plans
We offer both qualified and non-qualified defined contribution plans for our U.S. employees to elect voluntary deferrals of salary and annual incentive awards. Our principal defined contribution plans are composed of (1) the WK Kellogg Co Savings & Investment Plan (“WK Kellogg S&I Plan”) (which is a qualified plan available to substantially all U.S. salaried employees) and (2) the WK Kellogg Co Supplemental Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. Mr. Pilnick, Mr. McKinstray, Mr. VanDeVelde, Mr. Brown and Ms. Brice are each participants in both of these plans.
WK Kellogg S&I Plan
Under this plan, employees can defer up to 50% of base salary plus annual incentives. Distributions are generally made after termination (directly to employee or rolled over to another account) or when an employee reaches age 59 and a half. In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under the WK Kellogg S&I Plan, we match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. No WK Kellogg matching contributions are provided above 5% of eligible compensation deferred by an employee. Any amount of employee deferrals or matching contributions in excess of IRS limits will be made to the Restoration Plan. Additionally, the Company provides a fixed Retirement Contribution to the WK Kellogg S&I Plan. The Retirement Contribution is a fixed 3%, 5% or 7% of base salary, for employees with up to 10 years of service, between 10 and 20 years of service or greater than 20 years of service, respectively. For employees who have less than 3 years of service, the Retirement Contribution vests upon the third anniversary of employment.

Compensation
Non-Qualified Deferred Contribution Plans
Restoration Plan
Prior to the Spin Off, Kellogg Company offered its employees the opportunity to participate in the Restoration Plan, which was a non-qualified, unfunded plan offered to employees who were impacted by the statutory limits of Section 409A of the Internal Revenue Code (the "Code"). Upon the Spin Off, WK Kellogg developed a Restoration Plan consistent with the plan offered by the Kellogg Company. Kellanova retained all Restoration Plan contributions and liabilities for WK Kellogg executives prior to the Spin Off. As a result, only the contributions associated with the WK Kellogg Restoration Plan effective upon the Spin Off are included in the compensation tables.
Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plans. The Restoration Plan allows us to provide the same matching contribution and fixed Retirement Contribution, as a percentage of eligible compensation, to impacted employees as other employees who participate in the WK Kellogg Co S&I Plan. As an unfunded plan, no money is actually invested in the Restoration Plan; contributions and earnings/losses are tracked in a book-entry account and all account balances are general WK Kellogg Co obligations.
Under the Restoration Plan, eligible employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with WK Kellogg, either as annual installments or as a lump sum, based on the distribution option elected under the plan. Participants in the Restoration Plan may not make withdrawals during their employment.
The following table provides information with respect to the Restoration Plans, as applicable to the participating NEOs. This table excludes information with respect to the WK Kellogg Co S&I Plan, which is a qualified plan available to U.S. salaried WK Kellogg Co employees as described above.
Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Gary Pilnick	19,363	42,598	283	—	62,244
David McKinstray	15,213	11,307	1,449	—	27,969
Douglas VanDeVelde	13,370	21,078	1,375	—	35,823
Bruce Brown	18,506	13,701	1,984	—	34,191
Sherry Brice	4,770	6,335	45	—	11,150
(1)Amounts in this column are included in the “Salary” column in the Summary Compensation Table (not incremental).
(2)Amounts in this column reflect WK Kellogg Co contributions for the time post Spin Off.
(3)Represents at-market/non-preferential earnings on the accumulated balance in 2023.
(4)Aggregate balance as of December 30, 2023, is the total market value of the deferred compensation account, including executive contributions and WK Kellogg Co contributions.
(5)The amounts in the table below reflect one quarter of the year with respect to 2023 and are also being reported in the "Salary," "Non-Equity Incentive Plan Compensation" and "All Other Compensation" columns in the Summary Compensation Table in the year indicated.

Name	Fiscal Year	Reported Amounts ($)
Gary Pilnick	2023	61,961
David McKinstray	2023	26,520
Douglas VanDeVelde	2023	34,448
Bruce Brown	2023	32,207
Sherry Brice	2023	11,105

Compensation
Potential Post-Employment Payments
Generally, our NEOs are eligible to receive benefits if their employment is terminated (1) by WK Kellogg without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.
The table at the end of this section reflects calculations, as of December 30, 2023, of the estimated benefits our NEOs would receive in these situations. Although the calculations below are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
Severance Benefits
Our NEOs are covered by arrangements that specify payments in the event the executive’s employment is terminated. These severance benefits are intended to be competitive with our Compensation Peer Group and general industry practices. The Severance Benefit Plan and the Change of Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times.
The Severance Benefit Plan provides severance benefits to eligible employees who are terminated by WK Kellogg under certain circumstances. WK Kellogg benefits from this program in a variety of ways, including that WK Kellogg has the right to receive a general release, non-compete, non-solicitation and non-disparagement agreement from separated employees in exchange for the benefits provided under the program.
The Change of Control Policy provides benefits to executives in connection with a change of control in the event an executive is terminated without cause or the executive terminates employment for good reason. The Change of Control Policy is intended to protect Shareowner interests by enhancing employee focus during rumored or actual change of control activity by providing incentives to executives to remain with WK Kellogg despite uncertainties while a transaction is under consideration or pending.
The award agreements granted pursuant to the LTIP provide for certain treatment upon qualifying terminations or in connection with a change in control, as described below under "Involuntary Termination - No Change of Control," "Retirement, Disability and Death," and "Potential Change of Control Payments."

Compensation
Involuntary Termination - No Change of Control
Under the Severance Benefit Plan, as in effect on December 31, 2023, if the employment of an executive (including an NEO) is terminated without cause, they will generally be entitled to receive benefits under the Severance Benefit Plan. Benefits under the Severance Benefit Plan are not available if an executive is terminated for cause. “Cause” generally is defined as (a) the employee’s willful engagement in conduct relating to the employee’s employment with the Company for which either criminal or civil penalties may be sought; (b) the employee’s deliberate disregard of any Company policy, including the Company’s insider trading policy, or the Company’s code of conduct; (c) the employee’s acceptance of employment with or service as a consultant or advisor to an entity or person that is in competition with or acting against the interests of the Company; (d) the employee’s disclosure or misuse of confidential information or material concerning the Company; (e) the employee’s willful engagement in gross misconduct pursuant to which the Company has suffered a loss; or (f) the employee’s willful and continued refusal to substantially perform the employee’s then current duties at the Company in any material respect. Benefits under the Severance Plan are also not available if the executive is terminated for a reason that the WK Kellogg ERISA Administrative Committee determines rises to the level of cause or for any other reason determined in the sole discretion of the WK Kellogg ERISA Administrative Committee. The Severance Benefit Plan is designed to apply in situations where WK Kellogg terminates employment for reasons such as (1) a reduction in the work force; (2) the relocation of a company facility or component within a company facility; (3) the closing or sale of a company facility; (4) lack of work; (5) elimination of the employee's position; or (6) any other reason approved in the sole discretion of the WK Kellogg ERISA Administrative Committee.
Under the Severance Benefit Plan in effect on December 31, 2023:
•The CEO is entitled to receive cash compensation equal to two times base salary, paid in installments over a two-year severance period (provided that the actual benefit of the CEO, including, but not limited to, the amount of severance pay, and the terms and conditions for receipt of the benefit is subject to the review and approval of the WK Committee).
•The other NEOs are entitled to receive cash compensation equal to one and a half times base salary, paid in installments over an eighteen month severance period (provided that the actual benefit of the NEO, including, but not limited to, the amount of severance pay, and the terms and conditions for receipt of the benefit is subject to the review and approval of the WK Committee).
•WK Kellogg has the discretion to pay the executive an annual incentive award for the year in which the termination occurs at the actual payout level, prorated as of the date of termination, paid in the month of March following the year in which the termination occurs.
•Previously-granted RSUs, restricted stock and options continue to vest during the applicable severance period. All awards not vested or earned after the severance period (two years for the CEO and eighteen months for the other NEOs) are forfeited. The Severance Benefit Plan provides that PSUs will be forfeited except as provided in the applicable award agreement.
•The executive is entitled to continue to participate in certain welfare and insurance benefits during the severance period under COBRA at the same monthly premium or contribution rate for the coverage applicable to actively employed employees. However, executives do not earn any additional service credit during the severance period and severance payments are not eligible compensation for any retirement plan.
•The executive is entitled to receive outplacement assistance for 12 months following termination.
•In addition, financial and tax planning benefits for which the executive was eligible prior to termination will continue until the end of the calendar year in which termination occurs, and the executive will be eligible for reimbursement of eligible courses started prior to termination under the WK Kellogg tuition reimbursement program.

Severance-related benefits are provided only if the executive executes a separation agreement prepared by WK Kellogg, which includes a general release, non-compete and non-solicitation, non-disparagement and/or confidentiality provisions.
The award agreements and terms and conditions pursuant to which the one-time retention RSUs (the "Retention RSUs") were granted provide that if the NEO's employment is terminated by the Company without "Cause" (as defined in the Severance Benefit Plan or any applicable severance plan or policy adopted by the Company and in effect on the date the NEO's active employment with the Company ends) during the vesting period, the Retention RSUs will continue to vest in accordance with their terms; provided, however, that if the Chief Legal Officer

Compensation
determines that the NEO breached any provision in any severance agreement between the NEO and the Company, the RSUs will be immediately forfeited as of such determination.
Retirement, Disability and Death
Retirement. In the event of retirement on December 31, 2023, an NEO is eligible to receive (1) the benefits payable under our retirement plans and (2) prorated RSUs and PSUs (depending on the terms and conditions of the award; provided, that, unvested Retention RSUs are forfeited upon retirement). In addition, we have the discretion to pay an executive the actual annual incentive award for the current year, prorated as of the date of retirement. “Retirement” generally is defined as meeting the Company’s age and/or service requirements for retirement eligibility.
Death or Disability. In the event of an NEO’s disability on December 31, 2023, the executive would receive disability benefits starting six months following the onset of the disability with no reductions or penalty for early retirement. “Disability” generally is defined as inability to perform all the material duties of regular occupation because of injury or sickness. In the event of an NEO’s death on December 31, 2023, the NEO's beneficiary would receive payouts under WK Kellogg-funded life insurance policies and our Executive Survivor Income Plan (for NEOs eligible to participate in the plan prior to January 1, 2011). Pursuant to the terms of the applicable LTIP award agreement in effect on December 31, 2023, upon termination due to death or disability, the NEO is eligible to receive prorated RSUs, Retention RSUs and PSUs.
Potential Change of Control Payments
We have arrangements with each of our continuing NEOs that provide for benefits that may be payable if a “change of control” occurs.
Under the Change of Control Policy and the LTIP as in effect on December 31, 2023, the severance and other benefits payable to NEOs are generally subject to a “double trigger.” The first trigger is the occurrence of a change of control. The second trigger for our Change of Control Policy occurs if we terminate an NEO’s employment unrelated to cause, or an NEO terminates the NEO's employment for good reason, in each case within two years following the change of control. The second trigger for our LTIP awards pursuant to the award agreements occurs if (1) awards are not assumed or replaced by a substitute award, in which case the RSUs and PSUs vest in full, with the applicable performance goals for the PSUs deemed achieved at the greater of (A) the applicable target level and (B) the level of achievement of the performance goals for the award as determined by the WK Committee no later than the date of the change in control, taking into account performance through the latest date preceding the change in control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period), or (2) we terminate an NEO’s employment unrelated to cause or an NEO terminates the NEO's employment for good reason, in each case, within two years following the change of control, in which case, the RSUs vest in full, and the PSUs will be fully earned and payable at target. For these purposes, “cause,” “good reason,” and “substitute awards” are defined in our LTIP and Change of Control Policy. If the RSUs or PSUs are not assumed or replaced by a substitute award, unvested RSUs and PSUs fully vest upon the change of control, with performance goals deemed achieved at the greater of (A) the applicable target level and (B) the level of achievement of the performance goals for the award as determined by the WK Committee.
A “change of control” generally is defined in the arrangements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of our assets and Shareowner approval of a complete liquidation or dissolution. The “change of control” definition also includes an acquisition by a party of 20% or 30% of our common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund family trusts (the “Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of our common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of our common stock.
The change-in-control related severance payments in effect on December 31, 2023 consisted of the following:
Payments Triggered Upon a Change of Control Without Termination. PSUs, RSUs and stock options will retain their original vesting schedules and will not automatically vest upon a change of control (and only vest if there is no assumption, continuation or substitution of the outstanding awards with substitute awards that are, in the judgment of the WK Committee, of equivalent value).

Compensation
Payments Triggered Upon a Change of Control With Termination. Under the Change of Control Policy, cash severance is payable in the amount of two times the sum of the annual base salary and target bonus. In addition, executives are entitled to receive the annual incentive award for the current year at the target award level, prorated as of the date of termination. This amount is payable as a lump sum within 90 days after termination. Executives are also entitled to any compensation previously deferred by the executive and any accrued vacation pay to the extent not already paid. Under the LTIP award agreements for the RSUs and PSUs, any awards that are assumed or substituted in connection with a change of control will accelerate and vest in full upon a termination without cause or for good reason within two years following such change of control, with PSUs payable at target.
Additional retirement benefits under the Change of Control Policy would equal the actuarial equivalent of the benefit the executive would have received for two years of additional participation under our retirement plans. The executive will continue to participate in health and welfare benefit plans for a two-year period following termination subject to continued eligiblity, and will also receive outplacement assistance.

The following table reflects calculations, as of December 30, 2023, of the estimated benefits our NEOs would have received (1) if their employment was terminated by WK Kellogg without cause or upon their retirement, disability or death or (2) in certain circumstances following a change of control. Amounts shown in the following table are calculated by assuming that the relevant employment termination event and/or change of control occurred on December 30, 2023.
Potential Post Employment Table

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement(1) ($)	Death ($)		Disability ($)
Gary Pilnick
Cash Severance	2,000,000		4,200,000		—	—		—
280G Reduction (2)	—		—		—	—		—
2023 Annual Incentive Earned	1,526,611		1,526,611		1,526,611	1,526,611		1,526,611
PSUs	—		—		—	—		—
RSUs	6,858,035	(3)	6,822,545	(4)	539,654	751,695	(5)	751,695	(5)
Outplacement	11,138		11,138		—	—		—
Health and Welfare Benefits (6)	31,614		31,614		—	—		—
Other Benefits and Perquisites (7)	—		105,080		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits (8)	—		—		—	7,254,000		—
Retention Cash Award (9)	—		—		—	—		—
Total	10,427,398		12,696,988		2,066,265	9,532,306		2,278,306

Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)	Death ($)		Disability ($)
David McKinstray
Cash Severance	750,000		1,800,000		—	—		—
280G Reduction (2)	—		—		—	—		—
2023 Annual Incentive Earned	431,575		431,575		—	431,575		431,575
PSUs	—		—		—	—		—
RSUs	1,395,624	(3)	1,432,063	(4)	—	118,290	(5)	118,290	(5)
Outplacement	11,138		11,138		—	—		—
Health and Welfare Benefits (6)	24,470		32,626		—	—		—
Other Benefits and Perquisites (7)	—		10,039		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits (8)	—		—		—	500,000		—
Retention Cash Award (9)	—		—		—	—		—
Total	2,612,807		3,717,441		—	1,049,865		549,865
Douglas VanDeVelde
Cash Severance	825,000		1,815,000		—	—		—
280G Reduction (2)	—		—		—	—		—
2023 Annual Incentive Earned	555,800		555,800		555,800	555,800		555,800
PSUs	—		—		—	—		—
RSUs	1,252,962	(3)	1,317,253	(4)	109,417	149,579	(5)	149,579	(5)
Outplacement	11,138		11,138		—	—		—
Health and Welfare Benefits (6)	24,144		32,192		—	—		—
Other Benefits and Perquisites (7)	—		48,972		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits (8)	—		—		—	2,666,000		---
Retention Cash Award (9)	239,000		239,000		—	179,168		179,168
Total	2,908,044		4,019,355		665,217	3,550,547		884,547
Bruce Brown
Cash Severance	682,500		1,501,500		—	—		—
280G Reduction (2)	—		(46,711)		—	—		—
2023 Annual Incentive Earned	358,696		358,696		358,696	358,696		358,696
PSUs	—		—		—	—		—
RSUs	1,131,954	(3)	1,169,594	(4)	66,882	107,045	(5)	107,045	(5)
Outplacement	11,138		11,138		—	—		—
Health and Welfare Benefits (6)	16,968		22,624		—	—		—
Other Benefits and Perquisites (7)	—		39,676		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits (8)	—		—		—	2,065,000		—
Retention Cash Award (9)	—		—		—	—		—
Total	2,201,256		3,056,517		425,578	2,530,741		465,741

Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)	Death ($)		Disability ($)
Sherry Brice
Cash Severance	600,000		1,280,000		—	—		—
280G Reduction (2)	—		—		—	—		—
2023 Annual Incentive Earned	308,265		308,265		—	308,265		308,265
PSUs	—		—		—	—		—
RSUs	1,103,581	(3)	1,134,978	(5)	—	97,073	(6)	97,073	(6)
Outplacement	11,138		11,138		—	—		—
Health and Welfare Benefits (6)	8,457		11,276		—	—		—
Other Benefits and Perquisites (7)	—		2,660		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits (8)	—		—		—	400,000		—
Retention Cash Award (9)	—		—		—	—		—
Total	2,031,441		2,748,317		—	805,338		405,338
(1)Information regarding Mr. McKinstray and Ms. Brice is not presented in this column because these individuals were not retirement-eligible as of December 30, 2023. Information for Mr. Pilnick, Mr. VanDeVelde and Mr. Bruce is hypothetical and based upon retirement as of December 30, 2023.
(2)If an NEO becomes entitled to separation benefits following a change of control and those separation benefits would otherwise be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the separation benefits will be reduced to $1.00 less than the amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than the NEO would have received if the full separation benefits were paid. This column represents the estimated amount of pay reduction to put the NEO in this position. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the pay reduction will depend upon the NEO’s pay, terms of a change of control transaction and the subsequent impact on the executive’s employment.
(3)Represents the value of unvested restricted stock units that would vest in connection with a termination as of December 30, 2023, based on a stock price of $13.14.
(4)Represents the value of unvested restricted stock units that would vest upon a change of control as of December 30, 2023, based on a stock price of $13.14.
(5)Represents the value of unvested restricted stock units that would vest upon death or disability as of December 30, 2023 (prorated for time worked during the performance period), based on a stock price of $13.14.
(6)Represents the estimated costs to WK Kellogg Co of continued participation in medical, dental and life insurance benefits during the severance period.
(7)Consists of WK Kellogg-paid death benefits, financial planning and physical exams.
(8)Payment of death benefits for Company-paid life insurance and Executive Survivor Income Plan (for NEOs eligible to participate in the Plan prior to January 1, 2011).
(9)Represents the value of the outstanding retention cash award related to spin off only applicable to Mr. VanDeVelde.
The Board approved amendments to the Severance Benefit Plan on February 8, 2024 (the “Amended Severance Benefit Plan”). The Amended Severance Plan provides for severance benefits to certain senior employees of the Company, including executive officers, who are terminated by the Company under certain circumstances, subject to their execution of a general release and compliance with certain restrictive covenants. If an eligible executive’s employment with the Company terminates for a reason other than as a result of the executive being terminated by the Company for “cause” (as defined in the Amended Severance Benefit Plan) or any other reason listed in the Amended Severance Benefit Plan as not entitling the executive to receive severance benefits, and assuming the executive meets all of the conditions for severance benefits under the Amended Severance Benefit Plan, the executive will be entitled to receive cash compensation equal to one and a half times (or two times in the case of the Company’s chief executive officer) annual base salary plus target annual bonus, in each case payable in installments over the applicable severance period (which is two years for the Company’s chief executive officer and eighteen months for the Company’s other executive officers) as well as the reimbursement of premiums for any elected healthcare continuation coverage under COBRA for the duration of the applicable severance period. The

Compensation
Amended Severance Benefit Plan further provides that, notwithstanding the terms and conditions of the LTIP or applicable award agreement, any equity awards granted to the executive prior to such termination of employment will continue to vest during the applicable severance period, provided, however, that any PSUs will be forfeited upon termination of employment (unless such PSUs are eligible for retirement vesting treatment pursuant to the terms and conditions of the respective PSU award).
On February 8, 2024, the Board approved certain changes to the Change of Control Policy (the “Amended Change of Control Policy”), effective as of February 8, 2024. The Amended Change of Control Policy provides benefits to the Company’s executive officers in connection with a “change of control” in the event an executive is terminated without “cause” or the executive terminates employment for “good reason” (each as defined in the Amended Change of Control Policy), in each case within two years following the change of control (or if the executive officer reasonably demonstrates that such qualifying termination has been initiated by a third party that has taken steps reasonably calculated to effect a change of control or otherwise has arisen in connection with or in anticipation of a change of control). The changes to the Amended Change of Control Policy include, among other things: (i) increasing the “group multiple” used to calculate the lump sum cash severance payment pursuant to the Change of Control Policy from two times to three times for the Company’s chief executive officer; and (ii) providing the executive with an amount equal to the value of any Company contributions that would have been made on behalf of the executive under the Company’s S&I Plan if he or she continued in employment for the duration of the applicable severance period (which is three years for the Company’s chief executive officer and two years for the Company’s other executive officers), contributed the maximum deferral of employee contributions under the plan and was fully vested.

Compensation
Pay versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs. The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnotes (4), (5) and (6) below set forth the adjustments from the Total Compensation for each NEO reported in the Summary Compensation Table above.
The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our non-CEO NEOs along with total shareholder return, net income, and Standalone Adjusted EBITDA performance results for fiscal year 2023:

Year(1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(2)(3)		Average Summary Compensation Table Total for NEOs ($)	Average Compensation Actually Paid for NEOs ($)(2)(3)		Value of Initial Fixed $100 Investment Based On:		Net Income ($)(5)	Standalone Adjusted EBITDA ($) (6)
							Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)
2023	$9,020,320	$9,386,079	(4)	$2,134,516	$2,238,105	(4)	$99.83	$111.40	$110	$258
(1)The CEO and NEOs included in the above compensation columns reflect the following:

Year	CEO	NEOs
2023	Gary Pilnick	David McKinstray, Douglas VanDeVelde, Bruce Brown, Sherry Brice
(2)In calculating the "Compensation Actually Paid" amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity awards adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(3)2023 "Compensation Actually Paid" to the CEO and the average "Compensation Actually Paid" to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of NEOs ($)
Total Reported in 2023 Summary Compensation Table (SCT)	9,020,320	2,134,516
Less, Value of Stock & Option Awards Reported in SCT	(6,456,792)	(1,159,878)
Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	—	—
Plus, Pension Service Cost and impact of Pension Plan Amendments	—	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	6,822,551	1,263,467
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	—
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this Year	—	—
Less, Prior Year Fair Value of Prior Year awards that failed to vest this Year
Total Adjustments	365,759	103,589
"Compensation Actually Paid" for Fiscal Year 2023	9,386,079	2,238,105
(4)Company and Peer Group TSR reflects the Company's peer group (Russell 2000 Index Food Products Subsector) as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 30, 2023. 2023 year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on October 1, 2023.
(5)Represents the amount of net income reflected in the Company's audited GAAP financial statements for the fiscal year.
(6)Standalone Adjusted EBITDA is a non-GAAP measure that excludes interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the Spin Off from Kellanova and business and portfolio realignments costs. Additionally, the Company excludes the impact of prior year (pre-Spin Off) intercompany sales and royalty arrangements with Kellanova that

Compensation
ceased upon the Spin Off and for the impact of estimated incremental recurring costs to operate as a standalone company, net of estimated incremental depreciation. See Appendix A for additional information with respect to Standalone Adjusted EBITDA.
Pay versus Performance Comparative Disclosure
The chart above represents one year of compensation and performance information, as we are a newly-public company and do not have historical data. As such, we are able to provide the comparative disclosure required under Item 402(v)(5) of Regulation S-K only for fiscal year 2023 at this time.
We chose Standalone Adjusted EBITDA as our Company Selected Measure for evaluating Pay Versus Performance because it is a key performance metric in our AIP and supports our future strategic objectives. The charts below reflect the relationship between each of the financial measures and the compensation actually paid. These charts reflect fiscal year 2023 information and will expand year over year.

CAP vs. TSR
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
CAP ($,000)
$120
$100
$80
$60
$40
$20
$—
TSR
2023
CEO
Company TSR
Average NEO
Peer Group TSR

Pay versus Performance Tabular List
The following is a list of financial performance measures, which represent the most important financial performance measures used by WK Kellogg to link compensation actually paid to the NEOs for 2023. The CD&A provides further description of these measures. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Measures
Standalone Adjusted Net Sales
Standalone Adjusted EBITDA
Cash Flow

Compensation
Compensation

PROPOSAL 3 Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

The Board recommends a vote FOR the option of ONE YEAR as the frequency with which the Shareowners are provided advisory vote on executive compensation.

The SEC’s rules enable our Shareowners to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, Shareowners may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years (or you may abstain).
After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for WK Kellogg at this time, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will continue to allow our Shareowners to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our Shareowners may have different views as to what is the best approach for WK Kellogg, and we look forward to hearing from our Shareowners on this Proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives a majority of all the votes cast for this resolution will be determined to be the preferred frequency with which WK Kellogg Co is to hold a shareowner vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
The option of one year, two years or three years that receives a majority of all the votes cast by Shareowners will be the frequency for the advisory vote on executive compensation that has been selected by Shareowners. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by Shareowners. However, because this vote is advisory and not binding on the Board or WK Kellogg, the Board may decide that it is in the best interests of Shareowners and WK Kellogg to hold an advisory vote on executive compensation more or less frequently than the option selected by the Shareowners.

Audit Committee Matters

PROPOSAL 4 Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The Board recommends a vote FOR ratification of appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for us for the 2024 fiscal year. PricewaterhouseCoopers LLP was our independent registered public accounting firm for the 2023 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.
The Audit Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. On February 7, 2024, the Audit Committee appointed PricewaterhouseCoopers LLP as our independent auditor for the 2024 fiscal year.
Oversight of Independent Registered Public Accounting Firm
In the Audit Committee’s oversight of the independent registered public accounting firm and its determination of whether to reappoint the independent registered public accounting firm, our Audit Committee:
•Conducts an annual assessment of the independent registered public accounting firm’s performance, qualifications and independence, taking into account the opinions of management and the internal auditor;
•Reviews, in advance, all non-audit services provided by the independent registered public accounting firm, specifically with regard to the effect on the firm’s independence;
•Considers the independent registered public accounting firm’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;
•Conducts regular executive sessions with the independent registered public accounting firm;
•Conducts private and individual executive sessions with the Senior Director of Internal Audit, Corporate Controller, and Chief Legal Officer at each Committee meeting;
•Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;
•Reviews recent reports from the Public Company Accounting Oversight Board and other professional or governmental authorities on the independent registered public accounting firm; and
•Obtains and reviews a report from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and WK Kellogg Co annually to assess the independence of the independent registered public accounting firm.

Audit Committee Matters
Independent Registered Public Accounting Firm Tenure and Rotation
As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP will rotate its lead audit engagement partner every five years and the Audit Committee will have direct and meaningful involvement in the selection of the lead engagement partner. The Audit Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive familiarity with the Company. These include, among others, the following:
•Higher quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework;
•Operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s familiarity with the Company’s business; and
•PricewaterhouseCoopers LLP’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting, given the breadth and complexity of the Company’s business and global footprint.
As a result, the members of the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its Shareowners. If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.
Fees Paid to Independent Registered Public Accounting Firm
Audit Fees. The aggregate amount of fees billed to WK Kellogg by PricewaterhouseCoopers LLP for professional services rendered for the audit of our consolidated financial statements, statutory audits and for the review of our financial statements included in our Quarterly Report on Form 10-Q was $2.1 million in 2023.
Audit-Related Fees. The aggregate amount of fees billed to WK Kellogg by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the audit of our consolidated financial statements and for the review of our financial statements included in our Quarterly Report on Form 10-Q was approximately $0 in 2023.
All Other Fees. The aggregate amount of all other fees billed to WK Kellogg by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” or “Audit-Related Fees,” above, was $0 in 2023.
Preapproval Policies and Procedures
The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees thereof) by the independent registered public accounting firm (and their affiliates) and shall disclose such services in our SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chair of the Audit Committee has been authorized to pre-approve. The Chair of the Audit Committee has been delegated the authority to pre-approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to WK Kellogg management.
All of the services described above for 2023 were pre-approved by the Audit Committee and/or the Audit Committee Chair before PricewaterhouseCoopers LLP was engaged to render the services.

Audit Committee Matters
Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of four independent Directors (as defined by the New York Stock Exchange Listing Standards), met two times in 2023 and operates under a written charter, which is posted here: https://investor.wkkellogg.com/governance/governance-documents/default.aspx. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, the Enterprise Risk Management process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements to be included in our 2023 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.
The Audit Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting, their judgments as to the quality of our financial reporting, and such other matters as are required to be discussed with the Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301 - Communications with Audit Committees.
The Audit Committee has discussed with the independent registered public accounting firm their independence from WK Kellogg and its management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
The Audit Committee reviewed and discussed with the independent registered public accounting firm our 2023 Annual Report on Form 10-K prior to filing with the SEC. In addition, the Committee reviewed with management significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and compliance programs.
The Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits. The Committee also meets privately with the Head of Internal Audit, Corporate Controller, and the Chief Legal Officer at each meeting.
In reliance on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2023, for filing with the SEC. The Audit Committee also reappointed our independent registered public accounting firm, subject to ratification by our Shareowners, for our 2024 fiscal year.
AUDIT COMMITTEE
•Wendy Arlin, Chair
•R. David Banyard, Jr.
•Michael Corbo
•Julio Nemeth

Management Proposal

PROPOSAL 5 Approval of an Amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan

The Board recommends a vote FOR approval of an amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan

OVERVIEW
The Company is asking our Shareowners to approve an amendment and restatement of the WK Kellogg Co 2023 Long-Term Incentive Plan (the “2023 Plan”) in order to (i) increase the number of shares of our common stock authorized for issuance under the 2023 Plan from 5,142,000 to 10,142,000, (ii) require a one year minimum vesting period for all equity awards and (iii) permit shares underlying awards that expire, or are canceled, forfeited or terminated (by reason other than exercise) or settled in cash rather than shares of our common stock to again become available for awards under the 2023 Plan. Approval of the amendment and restatement of the 2023 Plan will permit us to continue to offer this important incentive and retention program to our employees, directors and other persons who provide services to the Company, as well as further strengthen alignment with Shareowner interests. No other material changes to the 2023 Plan are proposed.
On February 8, 2024, our Board approved the amendment and restatement of the 2023 Plan (the “A&R 2023 Plan”), subject to approval by our Shareowners at the Annual Meeting. As of December 30, 2023, only 3,040,864 shares remained available for future issuance under the 2023 Plan (the “Remaining Shares”), which we expect will not be sufficient to fund grants at competitive levels in fiscal year 2025 and beyond.
If our Shareowners do not approve the proposed A&R 2023 Plan, the A&R 2023 Plan will not become effective and the 2023 Plan will continue in full force and effect, and we may continue to grant awards under the 2023 Plan, subject to its terms, conditions and limitations, using the shares remaining available for issuance thereunder. Our non-employee directors and executive officers are eligible to receive awards under the 2023 Plan, therefore, they may be considered to have an interest in this proposal. The 2023 Plan incorporates a variety of sound corporate governance practices (as discussed below), which shall roll-forward into the A&R 2023 Plan.
The market price per share of our common stock as of the close of business on March 15, 2024 was $16.69.
BACKGROUND
Prior to the Spin Off, when we existed as a wholly owned subsidiary of Kellogg Company. Our sole shareholder, Kellogg Company, approved the 2023 Plan and authorized the issuance of 5,142,000 shares under the 2023 Plan.
We believe that the A&R 2023 Plan is designed to be consistent with competitive market practice, and our historical share utilization rate under the 2023 Plan has been prudent and mindful of Shareowner interests. Key features of the A&R 2023 Plan have been designed to protect Shareowner interests and reflect sound compensation and governance best practices. As discussed further below, among others, these key features include the following:
•Administration of the A&R 2023 Plan by the WK Committee, which is comprised entirely of independent directors;
•No liberal share recycling;
•1-year minimum vesting requirement;
•Stock options and stock appreciation rights may not have a term in excess of ten years and may not be granted at a discount to the fair market value of our common stock on the grant date;
•No repricing of stock options and stock appreciation rights without the approval of Shareowners;

Management Proposal
•No excise tax gross-ups;
•Annual limits on awards granted to non-employee directors;
•The ability to clawback awards under the Company’s Clawback Policy; and
•No annual “evergreen” provision, so additional Shareowner approval is always required to increase the share reserve.
Selected Data as of December 30, 2023
Set forth below is information regarding awards currently outstanding under the 2023 Plan, which is the Company's only outstanding equity incentive plan. The Company made annual award grants to employees in February 2024, and those awards are not included in the outstanding full value awards data below.

New share request	5,000,0000
Available shares under the 2023 Plan	3,040,864
Outstanding full value awards	2,032,116 (1)
Common shares outstanding as of May 4, 2024, the Record Date	85,817,581
(1) This number includes 35,502 dividend equivalent units.
PURPOSE OF THE A&R 2023 PLAN
The purpose of the A&R 2023 Plan is to further and promote the interests of WK Kellogg, its subsidiaries and its Shareowners by enabling WK Kellogg and its subsidiaries to attract, retain and motivate employees, officers, non-employee Directors and other service providers or those who will become employees, officers, non-employee Directors or other service providers of WK Kellogg and its subsidiaries and to align the interests of those individuals and WK Kellogg’s Shareowners. To do this, the A&R 2023 Plan offers performance-based incentive awards and equity-based opportunities providing such individuals with a proprietary interest in maximizing the growth, profitability and overall success of WK Kellogg and its subsidiaries.

The A&R 2023 Plan authorizes the Compensation Committee to provide stock-based compensation in the form of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units (“RSUs”), performance shares units ("PSUs"), performance units, other cash-based awards and other stock-based awards for the purpose of providing our officers and other employees, and those of our subsidiaries, and other service providers and non-employee Directors who provide services to the Company, incentives and rewards for performance. In conjunction with independent compensation consultants, we have designed the A&R 2023 Plan to reflect our commitment to effective management of stock-based incentive compensation. We have designed the 2023 Plan to ensure that it implements best practices in long-term compensation plan design, and that we continue to operate the plan in an effective manner. The details of the key design elements of the A&R 2023 Plan are set forth in the section entitled “-Plan Summary” below.
The use of our stock as part of our compensation program is important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. Stock-based compensation aligns the compensation interests of our employees with the interests of our Shareowners and promotes a focus on long-term value creation because our stock-based compensation awards can be subject to time-based vesting and/or performance criteria.
As further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, we believe our future success depends in large part on our ability to attract, motivate and retain high quality employees. Our ability to provide awards under our long-term compensation plans is critical to achieving this success. As described above, the number of shares remaining available for future grants under the 2023 Plan is limited. If the A&R 2023 Plan is not approved, we will be at a severe competitive disadvantage as we will not be able to use stock-based awards to recruit and compensate our officers and other employees. In such a circumstance, the Company could be faced with losing key talent or increasing the usage of cash incentives, or both.
If the A&R 2023 Plan is approved, we intend to utilize the shares authorized to continue our practice of incentivizing key individuals through annual stock-based grants. We expect that the authorized share request will allow us to continue to grant long-term incentives for at least the next four years, subject to future stock prices and

Management Proposal
participation levels. We recognize that stock-based compensation awards dilute shareholder equity, so we will carefully manage our stock-based incentive compensation. Our stock-based compensation practices are targeted to be competitive and consistent with market practices, and our continued usage will be responsible and mindful of Shareowner interests, as described above.
In evaluating this proposal, Shareowners should specifically consider the information set forth under the following “Summary of the Amended and Restated 2023 Plan” section of this Proxy Statement below.
SUMMARY OF THE AMENDED AND RESTATED 2023 PLAN
The following summary of the material terms of the A&R 2023 Plan is qualified in its entirety by reference to the full text of the A&R 2023 Plan which is attached as Appendix B to this Proxy Statement.
The A&R 2023 Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Administration of the A&R 2023 Plan. The Plan will be administered by the Compensation Committee, or such other committee designated by the Board to administer the A&R 2023 Plan (in each case, the “Plan Committee”). The Plan Committee will consist of two or more non-employee Directors, each of whom must be (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and (ii) an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange or such other applicable stock exchange rule, to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. To the extent no Plan Committee exists that has the authority to administer the A&R 2023 Plan, the functions of the Plan Committee will be exercised by the Board. If for any reason the appointed Plan Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 303A of the Listed Company Manual, such noncompliance will not affect the validity of awards, grants, interpretations or other actions of the Plan Committee.
The Plan Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award.
Subject to the express provisions of the A&R 2023 Plan, the Plan Committee is authorized and empowered to do all things that the Plan Committee in its discretion determines to be necessary or appropriate in connection with the administration and operation of the A&R 2023 Plan. Subject to applicable law, the Plan Committee may also designate persons other than members of the Plan Committee to carry out the day-to-day ministerial administration of the A&R 2023 Plan. Subject to applicable law, the Plan Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making awards to participants who are not Section 16 officers, but no officer of the Company has the authority to grant awards to himself or herself.
Eligible Participants. Individuals eligible for awards under the A&R 2023 Plan consist of employees, officers, non-employee Directors, consultants or advisors, or those who will become employees, officers, non-employee Directors, consultants or advisors of the Company and/or its subsidiaries whose performance or contribution, in the sole discretion of the Company, benefits or will benefit the Company or any subsidiary. The basis for participation in the A&R 2023 Plan is the Plan Committee's decision to select, in its sole discretion, participants from those eligible. Generally, our employees and non-employee directors are granted awards in the form of RSUs and PSUs. As of February 9, 2024, we had approximately 185 employees, 7 non-employee Directors who were eligible to participate in the 2023 Plan.
Types of Awards. The A&R 2023 Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), SARs, restricted shares, RSUs, performance shares, PSUs (together with restricted shares, RSUs, performance shares, “Full Value Awards”), other cash-based and other stock-based awards eligible participants. ISOs may only be granted to employees of the Company or its subsidiaries.
Award Pool. The number of shares of our common stock that will be available for issuance pursuant to awards granted under the A&R 2023 Plan is 10,142,000 shares, which includes the Remaining Shares (the “Award Pool”), subject to adjustment as described in the A&R 2023 Plan. In determining the number of shares to request for the proposed A&R 2023 Plan, the Plan Committee worked with Willis Towers Watson, the Plan Committee’s independent compensation consultant, to evaluate our share usage, our share availability under the 2023 Plan, our anticipated run rate under the 2023 Plan, the potential cost to Shareowners of the new share request pursuant to the A&R 2023 Plan and the overhang cost associated with outstanding stock-based awards that we granted previously. The shares issued by the Company under the A&R 2023 Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions.

Management Proposal
The maximum number of shares of our common stock that may be issued pursuant to ISOs is 10,142,000, subject to the terms of the A&R 2023 Plan.
For the purpose of computing the total number of shares of our common stock available for Awards under the A&R 2023 Plan, the maximum number of shares of our common stock issued upon exercise or settlement of Awards granted for NQSOS, ISOs or SARs and the number of shares of our common stock issued under grants of Restricted Shares, Restricted Share Units and Performance Share Units and Specified Converted Awards are counted against the Award Pool. Substitute Awards do not count against the Award Pool (except that shares of our common stock acquired by exercise of substitute ISOs will count against the maximum number of shares of our common stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan). In addition, shares of our common stock underlying Award under the A&R 2023 Plan that expire or lapse or are forfeited, surrendered, cancelled, settled in cash in lieu of our common stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of our common stock that may be issued under the A&R 2023 Plan.
Limitation on Share Recycling. The following shares of our common stock will not again become available for issuance under the Plan: (I) any shares which would have been issued upon any exercise of a Stock Option but for the fact that the exercise price was paid by a Net Exercise or any shares of Common Stock that are already owned by the Participant are tendered by a Participant in payment of the exercise price of a Stock Option; (II) any shares withheld by the Company or shares of our common stock that are already owned by the Participant are tendered by a Participant to satisfy any tax withholding obligation with respect to a Stock Option, Stock Appreciation Right or Full Value Award; (III) shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise; or (IV) shares that are repurchased by the Company using Stock Option exercise proceeds.
Specified Converted Award. The A&R 2023 Plan provides that equity or equity-based awards originally granted under the long-term incentive plans of Kellogg Company that were converted into Company awards with respect to shares of our common stock pursuant to the Employee Matters Agreement are counted against the Award Pool.
Individual Limits. The annual grant date maximum fair value of all equity based and cash compensation, granted or paid during any calendar year to any non-employee Director under the A&R 2023 Plan or any other arrangement with the Company for services in such capacity may not exceed is $800,000.
Minimum Vesting Requirements. Awards granted under the A&R 2023 Plan will be subject to a vesting period of not less than one year from the grant of the applicable award; provided, however, that the minimum vesting period does not apply (i) to awards covering up to 5% of the number of shares of our common stock reserved for issuance under the A&R 2023 Plan, (ii) Substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired) that were scheduled to vest during the minimum vesting period. The 2023 Plan did not previously contain any minimum vesting requirements.
Adjustments. The Plan Committee will make equitable adjustments in the number and class of securities available for issuance under the A&R 2023 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the A&R 2023 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin off combination, or exchange of shares, distribution to Shareowners (other than an ordinary cash dividend), or similar corporate transactions or events.
Stock Options. A stock option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Plan Committee may grant both NQSOs and ISOs under the 2023 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section below entitled “-Certain Federal Income Tax Consequences.” The Plan Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). A participant receiving options will not possess voting rights and will accrue dividend equivalents on options only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on options will be subject to the same restrictions on vesting and payment as the underlying award. No option can be exercisable more than ten years after the date of grant (5 years in the case of an ISO granted to a 10% Shareowner (as defined the A&R 2023 Plan) and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option, except that the exercise price of an ISO granted to a 10% Shareowner must not be less than 110% of the fair market value of a share on the grant date.

Management Proposal
The methods of payment permitted by the A&R 2023 Plan for payment in full of the aggregate exercise price of a stock option are as follows: (i) by cash or cash equivalent, (ii) if permitted by the Plan Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of our common stock already owned by the participant, (iii) pursuant to a net exercise arrangement, subject to the terms of the A&R 2023 Plan, or (iv) if permitted by the Plan Committee and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Plan Committee.
To the extent that the aggregate fair market value (determined as of the time of grant) of the shares of our common stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year under the A&R 2023 Plan and/or any other stock option plan of the Company, any subsidiary, or any parent exceeds $100,000, such ISOs shall be treated as NQSOs. In addition, if a participant does not remain employed by the Company, any subsidiary, or any parent at all times from the time an ISO is granted until three months prior to the date of exercise (or such other period as required by applicable law), such ISO will be treated as a NQSO.
ISOs may not be granted following September 8, 2033.
Stock Appreciation Rights (SARs). A SAR entitles the participant to receive cash, shares, a combination thereof, or such other consideration as the Plan Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the grant price for the SAR, after certain conditions have been met. The Plan Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the grant price, which generally must be at least equal to the fair market value of a share on the date of grant of the SAR, and the period of time during which the SAR may be exercised (including the impact of a termination of employment). A participant receiving SARs will not possess voting rights and will accrue dividend equivalents on SARs only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on SARs will be subject to the same restrictions on vesting and payment as the underlying award. No SAR can be exercisable more than ten years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both.
Restricted Shares and RSUs. The Plan Committee will specify the terms of a restricted shares or RSU award in the award agreement, including the number of shares of restricted shares or RSUs; the purchase price, if any, to be paid for such restricted shares or RSUs, which may be more than, equal to, or less than the fair market value of a share and may be zero; any restrictions applicable to the restricted shares or RSUs such as continued service or achievement of performance goals; subject to the minimum vesting requirements, the length of the restriction period and whether any circumstances, such as death or disability, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted shares or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents; and whether RSUs will be settled in cash, shares or a combination of both. Any rights to dividends or dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award.
Performance Units and PSUs. A grant of performance units is a notional award of units (with each unit representing such monetary amount or value as is designated by the Plan Committee in the award agreement) granted to a participant, subject to such terms and conditions as the Plan Committee deems appropriate, including, without limitation, the requirement that the participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A grant of PSUs is an award of actual or notional shares of our common stock which entitle the participant to a number of shares of our common stock equal to the number of PSUs upon achievement of specified performance goals and such other terms and conditions as the Plan Committee deems appropriate.
In addition to any non-performance terms applicable to the performance unit or PSU, the Plan Committee will set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance units or PSUs that will be paid out to the participant. Payment in settlement of earned performance units will be made in cash as soon as practicable in the calendar year following the conclusion of the respective performance period. Payment in settlement of earned PSUs will be made in unrestricted common stock or in restricted shares, or any combination thereof, as the Plan Committee in its sole discretion determines and provides in the relevant award agreement, and in any case as soon as practicable in the calendar year following the conclusion of the respective performance period.
Unless otherwise determined by the Plan Committee or otherwise set forth in an award agreement, if the participant ceases to be an employee, non-employee director or service provider before the end of any performance period due to the participant’s death or disability, such participant (or the participant’s legal representative or designated

Management Proposal
beneficiary) will receive all of the amount which would have been paid to the participant had the participant continued as an employee, non-employee director or service provider to the end of the performance period, payable at the same time as it would otherwise would have been paid in the absence of any such termination. Unless otherwise determined by the Plan Committee, if a participant ceases to be an employee, non-employee director or service provider, in each case, of the Company or any of its subsidiaries, for any other reason, any unpaid amounts for outstanding performance periods will be forfeited.
Performance units and PSUs will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement relating to the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (“Section 409A”). Any rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award.
Performance Measures. Participants receiving a grant of performance units or PSUs will be entitled to payment in respect of such awards if the Company and/or the Participant achieves specified performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period will be established in writing by the Plan Committee, in its sole discretion. The Plan Committee will establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Plan Committee will also establish a schedule or schedules for performance units and PSUs setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Plan Committee may use, but will not be limited to, such measures as: total shareowner return; net earnings growth; sales or revenue growth; cash flow; net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; economic value added; working capital; and strategic plan development and implementation; or such other measure or measures of performance as the Plan Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Plan Committee (in its sole discretion) and may be based on the attainment of specified levels of Company (or Subsidiary, division, or other operational or administrative department of the Company) performance relative to the performance of other corporations or based on individual participant Performance Goals.
Other Stock-Based Awards. The Plan Committee may, from time to time, grant other stock-based awards to participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as the Plan Committee determines in its sole discretion. Other stock-based awards may be granted subject to the satisfaction of conditions or may be awarded purely as a bonus and not subject to restrictions or conditions. Any rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award.
Other Cash-Based Awards. The Plan Committee may, from time to time, grant cash-based awards to participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as the Plan Committee determines in its sole discretion. Other cash-based awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Plan Committee may accelerate the vesting of such awards at any time in its sole discretion, subject to the limitations of the A&R 2023 Plan.
Change in Control. In the event of a Change of Control (as defined in the A&R 2023 Plan), outstanding awards under the A&R 2023 Plan shall be subject to the applicable treatment described below.
Assumption of Outstanding Awards. If outstanding awards under the A&R 2023 Plan are assumed, continued or substituted by the successor to the Company in connection with such Change of Control, such awards will be subject to the adjustment provisions of the A&R 2023 Plan and shall continue in effect with all of the terms and conditions of the A&R 2023 Plan and the applicable award agreement. In the event that a participant holding any such assumed, continued or substituted awards experiences an involuntary termination of employment or service with the Company or its successor by the Company or its successor in either case, within two years following such Change of Control, such participant’s outstanding awards shall become fully vested, exercisable and payable (as applicable) as of the date of such termination; provided, however, that to the extent any award constitutes non-qualified deferred compensation, such award shall not be payable until the date such award would have been

Management Proposal
payable if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such award.
No Assumption of Outstanding Awards. If the outstanding Awards under the A&R 2023 Plan are not assumed, continued or substituted by the successor to the Company in connection with such Change of Control, such awards will be subject to the following treatment:
a.Any stock options and SARs outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, will become fully exercisable and vested;
b.The restrictions and deferral limitations applicable to any restricted shares shall lapse, and such restricted shares shall become free of all restrictions and become fully vested and transferable;
c.All performance units and other cash-based awards will be considered to be earned and payable in full (with all applicable Performance Goals deemed achieved at the greater of (A) the applicable target level and (B) the level of achievement of the Performance Goals for the Award as determined by the Plan Committee no later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and any deferral or other restrictions will lapse, and such performance units and other cash-based awards shall be settled in cash (with the value being determined by the Plan Committee, in its sole discretion), and all RSUs and PSUs will become fully vested and payable, in each case, as promptly as is practicable on or following a Change of Control; provided, however, that in the event that a Change of Control does not constitute a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of the Company, in each case within the meaning of Section 409A(a)(2)(A)(v) of the Code, performance units, other cash-based awards, RSUs and PSUs will not be payable until the date such other cash-based awards, performance units, RSUs and PSUs would have been payable in the absence of the aforementioned acceleration if such acceleration would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such other cash-based awards, performance units, RSUs and PSUs; and
d.The Plan Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the A&R 2023 Plan’s purposes.
Change of Control Cash Out. Notwithstanding anything to the contrary in the A&R 2023 Plan, if any Change of Control occurs, or with respect to awards that are considered deferred compensation under Section 409A of the Code, in the event of a Change of Control that is also a “Change of Control Event” described in Section 409A(2)(A)(v) or otherwise under Section 409A of the Code, the Plan Committee will have the right, but not the obligation, to cancel each or any participant’s awards and to pay to each such affected participant in connection with the cancellation of such participant’s awards, an amount equal to, in the case of stock options and/or SARs, the excess (if any) of a Change of Control Price (as defined below), as determined by the Board, of our common stock underlying any unexercised stock options or SARs (whether then exercisable or not) over the aggregate exercise price or base price (as applicable) of such unexercised stock options and/or SARs, and, in the case of any other awards, the Change of Control Price, and make additional adjustments and/or settlements of other outstanding awards as it determines to be fair and equitable to affected participants. However, if the exercise price or base price (as applicable) per share of our common stock under any outstanding stock option or SAR Right is equal to or greater than the Change of Control Price, the Board may cancel such award without the payment of any consideration. The treatment of the Awards under the A&R 2023 Plan in connection with a Change of Control need not be uniform among Participants.
For purposes of the Plan, “Change of Control Price” means the highest price per share of our common stock paid in any transaction related to a Change of Control of the Company. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A of the Code and/or other applicable law.
Clawback Policies. A participant’s rights with respect to any award will, in all events, be subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, including pursuant to any applicable award agreement, including, without limitation, any Company recoupment policy adopted pursuant to the listing standards of the New York Stock Exchange, Section 10D of the Exchange Act and Rule 10D-1 under the Exchange Act, and any applicable rules and regulations promulgated thereunder from time to time.

Management Proposal
Transferability. Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Plan Committee may provide in an award agreement for an NQSO that the NQSO be transferable, consistent with securities law and other applicable laws. NQSOs and SARs may not be transferred for value or consideration.
Amendment and Termination. The Board may amend, suspend or terminate the A&R 2023 Plan (or any portion thereof) at any time. The Plan Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the A&R 2023 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is adverse to the participant. The A&R 2023 Plan Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the A&R 2023 Plan (as described above) or to the extent the Shareowners approve the repricing. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR price or a cancellation, exchange, substitution, buyout or surrender of an outstanding stock option or SAR in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is intended only as a brief summary of the federal income tax rules relevant to the types of awards available for issuance under the A&R 2023 Plan and is based on the terms of the Code, and the regulations and rulings thereunder, as in effect at the time this summary was drafted for inclusion in this Proxy Statement. Tax consequences may vary depending on the particular circumstances and the applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. The following summary is limited only to U.S. federal income tax treatment and not state or local taxes that may apply to awards under the 2023 Plan.
Nonqualified Stock Options (NQSOs). A participant is not taxed upon the grant of an NQSO. However, the participant will recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income. Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.
Incentive Stock Options (ISOs). A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.
Restricted Stock Awards. For restricted stock awards, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Management Proposal
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain taxable at the applicable capital gains rate in an amount equal to the difference between the amount he has previously recognized as ordinary income and the amount received on the disposition of the shares.
Restricted Stock Units (RSUs). A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income at that time equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, the participant will recognize ordinary income at the time he receives the shares and any cash.
Performance Share/Unit Awards; Stock Appreciation Rights (SARs). A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of a SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.
Long-Term Incentive Compensation Awards. A participant who is paid a long-term incentive compensation award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding income tax deduction.
GOLDEN PARACHUTE PAYMENTS
The terms of the agreement evidencing an award under the A&R 2023 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a Change in Control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code, potentially resulting in adverse tax consequences to the individual and the Company. The Company does not provide any tax gross-ups to cover excise taxes under Section 4999 of the Code in connection with a Change in Control.
TAX WITHHOLDING
The A&R 2023 Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding.
NEW BENEFITS UNDER THE A&R 2023 PLAN
Awards under the A&R 2023 Plan are made at the discretion of the Plan Committee (or its authorized delegate). Therefore, the awards that may be made under the A&R 2023 Plan at a future date are not currently determinable. Accordingly, in accordance with the interpretations of the SEC staff, no new plan benefit table is required with respect to the Plan.

Management Proposal
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about the shares of Common Stock that may be issued under our existing equity compensation plans as of December 30, 2023.

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding option, warrants and rights (a)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (c)
Equity compensation plans approved by shareowners	2,032,116[1]	3,040,864[2]
Equity compensation plans not approved by shareowners	-	-
Total	2,032,116[1]	3,040,864[2]
1.Represents 2,032,116 million shares of our common stock issuable pursuant to outstanding RSUs and PSUs under the 2023 Plan assuming the target level of performance for all PSUs. This number includes 35,502 dividend equivalent units.
2.All such shares are available for future issuance under the 2023 Plan.
REGISTRATION WITH THE SEC
If this proposal is approved by our Shareowners at the Annual Meeting, we intend to file a Registration Statement on Form S-8 relating to the additional shares of our common stock authorized for issuance under the A&R 2023 Plan with the SEC pursuant to the Securities Act as soon as practicable after the Annual Meeting.
REQUIRED VOTE
This proposal requires the affirmative vote of Shareowners representing a majority of the shares present, virtually or represented by proxy, and entitled to vote thereon at the Annual Meeting. Shares present but not voted because of abstention will have the effect of an “against” vote on this proposal.
If you hold your shares beneficially in street name and do not provide your bank, broker or other nominee with instructions on how to vote your “street name” shares, your bank, broker or other nominee will not be permitted to vote your shares on a discretionary basis on this proposal (and will be considered “broker non-votes”). Shares subject to a “broker non-vote” will not be considered entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

Security Ownership
Five Percent Holders
The following table shows each person known to us who, based upon their most recent Schedule 13G filings or correspondence with the SEC, beneficially owned more than 5% of our outstanding shares of common stock as of February 29, 2024.

Beneficial Owner/Address	Shares Beneficially Owned		Percent of Class on February 29, 2024

W.K. Kellogg Foundation Trust(1) c/o Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	15,057,184	(1)	17.5%

The Northern Trust Corporation 55 East 52nd Street New York, NY 10055	14,077,876	(2)	16.4%

BlackRock, Inc. 50 South LaSalle Street Chicago, IL 60603	8,662,164	(3)	10.1%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,846,072	(4)	6.8%

Gordon Gund 14 Nassau Street Princeton, NJ 08542-4523	5,028,831	(5)	5.9%

KeyCorp 127 Public Square Cleveland, OH 44114-1306	4,995,093	(6)	5.8%
(1)According to a Schedule 13G filed with the SEC on February 8, 2024, the W.K. Kellogg Foundation Trust (the “Kellogg Trust”) shares voting and investment power with the W.K. Kellogg Foundation (the “Kellogg Foundation”) and the trustees of the Kellogg Trust with respect to 15,057,184 shares of our common stock. As reported therein, the trustees of the Kellogg Trust are Steve Cahillane, La June Montgomery Tabron, Richard M. Tsoumas and The Northern Trust Company. The Kellogg Foundation, a Michigan nonprofit corporation, is the sole beneficiary of the Kellogg Trust. Under the agreement governing the Kellogg Trust (the “Trust Agreement”), if a majority of the trustees of the Kellogg Trust cannot agree on how to vote the shares of our common stock, the Kellogg Foundation has the power to direct the voting of the shares of our common stock. In addition, the Kellogg Foundation has the power to approve successor trustees, and to remove trustees of the Kellogg Trust, subject to certain limitations. As such, the Kellogg Foundation may be deemed to beneficially owns the shares reported herein.
(2)According to a Schedule 13G/A filed with the SEC on February 13, 2024, Northern Trust Corporation has sole voting power for 61,722 shares, shared voting power for 14,013,012 shares (which includes, to the best of our knowledge, certain shares beneficially owned by the Kellogg Trust as reported above), sole investment power for 360,397 shares and shared investment power for 13,673,563 shares (which includes, to the best of our knowledge, certain shares beneficially owned by the Kellogg Trust as reported above). Northern Trust Corporation is the parent holding company for The Northern Trust Company.
(3)According to a Schedule 13G filed with the SEC on January 8, 2024, BlackRock, Inc. has sole voting power for 8,366,055 shares and sole investment power for 8,662,164 shares.
(4)According to a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power for 0 shares, shared voting power for 33,178 shares, sole investment power for 5,683,617 shares and shared investment power for 162,455. shares.
(5)According to a Schedule 13G filed with the SEC on February 9, 2024, Gordon Gund has sole voting power for 4,980,864 shares, shared voting power for 47,967 shares, sole investment power for 0 shares and shared investment power for 47,967 shares. The shares over which Gordon Gund has sole voting power are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.
(6)According to a Schedule 13G filed with the SEC on January 8, 2024, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (4) above, as well as other trusts, has sole voting power for 34,897 shares, shared voting power for 520 shares, sole investment power for 4,984,019 shares and shared investment power for 10,307 shares.

Security Ownership
Officer and Director Stock Ownership
The following table shows the number of shares of our common stock beneficially owned, including shares underlying restricted stock units that are scheduled to vest within 60 days, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers of WK Kellogg Co as a group as of February 29, 2024. None of the individuals named in the below table beneficially owned more than 1% of our outstanding shares of our common stock as of such date. All amounts are rounded to the nearest whole share and may cause totals not to sum. No shares beneficially owned by any of our Directors and executive officers have been pledged as collateral.

Name	Shares(1)	Deferred Stock Units(2)	Total Beneficial Ownership	Percentage of Shares Outstanding as of February 29, 2024
Non-NEO Directors
Wendy Arlin	9,860	—	9,860	*
R. David Banyard, Jr.	9,860	—	9,860	*
Michael Corbo	9,860	790	10,650	*
Zack Gund(3)	434,998	2,328	437,326	*
Ramón Murguía(4)	10,935	—	10,935	*
Julio Nemeth	9,872	—	9,872	*
Mindy Sherwood	9,860	1,580	11,440	*
Named Executive Officers
Gary Pilnick	112,624	—	112,624	*
David McKinstray	78,948	—	78,948	*
Douglas VanDeVelde	23,284	—	23,284	*
Bruce Brown	24,067	—	24,067	*
Sherry Brice	9,335	—	9,335	*
All Directors and executive officers as a group (14 persons)	751,057	4,698	755,755	0.9
* Less than 1%.
(1)Includes shares granted on an annual basis to our non-employee Directors under our deferred compensation program which are held for the benefit of the respective Director and/or his or her beneficiary in the Grantor Trust, which shares are subject to restrictions on voting and investment: Ms. Arlin, 9,860 shares; Mr. Banyard, 9,860 shares; Mr. Corbo, 9,860 shares; Mr. Gund, 9,860 shares; Mr. Murguía, 9,860 shares; Mr. Nemeth, 9,860 shares; Ms. Sherwood, 9,860 shares; and all Directors as a group, 79,976 shares.
(2)Represents the number of deferred stock units granted to the specified non-employee Directors in connection with their election to defer a portion of their respective cash compensation under our deferred compensation program for non-employee Directors as of February 29, 2024. For additional information about our deferred compensation program for non-employee Directors, refer to “2023 Director Compensation and Benefits — Elective Deferral.”
(3)Includes: (i) 914 shares held by a trust for the benefit of Mr. Gund and certain members of his family, of which Mr. Gund is one of several trustees; (ii) 2,300 shares held by a limited liability company that is owned by a trust for the benefit of certain members of Mr. Gund’s family, of which a family member of Mr. Gund’s is the trustee of the trust; and Mr. Gund is the manager of the limited liability company (iii) 404,750 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Gund and he serves as a manager of these partnerships. As a result of these relationships, Mr. Gund may have voting and dispositive power over all such shares. Mr. Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest; (iv) 10,956 shares shares held in the name of the Reporting Person under the Kellogg Company Deferred Compensation Plan for Non-Employee Directors as a result of the pro rata distribution by Kellogg Company of all outstanding shares of the Issuer's common stock to Kellogg Company's shareowners on October 2, 2023 (the "Distribution"); (v) 6,218 shares received by the reporting person as a result of the Distribution.
(4)Does not include shares beneficially owned by the Kellogg Foundation, as to which Mr. Murguía is a Trustee, hasve a current beneficial interest.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our Directors, executive officers, and greater-than-10% Shareowners to file certain ownership reports with the SEC. SEC regulations require us to identify anyone, to our knowledge, who filed a required report late during the most recent fiscal year. Based solely on our review of these reports and written certifications provided to us, we believe that the filing requirements applicable to our Directors and executive officers for our 2023 fiscal year were complied with.

About The Meeting
Information About this Proxy Statement
Why You Received this Proxy Statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the 2024 Annual Meeting of Shareowners of WK Kellogg to be held at 1:00 p.m. Eastern Time on Thursday, May 2, 2024, or any adjournments or postponements thereof. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. Beginning on or about March 21, 2024, we began to mail to our Shareowners of record as of the close of business on March 4, 2024, either a notice of Internet availability containing instructions on how to vote your shares and how to access this Proxy Statement and our 2023 Annual Report on Form 10-K online or request a paper or e-mail copy of these proxy materials), or a printed copy of these proxy materials, as required by the SEC. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; phone number: (844) 916-0610 or e-mail: shareholder@broadridge.com.
Notice of Internet Availability of Proxy Statement and 2023 Annual Report. As permitted by SEC rules, we are making this Proxy Statement and our 2023 Annual Report on Form 10-K available to our Shareowners electronically via the Internet. The notice of Internet availability contains instructions on how to vote your shares and how to access this Proxy Statement and our 2023 Annual Report on Form 10-K online (or request a paper or e-mail copy of these proxy materials), or a printed copy of these proxy materials, as requested by the SEC. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2023 Annual Report on Form 10-K. The notice also instructs you on how you may submit your proxy over the Internet or by telephone or by requesting and returning a paper proxy card or voting instruction card. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Summary Processing. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the Shareowner accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Shareowner prior to the mailing date of this Proxy Statement. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or proxy materials, as requested, to any Shareowner to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a Shareowner sharing an address with another Shareowner with the same last name and wish to receive only one copy of future notices or proxy materials for your household, please contact Broadridge at the above phone number or address.
Who Can Vote — Record Date
The record date for determining Shareowners entitled to vote at the Annual Meeting is March 4, 2024. Each of the approximately 85,817,581 shares of our common stock issued and outstanding on that date is entitled to one vote at the Annual Meeting.
A list of the names of Shareowners entitled to vote at the Annual Meeting will be available for at least ten days prior to the Annual Meeting. To arrange for a review of the list of Shareowners for any purpose relevant to the Annual Meeting, please contact Investor Relations at (269) 401-3000. The Shareowner list will also be made available during the virtual Annual Meeting for examination by Shareowners at www.virtualshareholdermeeting.com/KLG2024.

About The Meeting
How to Vote — Proxy Instructions
If you received a notice of Internet availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.
If your shares of our common stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the Shareowner of record. As the Shareowner of record, you have the right to vote at the meeting. If your shares of our common stock are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the Shareowner of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Whether you hold shares of our common stock directly as a registered Shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials from your broker, nominee or trustee.
The Annual Meeting will be virtual and will be held entirely online via a live webcast at the Annual Meeting website. There will not be an option to attend the meeting in person. To be admitted to the Annual Meeting website, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may submit appropriate questions during the Annual Meeting, and if your shares are registered directly in your name, vote your shares during the Annual Meeting by following the instructions available on the Annual Meeting website during the meeting.
By Telephone or Over the Internet — You may submit your proxy by following the instructions provided in the notice of Internet availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on May 1, 2024.
By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered directly in your name or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.
If you wish to vote by mail using the proxy card or voting instruction card you received, complete, sign, and date your proxy card and return it to the address indicated on the return envelope which needs to be received by May 1, 2024 (or such other date that may be provided on the proxy card or voting instruction form).
Whether you vote by telephone, over the Internet or by mail, you may specify: whether you vote "for," "against" or abstain from voting on: each of the nominees for Director (Proposal 1); the advisory resolution on executive compensation (Proposal 2); the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024 (Proposal 4); and the proposal to approve an amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan (Proposal 5). You may also specify whether future advisory votes on executive compensation should occur every one, two or three years or abstain from voting (Proposal 3).
When a properly executed proxy is received, the shares represented thereby, will be voted by the persons named as proxies in the proxy card according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under our Savings & Investment Plans and other applicable employee benefit plans.
If the proxy is properly executed and has not been revoked, and you do not specify how you want to vote your shares on your proxy card or voting instruction card, or when voting by telephone or over the Internet, the proxies will vote them in accordance with the specific recommendations of the Board, or “for” the election of each nominee for Director as set forth under Proposal 1 - Election of Directors, “for” each of Proposals 2, 4 and 5, and "One Year" for Proposal 3. If any other matter properly comes before the Annual Meeting, the shares will be voted at the discretion of the persons named in the respective proxy.

About The Meeting
Revocation of Proxies
If you are a registered Shareowner, you may revoke your proxy at any time before it is exercised in any of three ways:
•by submitting written notice of revocation to our Secretary;
•by submitting another proxy by telephone, over the Internet or by mail that is later dated and, if by mail, that is properly signed; or
•by voting at the virtual meeting.
If your shares are held beneficially in street name, you must contact your broker, nominee or trustee to revoke your proxy.
How to Participate in the Annual Meeting
The Annual Meeting will be accessible through the Internet. We are utilizing a virtual format for the Annual Meeting to make participation accessible for all Shareowners from any geographic location.
The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time on May 2, 2024. Online check-in will begin shortly before the meeting starts. If you have difficulty accessing the virtual meeting website, please call the numbers found at the top of the log-in page found at www.virtualshareholdermeeting.com/KLG2024 for technical assistance.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/KLG2024, you will need the 16-digit control number included on your proxy card, voting instruction form or notice. If you hold shares beneficially in street name through a bank, broker or other nominee, you will need to contact such bank, broker or other nominee if you require assistance with locating your 16-digit control number.
Whether or not you participate in the Annual Meeting, it is important that your shares be represented at the Annual Meeting. The methods by which you may vote your share are described above.
Quorum
A quorum of Shareowners is necessary to conduct business at the Annual Meeting. Under our Bylaws, a quorum will exist if shares representing a majority of the votes entitled to be cast by our Shareowners at the Annual Meeting are present virtually or represented by proxy at the scheduled time of the Annual Meeting. "Broker non-votes" and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A "broker non-vote" occurs when a Shareowner beneficially holding shares in street name fails to provide voting instructions to their bank, broker or other nominee, and the bank, broker or other nominee is unable to vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power for that particular item. Under current New York Stock Exchange rules, nominees will have discretionary voting power to ratify the appointment of PricewaterhouseCoopers LLP (Proposal 4), but will not be permitted to vote on the election of Directors (Proposal 1), the advisory resolution on executive compensation (Proposal 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), or the vote to approve an amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan (Proposal 5).

About The Meeting
Required Vote
Our Bylaws contain a majority voting standard for the election of Directors in an uncontested election, such as this election (Proposal 1). This means that, in order to be elected in an uncontested election, a Director nominee must receive a greater number of votes cast “for” such Director nominee than votes cast “against” such Director nominee (excluding abstentions which will have no effect on results). In addition, the Board has adopted a policy governing what will occur in the event that a Director nominee does not receive the required vote for that nominee’s election. No Director will be nominated for election or otherwise be eligible for service on the Board unless and until the candidate has delivered an irrevocable resignation to the N&G Committee that would be effective upon (i) the Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of his or her resignation. If any nominee for Director is unable or declines to serve, proxies will be voted for the balance of those nominees named and for the person designated by the Board to replace any nominee. However, the Board does not anticipate that this will occur. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”
The affirmative vote of Shareowners representing a majority of the shares present, virtually or represented by proxy, and entitled to vote on the respective proposal is necessary to approve the advisory resolution on executive compensation (Proposal 2), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2024 (Proposal 4), and to approve the amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan (Proposal 5). The option of one year, two years or three years that receives the highest number of votes cast by Shareowners entitled to vote thereon will be the frequency for future advisory votes on executive compensation (Proposal 3) that has been selected by Shareowners on an advisory basis.
Shares present but not voted because of abstention will have the effect of an "against" vote on Proposals 2, 4 and 5 and will have no effect on the outcome of Proposals 1 and 3. If you hold shares beneficially in street name and do not provide your bank, broker or other nominee with instructions on how to vote your shares, your bank, broker or other nominee will not be permitted to vote them on a discretionary basis for Proposals 1, 2, and 3 and 5 will will be considered "broker non-votes". Shares subject to a "broker non-vote" will not be considered entitled to vote at the Annual Meeting with respect to Proposals 1, 2, 3 and 5 and will therefore have no effect on the outcome of Proposals 1, 2, 3 and 5. If you hold "Street name" shares and do not provide your bank, broker or other nominee with specific instructions as to how to vote your shares, your bank, broker or other nominee will not be able to vote your shares on the election of Directors (Proposal 1), the advisory resolution on executive compensation (Proposal 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), or the vote to approve an amendment to the WK Kellogg Co 2023 Long-Term Incentive Plan (Proposal 5). We encourage you to provide instructions to your broker regarding the voting of your shares.
Other Business
We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named as proxies in the proxy card or voting instruction form intend to vote in accordance with their best judgment on that business and on any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted to them in the proxy.
Costs
We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy materials. We have also made arrangements with banks, brokers and other custodians, nominees, and fiduciaries for forwarding proxy materials to Shareowners beneficially holding shares of our common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail, other types of electronic transmission and and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $14,000, plus reasonable expenses. Proxies may also be solicited on our behalf by our Directors, officers or other employees by similar means, without compensation.

Miscellaneous
Shareowner Proposals or Director Nominees for the 2025 Annual Meeting
Shareowner proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement for the 2025 Annual Meeting of our Shareowners must be received at our principal executive offices at WK Kellogg Co, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 no later than the close of business on November 21, 2024. To be timely, notice of other Shareowner proposals or Shareowner nominations of Director candidates to be submitted from the floor at the 2025 Annual Meeting (but not included in our proxy statement) must be received by us not earlier than the close of business on January 2, 2025 and not later than the close of business February 1, 2025, and must meet certain other requirements specified in our Bylaws.
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2025 Annual Meeting
To be timely, a Shareowner's notice for nominations of Director candidates for inclusion in our proxy materials for the 2025 Annual Meeting of Shareowners must be delivered to the Secretary at our principal executive offices at WK Kellogg Co, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534 not earlier than January 2, 2025 and not later than February 1, 2025. Any such nomination must also meet the other requirements set forth in our Bylaws.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, Shareowners who intend to solicit proxies in support of Director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, which written notice must be postmarked or transmitted electronically to the Secretary at our principal executive offices at WK Kellogg Co, North Tower, One Kellogg Square, Battle Creek, Michigan 49017-3534, no later than March 3, 2025. However, if the date of the 2025 Annual Meeting of Shareowners is changed by more than 30 days from May 2, 2025, then written notice must be provided by the later of the 60th day prior to the date of the 2025 Annual Meeting of Shareowners and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareowners is first made by us.
Annual Report on Form 10-K; No Incorporation by Reference
Upon written request, we will provide any Shareowner, without charge, a copy of our 2023 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to WK Kellogg Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49017-3534 (phone: (800) 962-1413), the Investor Relations Department, WK Kellogg Co , P.O. Box 3599, Battle Creek, Michigan 49017-3534 (shareholder services phone: (800) 916-0610), or investor.relations@wkkellogg.com. Copies of any requested exhibit to our 2023 Annual Report on Form 10-K may be subject to a reasonable charge for copying and mailing.
Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions “Audit Committee Report,” and “Compensation and Talent Management Committee Report” shall not be incorporated by reference into any document filed with the SEC. The information provided on or accessible through our website is not incorporated by reference into and is not part of the Proxy Statement.

Appendix A: Non-GAAP Financial Measures
The non-GAAP financial measures in this Proxy Statement are supplemental measures of WK Kellogg Co performance. These non-GAAP financial measures that WK Kellogg Co provides to management and investors exclude certain items that the Company does not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, WK Kellogg Co believes the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding of WK Kellogg Co’s underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures.
Because non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.
Standalone adjusted net sales. WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of prior year (pre-Spin) intercompany sales arrangements with Kellanova that ceased upon the Spin Off. Management believes that this non-GAAP financial measure provides investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-Spin Off period that are helpful in assessing baseline comparable information.
Standalone adjusted EBITDA. WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the Spin Off from Kellanova and business and portfolio realignment costs. Additionally, the Company excludes the impact of prior year (pre-Spin) intercompany sales and royalty arrangements with Kellanova that ceased upon the Spin Off and for the impact of estimated incremental recurring costs to operate as a standalone company, net of estimated incremental depreciation. Management believes that this non-GAAP financial measure provides helpful information in understanding baseline historical information in the pre-Spin Off period and provides investors an additional basis to assess results over time.
Standalone adjusted EBITDA margin. Defined as standalone adjusted EBITDA divided by standalone adjusted net sales. Management believes that this non-GAAP measure provides helpful information in understanding baseline historical information in the pre-Spin Off periods.

Appendix A
WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Standalone Adjusted Net Sales

	Year Ended
(millions)	December 30, 2023	December 31, 2022
Reported Net Sales	$2,763	$2,695
Impact of prior intercompany sales agreements	(24)	(30)
Standalone adjusted net sales	$2,739	$2,665
% change - 2023 vs. 2022:
Reported net sales growth	2.5%
Impact of prior intercompany agreements	0.3%
Standalone adjusted net sales growth	2.8%
Volume (tonnage)	(9.8)%
Pricing/mix	12.6%
Note: Tables may not foot due to rounding.
WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Income (Loss) to Standalone Adjusted EBITDA

	Year Ended
(millions)	December 30, 2023	December 31, 2022
Reported net income (loss)	$110	$(25)
Interest expense	10	—
Income tax expense (benefit)	35	(1)
Depreciation and amortization expense	66	68
EBITDA	$221	$42
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	3	9
Other (income) expense	(63)	101
Separation costs	102	26
Business and portfolio realignment costs	4	6
Adjusted EBITDA	$267	$184
Historical intercompany sales and royalty agreements	8	9
Estimated standalone costs	(17)	(21)
Standalone adjusted EBITDA	$258	$172
Standalone adjusted EBITDA Margin	9.4%	6.5%
Note: Tables may not foot due to rounding.

Appendix A
Significant items impacting comparability

Mark-to-market on foreign exchange and commodity hedges

The Company recognizes mark-to-market adjustments for commodity contracts and certain foreign currency contracts as incurred. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the period they occur. The Company recorded a pre-tax mark-to-market loss of $3 million for the year-to-date period ended December 30, 2023. Additionally, the Company recorded a pre-tax mark-to-market loss of $9 million for the year-to-date period ended December 31, 2022.
Separation costs
The Company incurred pre-tax charges related to the Spin Off, primarily related to legal and consulting costs of $102 million for the year-to-date period ended December 30, 2023. Additionally, the Company recorded separation costs of $26 million for the year-to-date period ended December 31, 2022.
Business and portfolio realignment
The Company incurred one-time costs related primarily to a reconfiguration of our supply chain network designed to drive increased productivity. As a result, the Company incurred pre-tax charges, primarily related to reorganizations of $4 million for the year-to-date period ended December 30, 2023, Additionally, the Company recorded costs of $6 million for the year-to-date period ended December 31, 2022.
Other income (expense)
The Company excludes the impact of all non-operating items from their Adjusted EBITDA calculation, which primarily includes pension related income or expense and financing fees. As a result, other income of $63 million was excluded for the year-to-date period ended December 30, 2023. Additionally, other losses excluded were $101 million for the year-to-date period ended December 31, 2022.
Included within the aforementioned totals was a mark-to-market gain for pension plans of $33 million for the year ended December 31, 2022, and a pre-tax mark-to-market loss for pension plans of $182 million for the year ended January 1, 2022.
Historical intercompany sales and royalty agreements
The Company recognizes certain pre-existing intercompany royalty and sales arrangements with Kellanova that ceased to exist upon spin. The respective net sales impacts of these agreements was $24 million for the year-to-date period ended December 30, 2023. The respective cost of goods sold impacts of these agreements was $8 million for the year-to-date period ended December 30, 2023.
The respective net sales impacts of these agreements were $30 million for the year-to-date period ended December 31, 2022. The respective cost of goods sold impacts of these agreements were $9 million for the year-to-date period ended December 31, 2022.
Estimated standalone costs
The Company estimated expense of incremental and recurring costs required to operate as a separate public company, shown net of estimated related incremental depreciation costs. Estimated standalone costs for year-to-date period ended December 30, 2023 was $17 million. Estimated standalone costs for the year-to-date period ended December 31, 2022 was $21 million.

Appendix B: Amended and Restated 2023 Long-Term Incentive Plan

AMENDED AND RESTATED WK KELLOGG CO 2023 LONG-TERM INCENTIVE PLAN

1.PURPOSE. The purpose of this Amended and Restated WK Kellogg Co 2023 Long-Term Incentive Plan is to further and promote the interests of the Company, its Subsidiaries and its shareowners by enabling the Company and its Subsidiaries to attract, retain and motivate employees, officers, Non-Employee Directors and other service providers or those who will become employees, officers, Non-Employee Directors or other service providers of the Company and its Subsidiaries and to align the interests of those individuals and the Company’s shareowners. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such individuals with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

2.DEFINITIONS. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:
2.1    “10% Shareowner” means any person who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code.
2.2    “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.
2.3    “Award Agreement” means the written agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the Plan in connection with the granting of an Award.
2.4     “Base Value” has the meaning set forth in Section 7.2.
2.5    “Board” means the Board of Directors of the Company, as constituted from time to time.
2.6    “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (i) in the case where there is no employment agreement, change of control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (a) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company or any entity controlled by, controlling or under common control with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties; (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any entity controlled by, controlling or under common control with the Company; (c) the conviction of an act that constitutes a felony (other than a traffic-related offense) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States; (d) any material breach of the Company’s Code of Conduct by the Participant; or (e) the willful failure of the Participant to cooperate with any governmental investigations or activities relating to the Company; provided, however, that no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any entity controlled by, controlling or

Appendix B
under common control with the Company; provided, further, that any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company or any entity controlled by, controlling or under common control with the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company or any entity controlled by, controlling or under common control with the Company; or (ii) in the case where there is an employment agreement, change of control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement.
2.7    “Change of Control” has the meaning set forth in Section 14.3.
2.8    “Change of Control Price” has the meaning set forth in Section 14.2
2.9    “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.
2.10    “Committee” means the committee of the Board designated to administer the Plan.
2.11    “Common Stock” means the Common Stock, par value $0.0001 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.
2.12    “Company” means WK Kellogg Co, a Delaware corporation, or any successor corporation to WK Kellogg Co.
2.13    “Director” means a director of the Company.
2.14    “Disability” means disability as defined in the Participant’s then effective employment agreement, or if the Participant is not then a party to an effective employment agreement (or similar agreement) with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.14, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options “Disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code, and for purposes of any Award that is subject to Section 409A of the Code, “Disability” shall mean that a Participant is “disabled” under Section 409A(a)(2)(c)(i) or (ii) of the Code.
2.15    “Effective Date” has the meaning set forth in Section 16.11.
2.16    “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.
2.17    “Exercise Value” has the meaning set forth in Section 7.2.
2.18    “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations thereunder, as of any date: (a) the officially quoted closing price in the primary trading session for a share of the Common Stock on the New York Stock Exchange-Composite Transactions Tape or on any other stock exchange, if any, on which the Common Stock is primarily traded (or if no shares of the Common Stock were traded on such date, then on the most recent previous date on which any shares of the Common Stock were so traded), or (b) if clause (a) is not applicable, the value of a share of the Common Stock for such date as established by the Committee, using any reasonable method of valuation consistent with the requirements of Section 409A of the Code.
2.19    “Full-Value Award” means any Restricted Share, Restricted Share Unit, Performance Share Unit, Performance Share, Performance Unit and Other Stock-Based Award based on the full value of shares of Common Stock under this Plan.

Appendix B
2.20    “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.
2.21    “Incumbent Board” has the meaning set forth in Section 14.3.
2.22    “Minimum Vesting Period” means the one-year period following the date of grant of an Award.
2.23    “Net Exercise” means a Participant’s ability to exercise a Stock Option by directing the Company to deduct from the shares of Common Stock issuable upon exercise of his or her Stock Option a number of shares of Common Stock having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Common Stock after such deductions.
2.24    “Non-Employee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.25    “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not an Incentive Stock Option.
2.26    “Other Cash-Based Award” means an Award granted pursuant to Section 9.7 and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.27    “Other Stock-Based Award” means an Award granted pursuant to the provisions of Section 9.8.
2.28    “Outstanding Company Common Stock” has the meaning set forth in Section 14.3.
2.29    “Outstanding Company Voting Securities” has the meaning set forth in Section 14.3.
2.30    “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.
2.31    “Performance Share Unit” or “Performance Share” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement.
2.32    “Performance Unit” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement.
2.33    “Person” has the meaning set forth in Section 14.3.
2.34    “Plan” means this Amended and Restated WK Kellogg Co 2023 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).
2.35    “Restricted Shares” means an Award of restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.
2.36    “Restricted Share Units” means an Award granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.
2.37    “Restriction Period” has the meaning set forth in Section 8.3.
2.38    “Section 16 Officer” means an “officer” as such term is defined in Rule 16a-1(f) of the Exchange Act.
2.39    “Service Provider” means a consultant or advisor within the meaning of Form S-8 promulgated under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
2.40    “Specified Converted Award” means equity or equity-based awards originally granted under the long-term incentive plans of Kellogg Company that were converted into Awards with respect to shares of Common Stock pursuant to the Employee Matters Agreement, by and between Kellogg Company and the Company, entered into in connection with the separation of the Company’s business from Kellogg Company, as may be amended from time to time.

Appendix B
2.41    “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.
2.42    “Stock Option” means a Non-Qualified Stock Option or an Incentive Stock Option.
2.43    “Subsidiary(ies)” means any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options, “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.44    “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company (a) in connection with the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines or (b) pursuant to any Specified Converted Award.

3.ADMINISTRATION.
3.1    The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more Non-Employee Directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and (ii) an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange or such other applicable stock exchange rule, to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. To the extent no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 303A of the Listed Company Manual, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
3.2    Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, (d) determining the vesting, exercisability transferability and payment of Awards, including the authority to accelerate the vesting of Awards and (e) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. Subject to applicable law, the Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. Subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor statute), the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not Section 16 Officers, but no officer of the Company shall have the authority to grant Awards to himself or herself. Any such delegation shall be made by resolution of the Committee and such resolution shall set forth the total number of shares of Common Stock that may be subject to Awards granted pursuant to such delegation. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements in such form as is approved by the Committee.
3.3    Liability Limitation. Neither the Board, the Committee, nor any member of either, nor any of their designees, shall be liable for any act, omission, interpretation, construction or determination made

Appendix B
in good faith in connection with the Plan (or any Award or Award Agreement) or any transaction hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.
4.TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.
4.1    Limitations for Incentive Stock Options. Incentive Stock Options may not be granted following October 2, 2033, which is the ten-year anniversary of the Board’s adoption of the Plan. The maximum number of shares of Common Stock that may be issued pursuant to the grant of Incentive Stock Options under the Plan shall be 10,142,000 shares (as may be adjusted pursuant to Section 13.2).
4.2    Limitations for Common Stock.
i.The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in this Section 4.2 and Section 13.2 of the Plan, shall not exceed 10,142,000 shares of Common Stock.
ii.Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated.
iii.In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan.
4.3    Computation of Available Shares.
i.For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, the shares of Common Stock underlying any Awards under the Plan that expire or lapse or are forfeited, surrendered, cancelled, settled in cash in lieu of Common Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Plan. Further, the maximum number of shares of Common Stock issued upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan and the number of shares of Common Stock issued under grants of Restricted Shares, Restricted Share Units and Performance Share Units pursuant to Sections 8 and 9 of the Plan, in each case determined as of the date on which such Awards are issued, shall be counted against the limitations set forth in Section 4.2 of the Plan (subject to the remainder of this Section and Section 13.2 of the Plan); provided, however, that Substitute Awards shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan, except that shares of Common Stock acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.
ii.Notwithstanding anything to the contrary in this Section 4.3, the following shares of Common Stock will not again become available for issuance under the Plan: (I) any shares which would have been issued upon any exercise of a Stock Option but for the fact that the exercise price was paid by a Net Exercise pursuant to Section 6.5 or any shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant in payment of the exercise price of a Stock Option; (II) any shares withheld by the Company or shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to a Stock Option, Stock Appreciation Right or Full-Value Award; (III) shares covered by a Stock Appreciation Right issued under the Plan that are not

Appendix B
issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise; or (IV) shares that are repurchased by the Company using Stock Option exercise proceeds.
4.4    Limit on Director Awards. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all equity-based and cash compensation, granted or paid during any calendar year to any Non-Employee Director under this Plan or any other arrangement with the Company for service in such capacity shall not exceed $800,000.
4.5    Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for consideration that is less than as permitted under applicable law.
4.6    Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 4.6 shall limit the Committee’s authority to accelerate the vesting of Awards in connection with death, Disability or a Change of Control; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Common Stock authorized for issuance under the Plan may be utilized for Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period if such Awards are granted as Substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period.

5.ELIGIBILITY.
5.1    General. Individuals eligible for Awards under the Plan shall consist of employees, officers, Non-Employee Directors or Service Providers, or those who will become employees, officers, Non-Employee Directors or Service Providers of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

6.STOCK OPTIONS.
6.1    Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
6.2    Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve; provided, however, that Incentive Stock Options may only be granted to employees of the Company and/or its Subsidiaries. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Additional provisions shall apply to Incentive Stock Options granted to any 10% Shareowner.
6.3    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Option; provided, further, however, that, in the case of a 10% Shareowner, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the grant date.

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6.4    Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareowner receiving an Incentive Stock Option) after the date the Stock Option is granted.
6.5    Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price. The methods of payment permitted by this Plan for payment in full of the aggregate exercise price of a Stock Option are as follows: (i) by cash, certified check, bank draft, electronic transfer, or money order payable to the order of the Company, (ii) if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of Common Stock already owned by the Participant, (iii) pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit the use of a Net Exercise solely with respect to the portion of such payment required to be made with respect to tax withholding, or (iv) if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. The shares issued to an optionee for the portion of any Stock Option exercised by attesting to the ownership of shares shall not exceed the number of shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of shares for which attestation of ownership is submitted. The value of owned shares submitted (directly or by attestation) in full or partial payment for the shares purchased upon exercise of a Stock Option shall be equal to the aggregate Fair Market Value of such owned shares on the date of the exercise of such Stock Option.
6.6    Exercisability. Any Stock Option granted under the Plan shall become exercisable on such date or dates, or based on the attainment of such performance goals, as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option, and as set forth in the applicable Award Agreement.
6.7    Termination of Employment or Service. Except as otherwise set forth in this Plan (including in Section 6.6 hereof), the terms relating to the treatment of an outstanding Stock Option in the event of the Participant’s termination of employment or service with the Company or any of its Subsidiaries shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.
6.8    Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.
6.9    No Reload Provision. Stock Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Stock Options in connection with any exercise of the original Stock Option.
6.10    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary, or any parent exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. In addition, if a Participant does not remain employed by the Company, any Subsidiary, or any parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareowners of the Company.

Appendix B
7.STOCK APPRECIATION RIGHTS.
7.1    Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
7.2    Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock, as shall be determined by the Committee, entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise (the “Exercise Value”) over the Fair Market Value of a share of Common Stock on the grant date of the Stock Appreciation Right (the “Base Value”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised. In the case of a Stock Appreciation Right related to a Stock Option described in Section 6.8, the Base Value shall be the purchase price of a share of Common Stock under the Stock Option, provided, however, such amount may not be less than the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is awarded. The Base Value of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Appreciation Right.
7.3    Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.
7.4    Term. The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Appreciation Right shall not exceed ten (10) years after the date immediately preceding the date on which the Stock Appreciation Right is granted.
7.5    Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at such time or times and/or based on the achievement of such performance goals as determined by the Committee in its sole discretion. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.
7.6    Termination of Employment or Service. Except as otherwise set forth in this Plan, the terms relating to the treatment of an outstanding Stock Appreciation Right in the event of the Participant’s termination of employment or service with the Company or any of its Subsidiaries shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.
7.7    Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made to the Participant in respect thereof in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.
7.8    Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

Appendix B
8.RESTRICTED SHARES AND RESTRICTED SHARE UNITS.
8.1    Restricted Share and Restricted Share Unit Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service with the Company or any of its Subsidiaries for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). A grant of Restricted Share Units is a notional Award of shares of Common Stock which entitle the Participant to a number of unrestricted shares of Common Stock equal to (or a cash amount equal in value to such number of unrestricted shares of Common Stock) the number of Restricted Share Units upon the lapse of similar restrictions, terms and conditions.
8.2    Terms and Conditions. Grants of Restricted Shares and Restricted Share Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares and Restricted Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and Restricted Share Units to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share or Restricted Share Units grant made to any Participant. Restricted Shares issued hereunder may be evidenced in such manner, as the Committee, in its sole and absolute discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Restricted Shares, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.
Any such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied. With respect to each Participant receiving an Award of Restricted Share Units that is settled in shares of Common Stock, the underlying shares of Common Stock delivered upon the lapse of the restrictions associated with such Restricted Share Units may be evidenced in such manner, as the Committee, in its sole and absolute discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.
8.3    Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and Restricted Share Units shall only become unrestricted and vested in accordance with the vesting schedule relating to such Restricted Shares and Restricted Share Units, if any, as the Committee may establish in the relevant Award Agreement, which may be based on the lapse of a specified time period or periods or on the attainment of specified performance goals (the “Restriction Period”). During the Restriction Period, such Restricted Shares and the underlying shares of Common Stock with respect to the Restricted Share Units shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.5 of the Plan. Restricted Share Units may be paid in cash, shares of Common Stock or any combination thereof, as determined by the Committee. To the extent that any Restricted Share Award or Restricted Share Unit Award is intended to be a Performance Share or Performance Share Unit, such Award shall be subject to Article 9 (to the extent applicable).
8.4    Termination of Employment or Service. Except as otherwise set forth in this Plan, the terms relating to the treatment of an outstanding Restricted Share and/or Restricted Share Unit in the event of the Participant’s termination of employment or service with the Company or any of its Subsidiaries shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

Appendix B
8.5    Payment of Restricted Share and Restricted Share Unit Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new or additional certificate for the number of shares of Common Stock which are no longer subject (or deemed subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant, if applicable. Restricted Share Units may be paid or settled in cash or in shares of Common Stock, or in combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.
8.6    Shareowner Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares (but not underlying a grant of Restricted Share Units), all of the rights of a shareowner of such shares (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). A Participant who holds Restricted Share Units shall only have those rights specifically provided for in the Award Agreement; provided, however, that in no event shall the Participant have voting rights with respect to such Award.

9.PERFORMANCE UNITS AND PERFORMANCE SHARE UNITS; OTHER CASH-BASED AWARDS; OTHER STOCK-BASED AWARDS.
9.1    Terms and Conditions. Performance Units and Performance Share Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
9.2    Performance Unit and Performance Share Unit Grants. A grant of Performance Units is a notional Award of units (with each unit representing such monetary amount or value as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A grant of Performance Share Units is an Award of actual or notional shares of Common Stock which entitle the Participant to a number of shares of Common Stock equal to the number of Performance Share Units upon achievement of specified performance goals and such other terms and conditions as the Committee deems appropriate.
9.3    Grants. Performance Units and Performance Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units and Performance Share Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units and Performance Share Units granted to any Participant.
9.4    Performance Goals and Performance Periods. Participants receiving a grant of Performance Units and Performance Share Units shall be entitled to payment in respect of such Awards if the Company and/or the Participant achieves specified performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established in writing by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units and Performance Share Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as: total shareowner return; net earnings growth; sales or revenue growth; cash flow; net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; economic value added; working capital; and strategic plan development and implementation; or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall

Appendix B
be defined as to their respective components and meaning by the Committee (in its sole discretion) and may be based on the attainment of specified levels of Company (or Subsidiary, division, or other operational or administrative department of the Company) performance relative to the performance of other corporations or based on individual participant Performance Goals.
9.5    Payment of Units. With respect to each Performance Unit and Performance Share Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit and Performance Share Unit times the number of such units so earned. Payment in settlement of earned Performance Units shall be made in cash as soon as practicable in the calendar year following the conclusion of the respective Performance Period. Payment in settlement of earned Performance Share Units shall be made in unrestricted Common Stock or in Restricted Shares, or any combination thereof, as the Committee in its sole discretion shall determine and provide in the relevant Award Agreement, and in any case as soon as practicable in the calendar year following the conclusion of the respective Performance Period.
9.6    Termination of Employment or Service. Unless otherwise determined by the Committee, if the Participant ceases to be an employee, Non-Employee Director or Service Provider before the end of any Performance Period due to the Participant’s death or Disability, such Participant (or the Participant’s legal representative or designated beneficiary) shall receive all of the amount which would have been paid to the Participant had the Participant continued as an employee, Non-Employee Director or Service Provider to the end of the Performance Period, payable at the same time as it would otherwise would have been paid in the absence of any such termination. Unless otherwise determined by the Committee, if a Participant ceases to be an employee, Non-Employee Director or Service Provider, in each case, of the Company or any of its Subsidiaries, for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.
9.7    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion, subject to the limitations of the Plan. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
9.8    Other Stock-Based Awards. The Committee may from time to time grant Other Stock-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Stock-Based Awards may be granted subject to the satisfaction of conditions or may be awarded purely as a bonus and not subject to restrictions or conditions. The grant of an Other Stock-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

10.TAX REIMBURSEMENTS. The Committee may provide in the relevant Award Agreement for a tax reimbursement payment to be made by the Company in cash in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or payment of any Award made under the Plan.

11.DIVIDEND AND DIVIDEND EQUIVALENTS. As specified in the relevant Award Agreement, the Committee may provide that Awards (other than Stock Options and Stock Appreciation Rights) denominated in shares earn dividends or dividend equivalents; provided that dividends or dividend equivalents shall only be paid or accrued on Awards to the extent that such Awards are actually vested or earned.

Appendix B
12.NON-TRANSFERABILITY OF AWARDS. Except as provided below, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Except as provided below, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may from time-to-time permit Awards to be transferable to “family members” (within the meaning of the General Instructions to Form S-8) subject to such terms and conditions as the Committee may impose and applicable law; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8). Any transfer contrary to this Section 12 will nullify the Award.

13.CHANGES IN CAPITALIZATION AND OTHER MATTERS.
13.1    No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareowners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareowners or agents of the Company or any Subsidiary, as a result of any such action.
13.2    Recapitalization Adjustments. In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, Change of Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum share limitation set forth in Section 4.4, (iii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the exercise price with respect to any Stock Option or the Base Value with respect to any Stock Appreciation Right.

14.CHANGE OF CONTROL PROVISIONS.
14.1    Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise determined by the Committee prior to a Change of Control, including in any applicable Award Agreement, in the event of a Change of Control, outstanding Awards under the Plan shall be subject to the applicable treatment described in this Section 14.
14.1.1    Assumption of Outstanding Awards. In the event that outstanding Awards under the Plan are assumed, continued or substituted by the successor to the Company in connection with such Change of Control, such Awards shall be subject to the adjustment provisions of Section 13 and shall otherwise continue in effect with all of the terms and conditions of the Plan and the applicable Award Agreement. In the event that a Participant holding any such assumed, continued or substituted Awards experiences an involuntary termination of employment or service with the Company or its successor by the Company or its successor (as provided in an applicable Award Agreement or otherwise determined by the Committee or Board in its sole discretion), in either case,

Appendix B
within two (2) years following such Change of Control, such Participant’s outstanding Awards shall become fully vested, exercisable and payable (as applicable) as of the date of such termination; provided, however, that to the extent any Award constitutes nonqualified deferred compensation, such Award shall not be payable until the date such Award would have been payable in the absence of this Section 14.1.1 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Award.
14.1.2    No Assumption of Outstanding Awards. In the event that outstanding Awards under the Plan are not assumed, continued or substituted by the successor to the Company in connection with such Change of Control, such Awards shall be subject to the following treatment:
i.Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;
ii.    The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and become fully vested and transferable;
iii.    All Performance Units and Other Cash-Based Awards shall be considered to be earned and payable in full (with all applicable Performance Goals deemed achieved at the greater of (A) the applicable target level and (B) the level of achievement of the Performance Goals for the Award as determined by the Committee no later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and any deferral or other restrictions shall lapse, and such Performance Units and Other Cash-Based Awards shall be settled in cash (with the value being determined by the Committee, in its sole discretion), and all Restricted Share Units and Performance Share Units shall become fully vested and payable, in each case, as promptly as is practicable on or following a Change of Control; provided, however, that in the event that a Change of Control does not constitute a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of the Company, in each case within the meaning of Section 409A(a)(2)(A)(v) of the Code, Performance Units, Other Cash-Based Awards, Restricted Share Units and Performance Share Units shall not be payable until the date such Other Cash-Based Awards, Performance Units, Restricted Share Units and Performance Share Units would have been payable in the absence of this Section 14.1.2 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Other Cash-Based Awards, Performance Units, Restricted Share Units and Performance Share Units; and
iv. The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
14.2    Change of Control Cash Out. Notwithstanding anything to the contrary in the Plan, if any Change of Control occurs, or with respect to Awards that are considered deferred compensation under Section 409A of the Code, in the event of a Change of Control that is also a “Change of Control Event” described in Section 409A(2)(A)(v) or otherwise under Section 409A of the Code, the Committee shall have the right, but not the obligation, to cancel each or any Participant’s Awards and to pay to each such affected Participant in connection with the cancellation of such Participant’s Awards, an amount equal to, in the case of Stock Options and/or Stock Appreciation Rights, the excess (if any) of a Change of Control Price (as defined below), as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price or Base Price (as applicable) of such unexercised Stock Options and/or Stock Appreciation Rights, and, in the case of any other Awards, the Change of Control Price, and make additional adjustments and/or settlements of other outstanding Awards as it determines to be fair and equitable to affected Participants. However, if the exercise price or Base Price (as applicable) per share of Common Stock under any outstanding Stock Option or Stock Appreciation Right is equal to or greater than the Change of Control Price, the Board may cancel such Award without the payment of any consideration. The treatment of the Awards under the Plan in connection with this Section 14.2 need not be uniform among Participants.

Appendix B
Upon receipt by any affected Participant of any such Substitute Award (or payment) as a result of any such Change of Control, such Participant’s affected Awards for which such Substitute Awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.
For purposes of the Plan, “Change of Control Price” means the highest price per share of Common Stock paid in any transaction related to a Change of Control of the Company. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A of the Code and/or other applicable law.
14.3    Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean the consummation of any of the following events:
i.An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any increase in beneficial ownership of a Person as a result of any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust or other fiduciary) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 14.3; or
ii.     A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
iii.    Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity; in each case, unless immediately following such transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such

Appendix B
corporation resulting from such transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or
iv.    The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change of Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
15.AMENDMENT, SUSPENSION, AND TERMINATION.
15.1    In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) subject to Section 16.6, materially adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto, or (c) except as contemplated by Section 13, increase the number of shares available for Awards pursuant to Section 4.2 without shareowner approval. In addition, the Company will obtain shareowner approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange upon which the Common Stock is then listed that purport to (i) materially modify the requirements as to eligibility for participation in the Plan, or (ii) extend the termination date of the Plan.
15.2    No Repricing. Except as contemplated by Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or the Base Value of outstanding Stock Appreciation Rights or to cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price or Base Price that is less than the exercise price or Base Price of the original Stock Options or Stock Appreciation Rights without shareowner approval.
15.3    Award Agreement Modifications. Subject to Section 15.1, the Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Other Stock-Based Awards, Performance Units, Performance Share Units, Restricted Share Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Other Stock-Based Awards, Performance Units, Performance Share Units, Restricted Share Units and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants or Restricted Share Units shall become vested, or (c) the performance period or goals in respect of any Other Cash-Based Awards, Performance Share Units or Performance Units. Subject to Section 16.6, no such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant. Notwithstanding the

Appendix B
foregoing, without the consent of affected Participants, Awards may be amended or revised when necessary to avoid the imposition of additional tax under Section 409A of the Code.

16.MISCELLANEOUS.
16.1    Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, up to the maximum statutorily required domestic or foreign federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such shares of Common Stock shall be valued based on the Fair Market Value of such shares as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.
16.2    No Right to Employment or Service. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee, Non-Employee Director or Service Provider of the Company or any Subsidiary any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee or service of any Non-Employee Director or Service Provider at any time for any reason.
16.3    Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.
16.4    Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.
16.5    Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.
16.6    Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations,

Appendix B
certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable laws. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to Section 16 Officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. In addition, the Company or Committee may, at the time of grant or thereafter, impose additional or different conditions or take other actions with respect to Awards made to Participants in countries outside of the United States of America, to the extent required or made advisable by applicable laws and regulations.
16.7    Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall then agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan. An Award Agreement may provide that, notwithstanding any other provision in this Plan to the contrary, if the Participant breaches provisions in the Award Agreement during or after the Participant’s employment, then the Participant will forfeit and/or repay all Awards (whether unvested or vested) and profits realized in connection therewith.
16.8    Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change, or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.
16.9    Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment or service with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment or service as a result of such transfers.
16.10    Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
16.11    Titles and Headings. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

Appendix B
16.12    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.
16.13    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
16.14    Effective Date. The Plan shall be effective as of February 8, 2024.
16.15    Section 409A of the Code. The Plan is intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. Any provision of the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.
16.16 Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, including pursuant to any applicable Award Agreement, including, without limitation, any Company recoupment policy adopted pursuant to the listing standards of the New York Stock Exchange, Section 10D of the Exchange Act and Rule 10D-1 under the Exchange Act, and any applicable rules and regulations promulgated thereunder from time to time.

WK Kellogg Co, Battle Creek, Michigan 49017-3534

WK Kellogg Co

WK KELLOGG CO
ONE KELLOGG SQUARE
BATTLE CREEK, MI 49017-3534

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time May 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KLG2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time May 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38617-P07038-Z87068

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WK KELLOGG CO

The Board of Directors recommends you vote FOR each of the following nominees for director in Proposal 1:

1. Election of Directors (term expiring 2026)

Nominees:	**For**	**Against**	**Abstain**
1a. Zack Gund	☐	☐	☐
1b. Gary Pilnick	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:	**For**	**Against**	**Abstain**
2. A non-binding advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. A non-binding advisory vote on the frequency of future vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:	**For**	**Against**	**Abstain**
4. Ratification of the appointment of PriceWaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5:	**For**	**Against**	**Abstain**
5. Approval of an amendment to the Company's 2023 Long-Term Incentive Plan.	☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

WK KELLOGG CO

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING OF SHAREOWNERS

You are cordially invited to attend the 2024 Annual Meeting of Shareowners of WK Kellogg Co to be held on Thursday, May 2, 2024 at 1:00 p.m. (Eastern Time). This year's Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/KLG2024 (the "Annual Meeting Website"). There will not be an option to attend the meeting in person.

Attendance at the Annual Meeting will be limited to Shareowners only. You are entitled to participate in the Annual Meeting if you were a Shareowner as of the close of business on March 4, 2024, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at the Annual Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote the shares by following the instructions available on the Annual Meeting Website during the meeting. If you have general inquiries about the Annual Meeting, please contact WK Kellogg Investor Relations at investorrelations@wkkellogg.com or by the shareholder services toll free phone number (844) 916-0610 for calls made from within the United States.

V38618-P07038-Z87068

WK KELLOGG CO

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREOWNERS, May 2, 2024

The undersigned appoints Gary H. Pilnick and Zack Gund, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the 2024 Annual Meeting of Shareowners of WK Kellogg Co to be held on May 2, 2024 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of WK Kellogg Co as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of the 2024 Annual Meeting of Shareowners and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director in proposal 1, "FOR" proposals 2, 4 and 5, and "1 YEAR" for proposal 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT — This Proxy is continued and must be signed and dated on the reverse side.